UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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ALCOA CORPORATION

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Alcoa

A STRONGER FOUNDATION

Notice of 2019 Annual Meeting of Stockholders and Proxy Statement

Alcoa

March 19, 2019

Dear Alcoa Stockholders:

We are pleased to invite you to attend the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Alcoa Corporation (“Alcoa,” or the “Company”) to be held on Wednesday, May 8, 2019, at 10:00 a.m., Eastern Daylight Time (EDT), at the Fairmont Pittsburgh, Grand Ballroom, 510 Market Street, Pittsburgh, Pennsylvania 15222.

At the Annual Meeting, stockholders will vote on the matters set forth in the 2019 Proxy Statement and the accompanying notice of the Annual Meeting. The 2019 Proxy Statement (the “Proxy Statement”) describes our governance structure, which features numerous governance best practices, and our executive compensation program, which “pays for performance.” We believe that both our governance structure and compensation program reinforce our alignment with stockholder interests. Highlights of the detailed information included in this Proxy Statement can be found in the “Proxy Statement Summary” starting on page 4.

Alcoa’s strategic priorities to reduce complexity in all aspects of our business, drive returns, and strengthen our balance sheet, form the bedrock of our commitment to our stockholders to work towards continuous improvement of Company performance with accountability and transparency, through all market cycles. These strategic priorities are guided by our three corporate values—Act with Integrity, Operate with Excellence, Care for People—and together, provide a strong foundation for our actions.

Your vote is important to us. Whether or not you will attend the meeting, we hope that your shares are represented and voted. In advance of the meeting on May 8, please cast your vote through the Internet, by telephone, or by mail. Instructions on how to vote are found in the section entitled “Proxy Statement Summary—How to Cast Your Vote”.

Thank you for being a stockholder of Alcoa.

Sincerely,

Michael G. Morris Chairman	Roy C. Harvey President, Chief Executive Officer and Director

i

Notice of 2019 Annual Meeting of Stockholders

Wednesday, May 8, 2019 10:00 a.m. Eastern Daylight Time	Fairmont Pittsburgh Grand Ballroom 510 Market Street Pittsburgh, Pennsylvania 15222

The Annual Meeting of Stockholders of Alcoa Corporation will be held at the date, time, and location set forth above. Stockholders of record of Alcoa common stock at the close of business on March 12, 2019 are entitled to vote at the meeting.

The agenda for the Annual Meeting is:

1.	to elect the 12 directors identified in the accompanying Proxy Statement to serve one-year terms expiring at the 2020 annual meeting of stockholders;
2.	to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for 2019;
3.	advisory vote to approve 2018 named executive officer compensation;
4.	to vote on the stockholder proposal to amend stockholder ability to act by written consent, if properly presented at the meeting; and
5.	to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only holders of Alcoa common stock or their authorized representatives by proxy may attend the Annual Meeting. You will need an admission ticket if you plan to attend the Annual Meeting. Please see the questions and answers section of the Proxy Statement for instructions on how to obtain an admission ticket. All attendees will need to present valid photo identification for admission to the meeting.

For information about Alcoa, please visit our website at www.alcoa.com.

On behalf of Alcoa’s Board of Directors,

Jeffrey D. Heeter

Executive Vice President, General Counsel and Secretary

March 19, 2019

1

201 Isabella Street, Suite 500

Pittsburgh, Pennsylvania 15212

Proxy Statement

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE ANNUAL MEETING OF  STOCKHOLDERS

TO BE HELD ON MAY 8, 2019

The Company’s Notice of 2019 Annual Meeting of Stockholders, Proxy Statement and 2018 Annual Report are available online at www.ReadMaterial.com/AA.

The Board of Directors (the “Board”) of Alcoa is providing this Proxy Statement in connection with Alcoa’s 2019 Annual Meeting of Stockholders to be held on Wednesday, May 8, 2019, at 10:00 a.m. (EDT), at the Fairmont Pittsburgh, Grand Ballroom, 510 Market Street, Pittsburgh, Pennsylvania 15222, and any adjournment or postponement thereof.

Proxy materials or a Notice of Internet Availability of Proxy Materials (the “Notice”) are being first released or mailed to stockholders on March 19, 2019. In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), the Company may furnish proxy materials by providing Internet access to those documents, instead of mailing a printed copy of the Company’s proxy materials to each stockholder of record. The Notice contains instructions on how to access our proxy materials and vote online, or alternatively, request a paper copy of the proxy materials and a proxy card.

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2019 PROXY STATEMENT

Proxy Statement (continued)

Cautionary Statement regarding Forward-Looking Statements

This Proxy Statement contains statements that relate to future events and expectations and, as such, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements by Alcoa that reflect expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements. These statements reflect beliefs and assumptions that are based on Alcoa’s perception of historical trends, current conditions, and expected future developments, as well as other factors that management believes are appropriate in the circumstances. Forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and changes in circumstances that are difficult to predict. Although Alcoa believes that expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. For a discussion of some of the specific factors that may cause Alcoa’s actual results to differ materially from those projected in any forward-looking statements, see risk factors described in our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the “2018 Annual Report”), filed with the SEC on February 26, 2019, in Part I, Item 1A, “Risk Factors.” Actual results could differ materially from those anticipated in the forward-looking statements. The risks and uncertainties described in our 2018 Annual Report are not exclusive and further information concerning our Company and our businesses, including factors that potentially could materially affect our operating results or financial condition, may emerge from time to time. Alcoa disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law. Market projections are subject to the risks described above and other risks in the market.

Incorporation by Reference

Neither the Compensation Committee Report nor the Audit Committee Report shall be deemed soliciting material or filed with the SEC and neither of them shall be deemed incorporated by reference into any prior or future filings made by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporate such information by reference. In addition, this document includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.

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2019 PROXY STATEMENT

Proxy Statement Summary

Below are highlights of certain information in this Proxy Statement. As it is only a summary, it may not contain all of the information that is important to you. For more complete information, please refer to the complete Proxy Statement and Alcoa’s 2018 Annual Report before you vote. References to “Alcoa,” “the Company,” “we,” “us” or “our” refer to Alcoa Corporation.

2019 ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	10:00 a.m. (EDT), May 8, 2019

Place:	Fairmont Pittsburgh

Grand Ballroom

510 Market Street, Pittsburgh, Pennsylvania 15222

Record Date:	March 12, 2019

Voting:	Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

Admission:	An admission ticket is required to enter Alcoa’s Annual Meeting. See Question 6 in the “Questions and Answers About the Meeting and Voting” section for how to obtain a ticket.

How to Cast Your Vote

Your vote is important! Please cast your vote and play a part in the future of Alcoa.

Stockholders of record, who hold shares registered in their names with the Company’s transfer agent, can vote by:

Internet at www.cesvote.com	calling 1-888-693-8683 toll-free from the U.S. or Canada	mail return the signed proxy card

The deadline for voting online or by telephone is 6:00 a.m. EDT on May 8, 2019. If you vote by mail, your proxy card must be received before the Annual Meeting. If you hold shares in an Alcoa savings plan, your voting instructions must be received by 6:00 a.m. EDT on May 6, 2019.

Beneficial owners who own shares through a bank, brokerage firm or similar organization can vote by returning the voting instruction card, or by following the instructions for voting via telephone or the Internet, as provided by the bank, broker or other organization. If you own shares in different accounts or in more than one name, you may receive different voting instructions for each type of ownership. Please vote all of your shares.

If you are a stockholder of record or a beneficial owner who has a legal proxy to vote the shares, you may choose to vote in person at the Annual Meeting. Even if you plan to attend our Annual Meeting in person, please cast your vote as soon as possible. See the “Questions and Answers About the Meeting and Voting” section for more details.

Voting Matters and Board Recommendations

Voting Matters		Board’s Recommendation	Page Reference (for more detail)
Item 1.	Election of Directors to Serve for a One-Year Term Expiring in 2020	✓ FOR Each Nominee	14
Item 2.	Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Auditor for 2019	✓ FOR	40
Item 3.	Advisory Vote to Approve 2018 Named Executive Officer Compensation	✓ FOR	43
Item 4.	Stockholder Proposal to Amend Stockholder Ability to Act by Written Consent	✗ AGAINST	78

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2019 PROXY STATEMENT

Proxy Summary (continued)

Director Nominees

Alcoa’s Board is comprised of 12 members; under our Amended and Restated Bylaws (the “Bylaws”), directors are elected annually to serve for a one-year term. The following table provides summary information about each director nominee standing for election to the Board for a one-year term expiring at the 2020 Annual Meeting.

Name	Age	Professional Background	Independent	Committee Memberships	Other Current Public Company Boards
Michael G. Morris (Chairman)	72	Retired Chairman, President, and Chief Executive Officer, American Electric Power Company, Inc.	Yes	Executive (Chair)	L Brands, Inc.; The Hartford Financial Services Group, Inc.
Mary Anne Citrino	59	Senior Advisor, The Blackstone Group L.P.	Yes	Governance and Nominating; Safety, Sustainability and Public Issues	HP Inc; Ahold Delhaize; Barclays plc
Timothy P. Flynn	62	Retired Chairman, KPMG International	Yes	Compensation and Benefits; Safety, Sustainability and Public Issues	JPMorgan Chase & Co.; Walmart Stores, Inc.; United Health Group
Kathryn S. Fuller	72	Vice Chair, Smithsonian National Museum of Natural History; Board member, Institute at Brown for Environment & Society; Chair of Nominating and Governance Committee at The Robert Wood Johnson Foundation	Yes	Compensation and Benefits; Governance and Nominating (Chair); Executive	—
Roy C. Harvey	45	President and Chief Executive Officer, Alcoa Corporation	No	Executive	—
James A. Hughes	56	Chief Executive Officer and Managing Director, Prisma Energy Capital	Yes	Audit; Safety, Sustainability and Public Issues	TPI Composites Inc.; PNM Resources
James E. Nevels	67	Founder and Chairman, The Swarthmore Group	Yes	Compensation and Benefits; Governance and Nominating; Executive	First Data Corporation; WestRock Company
James W. Owens	73	Retired Chairman and Chief Executive Officer, Caterpillar Inc.	Yes	Compensation and Benefits (Chair); Governance and Nominating	International Business Machines Corporation
Carol L. Roberts	59	Retired Senior Vice President and Chief Financial Officer, International Paper Company	Yes	Audit (Chair); Compensation and Benefits; Executive	VF Corporation
Suzanne Sitherwood	58	President and Chief Executive Officer, Spire Inc.	Yes	Audit; Safety, Sustainability and Public Issues	Spire Inc.
Steven W. Williams	63	Chief Executive Officer, Suncor Energy Inc.	Yes	Compensation and Benefits; Governance and Nominating; Executive	Suncor Energy Inc.
Ernesto Zedillo	67	Frederick Iseman ’74 Director of the Yale Center for the Study of Globalization and Professor, Yale University; Former President of Mexico	Yes	Audit; Safety, Sustainability and Public Issues (Chair)	Citigroup Inc.; The Procter & Gamble Company

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2019 PROXY STATEMENT

Proxy Summary (continued)

2018 Highlights

Business

In 2018, our achievements were driven by our strategic priorities to reduce complexity, drive returns, and strengthen the balance sheet.

Revenue of $13.4 billion, 15% higher than in 2017	Net income of $227 million, or $1.20 per diluted share	Reduced net pension and other postretirement employee benefits liability to $2.3 billion at year-end 2018, down from $3.5 billion at year-end 2017
Adjusted EBITDA* excluding special items of $3.1 billion, up 27% from 2017	Earned credit rating upgrades from rating agencies Standard & Poor’s and Moody’s	Developed capital allocation structure and strategy for 2018 and long-term

*

Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is a non-GAAP measure. Please see Attachment A for a reconciliation of the non-GAAP measure to the most directly comparable GAAP measure.

Executive Compensation

Our Compensation and Benefits Committee has adopted an executive compensation philosophy that is based on three guiding principles to drive pay-for-performance and stockholder alignment:

(1)

Target total compensation—base salary, annual cash incentives (“IC”) and long-term equity incentives (“LTI”)—at median, while using annual and long-term incentives to reward exceptional performance and to attract and retain exceptional talent.

(2)	Equity is the most significant portion of total compensation for named executive officers (“NEOs”) to align the interests of NEOs with the stockholders.
(3)	Annual cash incentive and LTI metrics focus management on achieving the greatest positive impact on financial performance, without creating undue risk.

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2019 PROXY STATEMENT

Proxy Summary (continued)

The Compensation Discussion and Analysis section of this Proxy Statement provides a discussion of Alcoa’s executive compensation philosophy and the pay programs applicable to our NEOs in 2018.

WHAT WE DO	WHAT WE DON’T DO
✓	We pay for performance

✓	We consider and benchmark against peer groups in establishing compensation

✓	We review compensation tally sheets for our executive officers

✓	We have robust stock ownership guidelines

✓	We schedule and price stock option grants to promote transparency and consistency

✓	We have clawback policies incorporated into our incentive plans

✓	We have double-trigger equity vesting in the event of a change-in-control where awards are assumed

✓	We use a mix of stock price appreciation and operational metrics to align with the interests of stockholders

✓	We have a conservative compensation risk profile

✓	The Compensation and Benefits Committee retains an independent compensation consultant
✗	We do not pay dividend equivalents on stock options and unvested restricted share units

✗	We do not allow share recycling

✗	We do not allow repricing of underwater stock options (including cash-outs) without stockholder approval

✗	We do not allow hedging or pledging of Company stock

✗	We do not have excise tax gross-ups in our Change in Control Severance Plan

✗	We do not enter into multi-year employment contracts

✗	We do not pay above-market earnings on deferred compensation or other nonqualified plans

✗	We do not encourage excessive risk-taking in compensation practices

Alignment of Pay and Performance

Our executive compensation program is designed so that the LTI and IC comprise the most significant portion of the NEO’s total compensation. That means pay is tied directly to performance and stock price. Mr. Harvey’s pay as reported in the Summary Compensation Table (“SCT”), reflects the accounting value of LTI at the time of grant and not the value actually received or potentially received from these grants. As a result, we compared Mr. Harvey’s SCT Pay, Realized Pay and Realizable Pay with our total stockholder return (“TSR”). Although Mr. Harvey’s SCT Pay and Realizable Pay have increased with his role as President and CEO, his Realized Pay has trended with TSR. We define Realizable Pay and Realized Pay as follows:

•

Realizable Pay is the sum of 1) the “Salary,” “Non-Equity Incentive Plan Compensation,” and “All Other Compensation” columns from the SCT plus 2) the value of unvested equity and vested but unexercised stock options as of December 31, 2018 (using the closing stock price of $26.58).

•

Realized Pay is the sum of 1) the “Salary,” “Non-Equity Incentive Plan Compensation,” and “All Other Compensation” columns from the SCT plus 2) the amounts reported in the 2018 Option Exercises and Stock Vested table.

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2019 PROXY STATEMENT

Proxy Summary (continued)

Mr. Harvey’s Realizable Pay and Realized Pay for 2016-2018 consisted of:

Realizable Pay	2016(1)	2017	2018
Base salary received	$591,667	$925,000	$966,667
Non-Equity Incentive Compensation payments	$1,149,177	$1,868,685	$947,333
Restricted stock units	N/A	$776,136	$779,325
Performance restricted share units	$1,533,028	$2,327,876	$2,337,711
Stock options (in-the-money value at 12/31/2018)	$876,544	$0	$0
All Other Compensation	$773,519	$271,172	$65,455
Total	$4,923,935	$6,168,869	$5,096,491

Realized Pay	2016(1)	2017	2018
Base salary received	$591,667	$925,000	$966,667
Non-Equity Incentive Compensation payments	$1,149,177	$1,868,685	$947,333
Restricted stock units (actual)	N/A	$0	$0
Performance restricted share units (actual)	$75,886	$419,378	$844,858
Stock option exercises	$0	$0	$0
All Other Compensation	$773,519	$271,172	$65,455
Total	$2,590,249	$3,484,235	$2,824,313
(1)

The information in this column, and as shown in the chart below, reflects Mr. Harvey’s entire compensation for 2016, which is lower than his compensation for 2017 and 2018 because Mr. Harvey became CEO on November 1, 2016, when Alcoa became an independent, publicly-traded company upon its separation from Alcoa Inc. (the “Separation”), and therefore served as CEO for only 2 months of 2016.

As illustrated in the chart below, Mr. Harvey’s Realized Pay and Realizable Pay increased from 2016 to 2017 and decreased from 2017 to 2018, which trends with the movement of our stock price during this period and reflects the alignment of Mr. Harvey’s pay with our share price. Furthermore, the table below demonstrates that (i) our CEO’s Realized Pay and Realizable Pay, since the Separation, are lower than TSR over the same period, and (ii) the SCT representation of his compensation is not aligned with pay actually realized or realizable by him for that period.

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2019 PROXY STATEMENT

Proxy Summary (continued)

Corporate Governance

The Company is committed to world class corporate governance practices, which enhance accountability to our stockholders and support the long-term success of our business. Our corporate governance practices, highlighted below, are described in greater detail in the “Corporate Governance” section of this Proxy Statement.

Board Independence and Accountability
Board Independence	✓ Independent Board Chairman. ✓ 11 of 12 Board members are independent. The President and CEO is the only management director.
Board Leadership

✓  Our non-executive Chairman is appointed by the independent directors of the Board.

✓  Separate roles of non-executive Chairman and CEO.

✓  Our non-executive Chairman presides during the Board’s executive sessions.

Board Composition and Diversity

✓  Our directors have a diverse mix of skills, experience, and backgrounds, as specifically described for each director under Item 1 Election of Directors.

✓  All director nominees exhibit the following key characteristics and skills:

•   Leadership experience

•   Risk management expertise

•   High integrity

•   Innovative thinking

✓  One-third, or four of 12, directors are women.

✓  All directors have served on the Board since our Company was formed in 2016.

Board Committees

✓  Fully independent Audit, Compensation and Benefits, Governance and Nominating, and Safety, Sustainability and Public Issues Committees.

✓  Each committee has a written charter available on our website.

Board Accountability

✓  Annual elections of all directors.

✓  Simple majority voting in uncontested director elections.

✓  If not elected, a director must tender his or her resignation to the Board for its consideration.

✓  Annual certification of compliance with the Code of Conduct and related governance and ethics policies.

✓  Stockholder rights to call special meetings of stockholders.

✓  No supermajority voting provisions for amendments to the Certificate of Incorporation, Bylaws or to approve corporate transactions.

✓  Annual Say-on-Pay vote.

✓  Annual stockholder ratification of the Audit Committee’s selection of independent auditor.

✓  Stockholder engagement program to understand investor perspectives.

✓  One share, one vote.

✓  No poison pill.

Board Engagement	✓ 97% average overall attendance rate by directors at Board and Committee meetings since 2016.
Proxy Access

✓  Stockholders have the ability to nominate directors through proxy access.

•   Available to a stockholder or a group of up to 20 stockholders that holds at least 3% of the Company’s common stock for at least three years.

•   May nominate the greater of two candidates or 20% of the number of directors then in office.

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2019 PROXY STATEMENT

Proxy Summary (continued)

Board Effectiveness
Board Evaluation and Assessments	✓ Annual Board and Board committee self-evaluation process. ✓ Annual Board evaluation of the CEO. ✓ Annual Board assessment of corporate governance best practices.
Overboarding Limits/Ensuring Director Engagement

✓  Overboarding limits:

•   Audit Committee Directors—Should not serve on more than two other public companies’ audit committees.

•   Public Company CEO Directors—Should not serve on more than two outside public company boards (in addition to the board of the company at which he or she is CEO).

•   Other Directors—Should not serve on more than four outside public company boards in addition to the Alcoa Board.

✓  Attendance

•   Directors’ attendance at annual meetings of stockholders is expected.

•   Director attendance at Board and committee meetings was 94% in 2018.

✓  Our non-employee directors meet in regularly-scheduled executive sessions without management present.

Stockholder Access to Directors

✓  Stockholders may contact our Board or management by email or regular mail.

✓  Periodic investor conferences in which investors have an opportunity to engage with management with any relevant comments and discussions communicated to the Board.

Board Oversight of Risk

✓  Our full Board is responsible for risk oversight and the Board committees oversee certain key risks.

✓  Our Board oversees management in its assessment and mitigation of risks and for taking appropriate risks.

Board Oversight of Political Activities	✓ The Safety, Sustainability and Public Issues Committee oversees the Company’s policies and practices relating to its political activities.
Succession Planning	✓ The Board actively monitors our management succession and development plans. ✓ The Board receives regular updates on employee engagement, diversity, and retention matters.

Alignment with Stockholder Interests
Clawback and Anti-Hedging and Pledging Policies

✓  Clawback policy permits the Company to recoup certain compensation payments in the event of a significant restatement of financial results.

✓  Directors and officers are prohibited from:

•   Executing short sales of Alcoa securities and derivative or speculative transactions in Alcoa securities;

•   Using financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) that are designed to hedge or offset any decrease in the market value of Alcoa securities; and

•   Holding Alcoa securities in margin accounts or pledging Alcoa securities as collateral.

Stock Ownership

✓  Robust stock ownership guidelines.

•   The CEO and each of the other NEOs must retain equity equal in value to six times and two- to three- times their base salaries, respectively.

•   Non-employee directors must retain equity in value of at least $750,000.

Sustainability

✓  Alcoa is committed to operating sustainably.

✓  We established the Safety, Sustainability and Public Issues Committee to dedicate Board time and focus on sustainability matters, among other matters.

✓  We publish an annual Sustainability Report.

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2019 PROXY STATEMENT

Proxy Summary (continued)

Corporate Responsibility

Our three core values—Act with Integrity, Operate with Excellence, Care for People—provide the foundation for our approach to corporate responsibility.

Through the Alcoa Foundation and other programs at Alcoa, the Company engages with local communities and non-governmental organizations on numerous sustainability and related initiatives. Approximately 50% of Alcoa Foundation’s annual budget is used toward local initiatives in the areas of education, environment, governance and community enhancement, and the other 50% is dedicated to global signature partnerships and programs focused on climate change and biodiversity.

Presented below are some of the highlights of Alcoa’s corporate responsibility program. You can find additional details about these and other related programs on our website at www.alcoa.com.

Act with Integrity	We are open, honest and accountable.
Ethics and Compliance

✓  Our Company-wide ethics and compliance program ensures that integrity guides our business every day, and in every decision we make.

✓  Our entire workforce is required to adhere to our ethics policies and procedures, and to comply with all applicable laws and regulations.

✓  We expect our suppliers to adhere to sustainability standards based on our core values.

✓  We assist certain suppliers in emerging and lagging categories to improve their sustainability programs, and work with third parties to enhance supplier assessment against broader social, environmental, and governance metrics.

Code of Conduct and Related Policies Promoting Ethical Behavior

✓  Alcoa’s Code of Conduct and related policies (including Anti-Corruption and Human Rights) apply to all Company directors, officers, and employees.

✓  Our Code of Conduct and these policies set forth expectations regarding how we conduct business worldwide.

✓  Training on our Code of Conduct and other policies is required for all employees.

✓  We maintain an Integrity Line available to employees, suppliers and the general public to report ethical or compliance issues 24/7 at www.alcoa.com.

Operate with Excellence	We relentlessly pursue outstanding and sustainable results.
Sustainability

✓  Sustainability is an integral part of Alcoa’s culture and core strategy, and it drives us to minimize our impacts and maximize our value throughout the world.

✓  In 2018, we launched ELYSISTM, a joint venture with Rio Tinto, to advance larger scale development and commercialization of Alcoa’s patent-protected smelting technology that produces oxygen and eliminates all direct greenhouse gas (“GHG”) emissions from the traditional aluminum smelting process.

✓  We report in accordance with Global Reporting Initiative (GRI) standards.

✓  We evaluate issues identified by leading sustainability ranking organizations, such as the Dow Jones Sustainability Indices and CDP (formerly the Carbon Disclosure Project), to ensure we are considering our sustainability initiatives through both an internal and broader market perspective, including based on stockholder input.

✓  We participate in the Aluminum Stewardship Initiative to further encourage sustainability in our supply chain.

✓  Our SUSTANATM line of aluminum products is produced with low carbon emissions and recycled content.

✓  Aluminum is an inherently sustainable product.

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2019 PROXY STATEMENT

Proxy Summary (continued)

Environmental Initiatives

✓  We endorse biodiversity conservation to minimize disturbance of any original habitat and seek to avoid protected areas including by:

•   Committing not to explore, mine or operate in World Heritage Sites

•   Reclamation projects

•   Developing industry-leading processes to mitigate disruption to vegetation, animals, and natural resources

✓  We are leaders in land rehabilitation, which allows us to be among the few to mine in the Jarrah Forest in Western Australia and in the Amazon rainforest in Brazil.

✓  Our long-term sustainability goals include:

•   To maintain a five-year average ratio of 1:1 for active mining disturbance to mine rehabilitation across the Company (excluding long-term infrastructure).

•   From a 2015 baseline, a 15% reduction in bauxite residue land requirements per metric ton of alumina produced by 2030.

•   From a 2015 baseline, a 15% reduction by 2025, and a 20% reduction by 2030, or the intensity of our GHG (direct + indirect) emissions from smelting.

Care for People	We treat all people with dignity and provide a diverse, inclusive work culture.
Diversity and Inclusion

✓  We believe that superior Company performance requires a variety of employee experiences, backgrounds, and characteristics.

✓  We hold our leaders accountable for diversity and inclusion and have incorporated diversity goals into our executives’ annual incentive program.

✓  Our business unit leaders report twice a year to other members of the executive team on diversity metrics and initiatives in their business units.

✓  We earned a perfect score on the 2018 Corporate Equality Index, a national benchmark survey and report on corporate policies related to lesbian, bisexual, gay and transgender workplace equality, administered by the Human Rights Campaign Foundation.

✓  We were named to the 2019 Bloomberg Gender-Equality Index, which recognizes companies committed to transparency in gender reporting and advancing women’s equality.

✓  We have developed a trusting workplace program, which, in 2018, included the launch of the Harassment and Bully-Free Workplace Policy

Employee Training and Development

✓  We created a three-year learning and development strategy, including enhancements to current programs such as Technical Leadership Excellence and Advancing Supervisory Excellence, with the goal of identifying new ways to connect with our global workforce for a more effective and engaging learning experience that is aligned with our business.

✓  We have implemented a frequent check-in process for managers/employees and have launched new technology to simplify the performance process and ensure our employees, managers and human resources professionals have access to the same information.

✓  All of our employees have access to AlcoaLearn, our global online learning management system, which houses thousands of online courses.

✓  We support employee participation in professional certification, leadership development and other external training programs.

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2019 PROXY STATEMENT

Proxy Summary (continued)

Talent Acquisition

✓  We implemented a global recruitment process that provides a portal for all job postings within the Company. To cultivate the best candidates within the company and promote mobility and career growth, we focus on our internal people first.

✓  At the local level, we seek to hire from the local candidate pool whenever possible. We engage with universities to identify top local talent, and we offer internships and apprenticeships to help develop the local workforce.

Compensation

✓  To attract, retain, and motivate our employees, we provide compensation that is competitive within the relevant labor market and reward exceptional performance.

✓  In 2018, we linked 30% of our annual incentive goals to non-financial metrics relating to sustainability (up from 20% in 2017)—safety, diversity representation in the workforce, reductions in GHG emissions due to process improvements, and improved energy efficiency.

Community Engagement

✓  Alcoa actively participates in every community in which we operate through partnerships to address local needs in a sustainable manner. One of our goals is stimulating economic activity at the local and regional levels to enable improved quality of life for employees including by:

•   Providing stable, fair-paying jobs

•   Procuring goods and services from suppliers

•   Investing in community infrastructure, such as a hospital in Juruti, Brazil

✓  40% of employees volunteer in the community through community service projects sponsored by the Alcoa Foundation.

Human Rights

✓  We are committed to human rights wherever we operate in the world and have a dedicated Human Rights Policy.

✓  In 2018, we launched the Alcoa Human Rights Council (the “Council”) to improve our human rights programs guided by the International Labour Organization’s Core Conventions and the U.N. Guiding Principles on Business and Human Rights. The Council has sponsorship at the executive level and representatives from each business unit and key resource unit.

Safety and Health

✓  In 2018, we had zero fatalities.

✓  We strive to have zero fatalities and no life-threatening or life-altering injuries and illnesses. We have a safety strategy based on the use of reliable systems and a supportive safety culture. A number of different programs are implemented under these pillars, including:

•   Critical safety risk management standards

•   A risk-based audit program

•   Consistent root cause analysis for incident investigations

•   Critical control field verifications to assess if work is being conducted using required safeguards

•   Human performance training and the implementation of tools to prevent deviations and minimize consequences when deviations occur, including the authority to stop work

•   A safety leadership standard

•   Safety leadership training

•   Safety culture measurements

•   The integration of safety into talent management

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2019 PROXY STATEMENT

Item 1 Election of Directors

Alcoa’s Board, upon the recommendation of the Governance and Nominating Committee, has nominated 12 directors for election at this year’s Annual Meeting to hold office until the next Annual Meeting in 2020. Directors are elected on an annual basis for one-year terms.

All of the nominees currently serve as directors on the Alcoa Board and were elected to the Board by the stockholders at the 2018 Annual Meeting. Each has agreed to be named in this Proxy Statement.

We expect that each director nominee will be able to serve, if elected. If any director nominee is not able to serve, proxies may be voted for substitute nominees, unless the Board chooses to reduce the number of directors serving on the Board.

Majority Voting for Directors

Alcoa’s Bylaws provide a majority voting standard for election of directors in uncontested elections. Each director will be elected by the affirmative vote of a majority of the votes cast, meaning that the number of votes cast “FOR” a director nominee exceeds fifty percent (50%) of the number of votes cast with respect to that director’s election.

If an incumbent director nominee is not elected in an uncontested election and no successor has been elected at such meeting, the director must promptly tender his or her resignation to the Board. The Governance and Nominating Committee (excluding the nominee, if applicable) then will make a recommendation to the Board as to whether to accept or reject the resignation, or whether other action should be taken. The Board, excluding the nominee, will act on the resignation and publicly disclose its decision in accordance with the Bylaws.

An election of directors is considered to be contested if there are more nominees for election than positions on the Board to be filled by election at the meeting of stockholders. In a contested election, the required vote is a plurality of votes cast. The election of directors at the Annual Meeting is an uncontested election of directors.

Director Nominees

The Board has affirmatively determined that each of the nominees qualifies for election under the Company’s criteria for evaluation of directors (see “Minimum Qualifications for Director Nominees and Board Member Attributes”). Below is biographical information about the director nominees and their specific experience, skills, and qualifications that has led the Board and the Governance and Nominating Committee to conclude that they should continue to serve as directors on Alcoa’s Board. In addition, the Board has determined that each non-employee director nominee qualifies as an independent director under the New York Stock Exchange (“NYSE”) corporate governance listing standards and the Company’s Director Independence Standards. See “Director Independence.”

Director Qualifications, Skills, and Attributes

Our directors have substantial leadership, management, and industrial experience and expertise in the fields of international business, government relations and regulation, and in environmental, social, and governance (“ESG”) matters. The diversity of experience of our directors, illustrated in the skills matrix and director biographies below, is brought to bear in Board deliberations, during which multiple perspectives are considered in developing dynamic solutions to achieve our strategic priorities to reduce complexity, drive returns, and strengthen the balance sheet.

Because the table below is a summary, it does not include all of the skills, experiences, qualifications, and diversity that each director offers. In addition, as described in the Company’s Corporate Governance Guidelines, all directors should be, and are, financially literate.

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Item 1 Election of Directors (continued)

Director Qualifications, Attributes, and Skills

Leadership Experience. Significant leadership experience, including serving as a CEO, senior executive, division president or functional leader within a complex organization enhances the Board’s leadership role

	∎	∎	∎	∎	∎	∎	∎	∎	∎	∎	∎	∎

Industry Knowledge. Experience in the Company’s businesses and industries, including mining, refining, manufacturing, energy, and metals, contributes to the Board’s practical understanding in defining and directing Company strategy

				∎	∎	∎		∎	∎	∎	∎

Financial Literacy. Knowledge of finance or financial reporting; experience with debt/capital market transactions and/or mergers and acquisitions strengthen the Board’s oversight of financial reporting and internal controls

	∎	∎	∎	∎	∎	∎	∎	∎	∎	∎	∎	∎
Risk Assessment/ Management. Experience overseeing complex risk management matters strengthens the Board’s oversight of risks facing our Company	∎	∎	∎	∎	∎	∎	∎	∎	∎	∎	∎	∎

Labor/Human Resources. Experience in management of labor relations and/or in human resources and talent management contributes to the Board’s practical understanding in Company decision-making and strategy

		∎		∎	∎	∎		∎	∎	∎	∎
Compensation. Experience with executive compensation and broad-based incentive programs contributes to the Board’s expertise in long- and short-term compensation planning		∎	∎	∎	∎	∎	∎	∎	∎	∎	∎

International. Experience doing business internationally or focused on international issues and operations and exposure to markets, economies, and cultures outside the U.S. contributes to a diversity of perspectives in Board decision-making

	∎	∎	∎	∎	∎			∎	∎		∎	∎

Government/Regulatory. Experience in government and regulatory affairs, and regulated industries, including as part of a business and/or through positions with government organizations and regulatory bodies, contributes to the Board’s understanding of the regulatory environment and working with government agencies

	∎	∎	∎		∎	∎	∎	∎		∎	∎	∎

Scientific Innovation/Technology. Technical or scientific knowledge and experience implementing technology strategies strengthens the Board’s expertise in research and development, long-term planning, and strategy

	∎				∎	∎			∎	∎	∎	∎
Legal. Experience acquired through a law degree in understanding legal risks and obligations strengthens the Board’s oversight of risks facing our Company			∎		∎	∎	∎

Environmental/Sustainability. Experience in ESG matters, community affairs, and/or corporate responsibility initiatives including sustainability, diversity and inclusion supports our goals to operate ethically, with accountability and transparency

		∎	∎	∎	∎	∎				∎	∎	∎

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2019 PROXY STATEMENT

Item 1 Election of Directors (continued)

As further illustrated below, our directors represent a range of backgrounds and overall experience. Our policy on Board diversity relates to the selection of nominees for the Board. Our policy provides that while diversity and variety of experiences and viewpoints represented on the Board should always be considered, a director nominee should not be chosen nor excluded solely or largely because of race, color, gender, national origin, or sexual orientation or identity. Currently, our Board is 33% women and 17% racially/ethnically diverse, and includes a range of ages: less than 50 (8%); 50-59 (34%); 60-69 (33%); and 70-75 (25%). In selecting a director nominee, the Governance and Nominating Committee focuses on skills, expertise and background that would complement the existing Board, recognizing that the Company’s businesses and operations are diverse and global in nature.

Background information about the director nominees, including their business experience, individual skills, and qualifications that each director contributes to the Board’s effectiveness as a whole, are described in the following pages.

The Board of Directors recommends a vote “FOR” the election of each director nominee in Item 1.

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Item 1 Election of Directors (continued)

Michael G. Morris (Chairman) Director since: 2016 Age: 72 Committees: Executive Committee (Chair) Other Current Public Directorships: L Brands, Inc.; The Hartford Financial Services Group, Inc.

Career Highlights and Qualifications: Mr. Morris was Chairman of American Electric Power Company, Inc. (AEP), one of the nation’s largest utility generators and owner of the largest electricity transmission system in the United States, from 2004 through 2013. He served as President and Chief Executive Officer of AEP from 2004 until his retirement in 2011. From 1997 to 2003, Mr. Morris was Chairman, President, and Chief Executive Officer of Northeast Utilities. Prior to that time, he held positions of increasing responsibility in energy and natural gas businesses.

Other Current Affiliations: Mr. Morris serves as Chairman of the Eastern Michigan University Board of Regents as well as Chair of the Finance Committee of the Michigan State University Law College. Mr. Morris is on the board of PLH Group, Inc., a private energy distribution company. He is also Chair of the Columbus Downtown Development Corporation, a non-profit organization dedicated to the development of facilities in the city. Mr. Morris serves on the board of Battelle Institute, which oversees many of the U.S. national labs.

Previous Directorships: Alcoa Inc. (2008-2016); AEP (2004-2013); Spectra Energy Partners GP, LLC (2013-2018)

Attributes and Skills: Mr. Morris has proven business acumen, having served as the Chief Executive Officer of large, complex organizations. Mr. Morris’ experience in the energy field is a valuable resource to the Company, which has significant energy assets. In addition, Mr. Morris is a leader in developing the carbon sequestration process, a technology that could be used in reducing GHG emissions.

Mary Anne Citrino

Director since: 2016

Age: 59

Committees: Governance and Nominating Committee; Safety, Sustainability and Public Issues Committee

Other Current Public Directorships:

HP Inc.; Ahold Delhaize; Barclays plc

Career Highlights and Qualifications: Ms. Citrino has served as Senior Advisor of The Blackstone Group L.P., a multinational private equity, alternative asset management and financial services corporation, since 2015, and was Senior Managing Director of Blackstone Advisory Partners L.P. from 2004 until 2015. At Blackstone, she has advised a broad range of clients in the consumer products industry, including Procter & Gamble, Kraft Foods, and Nestlé. Before joining Blackstone, she spent more than 20 years advising clients at Morgan Stanley, where she served as a Managing Director.

Other Current Affiliations: Ms. Citrino serves on the Retail & Tourism Advisory Board of the Partnership Fund for New York City.

Previous Public Company Directorships: Health Net, Inc. (2009-2016); Dollar Tree Inc. (2005-2018)

Attributes and Skills: Ms. Citrino’s more than 30-year career as an investment banker provides the Board with substantial knowledge regarding business operations strategy, as well as financial and investment expertise, which is important to Alcoa as it pursues its strategic plans.

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Item 1 Election of Directors (continued)

Timothy P. Flynn

Director since: 2016

Age: 62

Committees: Compensation and Benefits Committee; Safety, Sustainability and Public Issues Committee

Other Current Public Directorships:

JPMorgan Chase & Co.; Walmart Stores, Inc.; United Health Group

Career Highlights and Qualifications: Mr. Flynn was Chairman of KPMG International, a global professional services organization that provides audit, tax, and advisory services, from 2007 until his retirement in October 2011. He served as Chairman from 2005 to 2010 and Chief Executive Officer from 2005 to 2009 of KPMG LLP in the U.S., the largest individual member firm of KPMG International. Before serving as Chairman and CEO, Mr. Flynn was Vice Chairman, Audit and Risk Advisory Services at KPMG, with operating responsibility for the Audit, Risk Advisory, and Financial Advisory Services practices.

Other Current Affiliations: Mr. Flynn serves as a trustee for the University of St. Thomas-Minnesota.

Previous Directorships: Mr. Flynn was a director of The Chubb Corporation (2013-2016).

Attributes and Skills: Through his leadership positions at KPMG, Mr. Flynn gained perspective on the evolving business and regulatory environment, and he brings to the Board his experience with many of the issues facing complex, global companies, as well as expertise in financial services and risk management.

Kathryn S. Fuller Director since: 2016 Age: 72 Committees: Compensation and Benefits Committee; Governance and Nominating Committee (Chair); Executive Committee

Career Highlights and Qualifications: Ms. Fuller serves as Vice Chair of the Board of Directors of the Smithsonian’s National Museum of Natural History, the world’s preeminent museum and research complex, having served as Chair until November 2016. She currently serves on the board, and chairs the Nominating and Governance Committee of, The Robert Wood Johnson Foundation, a leading philanthropic organization in the field of health and health care. Ms. Fuller serves on the board and is the former Chair of the Institute at Brown for Environment & Society (Brown University) which seeks to prepare leaders to understand and holistically manage complex social and environmental systems. In 2017, Ms. Fuller was elected to be a member of the American Academy of Arts and Sciences, one of the oldest learned societies in the United States that is devoted to the advancement and study of key societal, scientific, and intellectual issues.

Ms. Fuller retired as Chair of The Ford Foundation, a nonprofit organization, in September 2010, after having served in that position since May 2004.

Ms. Fuller served as President and Chief Executive Officer of World Wildlife Fund U.S. (WWF), one of the world’s largest nature conservation organizations from 1989 until July 2005. Ms. Fuller continues her affiliation with WWF as President Emerita and an honorary member of the Board of Directors. Ms. Fuller was a Public Policy Scholar at the Woodrow Wilson International Center for Scholars, a nonpartisan institute established by Congress for advanced study of national and world affairs, for the academic year beginning in October 2005.

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Item 1 Election of Directors (continued)

Ms. Fuller had various responsibilities with WWF and The Conservation Foundation, including executive vice president, general counsel, and director of WWF’s public policy and wildlife trade monitoring programs and has held several positions in the U.S. Department of Justice.

Other Current Affiliations: Ms. Fuller serves on the advisory board of the University of Texas at Austin Lady Bird Johnson Wildflower Center and chairs the audit and compensation committees of the Summit Foundation, a private foundation dedicated to achieving gender equality, protecting the earth’s biodiversity, and making cities livable.

Previous Directorships: Alcoa Inc. 2002-2016.

Attributes and Skills: Ms. Fuller has led three internationally recognized and respected organizations. Her experience in managing world-class organizations, combined with her proven leadership skills, international experience, and environmental and health focus, contribute to the diversity of the Board. The Company recognizes that it must earn the right to continue to do business in the communities in which it operates, and values the input of directors, such as Ms. Fuller, with a broad perspective on sustainable development.

Roy C. Harvey Director since: 2016 Age: 45 Committees: Executive Committee

Career Highlights and Qualifications: Mr. Harvey is the President and Chief Executive Officer of Alcoa.

Mr. Harvey has served as Chief Executive Officer of Alcoa since November 2016 and as President since May 2017. From October 2015 until November 1, 2016, the date of Separation, Mr. Harvey was Executive Vice President of Alcoa Inc. and President of its Global Primary Products business. From June 2014 to October 2015, he was Executive Vice President, Human Resources and Environment, Health, Safety and Sustainability at Alcoa Inc. As part of that role, he also oversaw the Alcoa Foundation, one of the largest corporate foundations in the U.S. In addition, Mr. Harvey held a variety of operational and financial assignments across the U.S., Europe, and Latin America during his career at Alcoa Inc., predominantly in its upstream business. As the Chief Operating Officer for Global Primary Products from July 2013 to June 2014, he oversaw the day-to-day global operations of the mining, refining, smelting, casting, and energy businesses. Prior to that role, he was Chief Financial Officer for Global Primary Products from December 2011 to July 2013. Mr. Harvey also interfaced with securities analysts and investors globally as Director of Investor Relations from September 2010 to November 2011, and he was Director of Corporate Treasury from January 2010 to September 2010. Mr. Harvey joined Alcoa Inc. in 2002 as a business analyst for Global Primary Products in Knoxville, Tennessee.

Attributes and Skills: As the only management representative on the Board, Mr. Harvey’s leadership of, and extensive experience and familiarity with, Alcoa’s businesses provides the Board with invaluable insight into the Company’s operations and strategic direction. His broad range of operational, financial, investor relations, and other roles have given him an in-depth and well-rounded understanding of the Company.

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Item 1 Election of Directors (continued)

James A. Hughes

Director since: 2016

Age: 56

Committees: Audit Committee; Safety, Sustainability and Public Issues Committee

Other Current Public Directorships:

TPI Composites Inc., PNM Resources, Inc.

Career Highlights and Qualifications: Mr. Hughes has served as Chief Executive Officer and Managing Director of Prisma Energy Capital, a private entity focused on investments in energy storage, since December 2017. He is the former Chief Executive Officer and Director of First Solar, Inc., a leading global provider of comprehensive photovoltaic solar systems which use its advanced module and system technology. He joined First Solar, Inc. in March 2012 as Chief Commercial Officer and was appointed Chief Executive Officer in May 2012. He stepped down as Chief Executive Officer on June 30, 2016 and resigned from its board on September 1, 2016. Prior to joining First Solar, Mr. Hughes served, from October 2007 until April 2011, as Chief Executive Officer and Director of AEI Services LLC, a private company that owned and operated power distribution, power generation (both thermal and renewable), natural gas transportation and services, and natural gas distribution businesses in emerging markets worldwide. From 2004 to 2007, he engaged in principal investing with a privately held company based in Houston, Texas that focused on micro-cap investments in North American distressed manufacturing assets. Previously, he served as President and Chief Operating Officer of Prisma Energy International, with interests in international electric and natural gas utilities. Prior to that role, Mr. Hughes spent almost a decade with Enron Corporation in positions that included President and Chief Operating Officer of Enron Global Assets, President and Chief Operating Officer of Enron Asia Pacific, Africa, and China, and Assistant General Counsel of Enron International.

Other Current Affiliations: Mr. Hughes is the former Chairman and serves as a Director of the Los Angeles Branch of the Federal Reserve Bank of San Francisco. He also serves on the board of directors of Battery Mineral Resources Limited, a battery-minerals mining company with operations primarily in North America.

Previous Directorships: First Solar, Inc. (2012-2016) and APR Energy PLC (2013-2015).

Attributes and Skills: Mr. Hughes’s extensive experience in the energy sector and previous leadership positions at large energy and utility companies enable him to contribute valuable business, operational, and management expertise to the Board given the Company’s portfolio of energy assets. Mr. Hughes’ service on the board of the Los Angeles Branch of the Federal Reserve Bank of San Francisco also imparts significant financial expertise. Mr. Hughes is an audit committee financial expert.

James E. Nevels

Director since: 2016

Age: 67

Committees: Compensation and Benefits Committee; Governance and Nominating Committee;

Executive Committee

Other Current Public Directorships:

First Data Corporation; WestRock Company

Career Highlights and Qualifications: Mr. Nevels founded The Swarthmore Group, an investment advisory firm, in 1991 and has served as its Chairman since that time. He has more than 38 years of experience in the securities and investment industry and is a member of The Swarthmore Group’s Executive Committee. Mr. Nevels was appointed by the President of the United States to the Advisory Committee to the Pension Benefit Guaranty Corporation and served as Chairman from 2005 until 2007. In December 2001, Mr. Nevels was appointed by the Governor of Pennsylvania as Chairman of the Philadelphia School Reform Commission and served through September 2007, overseeing the turnaround of the Philadelphia School System, then the ninth largest school district in the United States. In addition, Mr. Nevels served as a member of the Board of The Federal Reserve Bank of Philadelphia from 2010 to 2015 and served as Chair of the Board from 2014 through 2015.

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2019 PROXY STATEMENT

Item 1 Election of Directors (continued)

Other Current Affiliations: Mr. Nevels served as the Lead Independent Director of WestRock Company from 2017 through 2018. Mr. Nevels is currently chairman of the board of CJP/IKON LLC, a member of the Board of Trustees of the Pro Football Hall of Fame (Emeritus Status), a member of the Council of Foreign Relations, a member of the Board of Trustees of PGA Reach, and a member of the board of directors of the Pennsylvania Fly Fishing Museum Association.

Previous Directorships: The Hershey Company (2009-2015, was Chairman and lead independent director from 2015 through 2017); XL Group board (2017-2018).

Attributes and Skills: Mr. Nevels’ background and experience as an investment advisor and director and chairman of large public companies gives Alcoa the benefit of his broad knowledge and perspective on the governance and leadership of publicly traded companies, as well as financial expertise.

James W. Owens

Director since: 2016

Age: 73

Committees: Compensation and Benefits Committee (Chair); Governance and Nominating Committee

Other Current Public Directorships:

International Business Machines Corporation (IBM)

Career Highlights and Qualifications: Mr. Owens served as Chairman and Chief Executive Officer of Caterpillar Inc., a leading manufacturer of construction and mining equipment, diesel, and natural gas engines and industrial gas turbines, from February 2004 through June 2010. He was Executive Chairman from June to October 2010, when he retired from the company.

Mr. Owens served as Vice Chairman of Caterpillar from December 2003 to February 2004 and as Group President from 1995 to 2003, responsible at various times for 13 of the company’s 25 divisions. Mr. Owens joined Caterpillar in 1972 as a corporate economist and was named chief economist of Caterpillar Overseas S.A. in Geneva, Switzerland in 1975. He held managerial positions in the Accounting and Product Source Planning Departments and then became managing director of Caterpillar’s joint venture in Indonesia until 1990, when he was elected a Corporate Vice President and named President of Solar Turbines Incorporated, a Caterpillar subsidiary. He served as Vice President and Chief Financial Officer from 1993-1995. He was also former Chairman and Executive Committee member of the Business Council.

Other Current Affiliations: Mr. Owens is the former Chairman of the Board of Trustees of N.C. State University, and a board member of the Peterson Institute for International Economics. He is also a member of the Council on Foreign Relations. Mr. Owens will retire from the IBM board of directors in April 2019.

Previous Directorships: Alcoa Inc. (2005-2016); Caterpillar Inc. (2004-2010, as Chairman); Morgan Stanley (2011-May 2018).

Attributes and Skills: Mr. Owens’ previous leadership positions, including as Chairman and Chief Executive Officer of a significant, complex global industrial company, bring to the Board proven business acumen, governance, and management experience, and economics expertise.

Carol L. Roberts Director since: 2016 Age: 59 Committees: Audit Committee (Chair); Compensation and Benefits Committee; Executive Committee Other Current Public Directorships: VF Corporation

Career Highlights and Qualifications: Ms. Roberts was Senior Vice President and Chief Financial Officer of International Paper Company (IP), a global leader in packaging and paper with manufacturing operations in 24 countries, from 2011 until 2017 when she retired. Ms. Roberts has over 35 years of industrial manufacturing experience, having worked in multiple facilities and across various functions at IP. Before being named Chief Financial Officer in 2011, Ms. Roberts led IP’s

21

2019 PROXY STATEMENT

Item 1 Election of Directors (continued)

largest business, the Industrial Packaging Group. While in that role, she led IP’s acquisition of Weyerhaeuser’s packaging business. Ms. Roberts also served as IP’s Vice President of People Development for three years, during which she developed human resources programs that had a major impact on IP’s talent posture and employee engagement. Ms. Roberts served in a variety of operational and technical roles since beginning her career with IP in 1981 as an associate engineer at the company’s Mobile, Alabama mill.

Other Current Affiliations: Ms. Roberts serves on the Board of Trustees for the University of Memphis and on the board of Divergent 3D, a private, 3D printing manufacturer of automotive parts.

Previous Directorships: Alcoa Inc. (2014-2016).

Attributes and Skills: Ms. Roberts’ career spans engineering, manufacturing, business management, human resources, and finance, bringing deep cross-functional knowledge and experiences to the Board. Her role as Chief Financial Officer of IP has provided a strong foundation for valuable contributions to Board discussions relating to financial, accounting, and strategic matters. Ms. Roberts is an audit committee financial expert.

Suzanne Sitherwood Director since: 2016 Age: 58 Committees: Audit Committee; Safety, Sustainability and Public Issues Committee Other Current Public Directorships: Spire Inc.

Career Highlights and Qualifications: Ms. Sitherwood has been the Chief Executive Officer of Spire Inc. (“Spire”) since February 2012 and has been its President and a member of its board since September 2011. She serves on Spire’s Strategy Committee.

Spire is the fifth largest publicly-traded natural gas company in the U.S., serving nearly 1.7 million customers. Spire’s gas-related businesses include Spire Marketing, Spire STL Pipeline and Spire Storage. Under Ms. Sitherwood’s leadership, Spire quadrupled its enterprise value through the acquisition of four natural gas utilities serving customers across Alabama, Mississippi, and Missouri. Prior to joining Spire, Ms. Sitherwood was President of three natural gas utilities at AGL Resources serving more than 1.6 million customers.

Other Current Affiliations: Ms. Sitherwood serves as deputy chair of the Federal Reserve Bank of St. Louis. She also serves on the boards of Civic Progress St. Louis, United Way of Greater St. Louis, St. Louis Regional Chamber, and the American Gas Association.

Attributes and Skills: With more than 35 years of experience in the natural gas industry, serving in roles ranging from chief engineer to vice president of gas operations and capacity planning, to the President and Chief Executive Officer of a public company owning five natural gas utilities, Ms. Sitherwood possesses significant leadership and management experience working in a regulatory environment while implementing strategic growth initiatives. Ms. Sitherwood is an audit committee financial expert.

Steven W. Williams

Director since: 2016

Age: 63

Committees: Compensation and Benefits Committee; Governance and Nominating Committee; Executive Committee

Other Current Public Directorships:

Suncor Energy Inc.

Career Highlights and Qualifications: Mr. Williams is Chief Executive Officer of Suncor Energy, having served in such role since May 2012, and served as President of Suncor Energy from December 2011 to November 2018. Mr. Williams has

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2019 PROXY STATEMENT

Item 1 Election of Directors (continued)

announced his intention to retire from Suncor in May 2019. His career with Suncor Energy began in 2002 when he was appointed Executive Vice President, Corporate Development and Chief Financial Officer. He also served at Suncor Energy as Executive Vice President, Oil Sands, from 2003 to 2007 and as Chief Operating Officer, from 2007 to 2011. Mr. Williams has more than 40 years of international energy industry experience, including 18 years at Esso/Exxon.

Other Current Affiliations: Mr. Williams is a fellow of the Institution of Chemical Engineers, a member of the Institute of Directors, and is a member of the National Association of Corporate Directors. He is one of 12 founding chief executive officers of Canada’s Oil Sands Innovation Alliance (COSIA), a member of the advisory board of Canada’s Ecofiscal Commission and a member of the Board of the Business Council of Canada.

Attributes and Skills: Mr. Williams has decades of experience in leadership positions at large, publicly-traded energy companies that he brings to our Board. His expertise in the energy sector, both on the operational and financial side, brings valuable insight and experience to the Board. Mr. Williams also has extensive experience with business leadership organizations and advising government organizations regarding businesses and the economy.

Ernesto Zedillo

Director since: 2016

Age: 67

Committees: Audit Committee; Safety, Sustainability and Public Issues Committee (Chair)

Other Current Public Directorships:

Citigroup Inc.; The Procter & Gamble Company

Career Highlights and Qualifications: Dr. Zedillo has been at Yale University since 2002, where he is the Frederick Iseman ’74 Director of the Yale Center for the Study of Globalization; Professor in the Field of International Economics and Politics; Professor of International and Area Studies; and Professor Adjunct of Forestry and Environmental Studies. He was a Distinguished Visiting Fellow at the London School of Economics in 2001.

Dr. Zedillo was President of Mexico from December 1994 to December 2000. He served in the Federal Government of Mexico as Undersecretary of the Budget (1987-1988); as Secretary of Economic Programming and the Budget and board member of various state-owned enterprises, including PEMEX, Mexico’s national oil company (1988-1992); and as Secretary of Education (1992-1993). Earlier, he was with the central bank of Mexico where he served as deputy manager of economic research and deputy director and was the founding General Director of the Trust Fund for the Coverage of Exchange Risks, a mechanism created to manage the rescheduling of the foreign debt of the country’s private sector that involved negotiations and complex financial operations with hundreds of firms and international banks.

Also in Mexico, he taught economics at the National Polytechnic Institute and El Colegio de Mexico.

Other Current Affiliations: Dr. Zedillo belongs to the international advisory board of BP. He is also a senior advisor to the Credit Suisse Research Institute and the Chair of the Natural Resource Governance Institute, a non-profit institution.

Previous Directorships: Alcoa Inc. (2002-2016); Electronic Data Systems Corporation (2007-2008); Union Pacific Corporation (2001-2006); Promotora de Informaciones, S.A. (2010-2017).

Attributes and Skills: From his broad experience in government and international politics and his prior service as President of Mexico, Dr. Zedillo brings international perspective and insight to matters such as government relations and economic, political, and public issues in the various countries in which Alcoa operates to our Board. Dr. Zedillo also has significant financial experience and is an audit committee financial expert.

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Item 1 Election of Directors (continued)

Nominating Board Candidates—Procedures and Director Qualifications

Stockholder Recommendations for Director Nominees

The Governance and Nominating Committee (for purposes of this section, the “Committee”) will consider candidates for the Board recommended by stockholders. Any stockholder wishing to recommend a candidate for director should submit the recommendation in writing to our principal executive offices: Alcoa Corporation, Governance and Nominating Committee, c/o Secretary, 201 Isabella Street, Suite 500, Pittsburgh, Pennsylvania 15212-5858. The written submission should comply with all requirements set forth in the Company’s Certificate of Incorporation and Bylaws. The Committee will consider all candidates recommended by stockholders who comply with the foregoing procedures and satisfy the minimum qualifications for director nominees and Board member attributes.

Advance Notice Director Nominations

Alcoa’s Bylaws provide that any stockholder entitled to vote at an annual stockholders’ meeting may nominate one or more director candidates for election at that Annual Meeting by following certain prescribed procedures. To be timely, the stockholder must provide to Alcoa’s Secretary written notice of the stockholder’s intent to make such a nomination or nominations not earlier than 120 days and not later than the close of business 90 days before the first anniversary date of the immediately preceding Annual Meeting, except as otherwise provided in the Bylaws. If the number of directors is increased by the Board and there is no public announcement at least 100 days prior to the first anniversary date of the immediately preceding Annual Meeting, a previously submitted timely notice will be considered timely with regard to nominees for the new positions on the Board if received before the close of business on the tenth day following public announcement of the increase of the size of the Board.

If a stockholder intends to nominate directors for a special meeting of the Board at which directors will be elected, to be timely, the stockholder must provide written notice to Alcoa’s Secretary not earlier than 120 days prior and not later than the close of business 90 days prior to the special meeting. If the first public announcement of the special meeting is less than 100 days prior to the special meeting, a notice will be timely if received within ten days of the public announcement of the special meeting.

A stockholder nominating a director for election must provide the information regarding that nominee in the format required by the Bylaws, and otherwise comply with all applicable requirements in the Bylaws. Any such notice must be sent to our principal executive offices: Alcoa Corporation, 201 Isabella Street, Suite 500, Pittsburgh, Pennsylvania 15212-5858, Attention: Secretary. For the 2020 Annual Meeting, such notice must be delivered to the Secretary no earlier than January 9, 2020 and no later than February 8, 2020.

Proxy Access Director Nominations

In addition to advance notice procedures, our Bylaws also include provisions permitting, subject to certain terms and conditions set forth therein, stockholders who have maintained continuous qualifying ownership of at least 3% of outstanding Alcoa Corporation common stock for at least three years to nominate a number of director candidates not to exceed the greater of two candidates or 20% of the number of directors then in office who will be included in our annual meeting proxy statement. Alcoa Corporation first became an independent, publicly-traded company on November 1, 2016 and, as a result, eligible stockholders will first be able to nominate a proxy access candidate for the Company’s 2020 annual meeting of stockholders. Eligible stockholders who wish to nominate a proxy access candidate must follow the procedures described in our Bylaws. Proxy access candidates and the stockholder nominators meeting the qualifications and requirements set forth in our Bylaws will be included in the Company’s proxy statement and ballot. To be timely, an eligible stockholder’s proxy access notice must be delivered to our principal executive offices, Alcoa Corporation, 201 Isabella Street, Suite 500, Pittsburgh, Pennsylvania 15212-5858, Attention: Secretary, no earlier than 150 days and no later than 120 days before the one-year anniversary of the date that we commenced mailing of our definitive proxy statement (as stated in such proxy statement) for the immediately preceding annual meeting, except as otherwise provided in the Bylaws. For the 2020 Annual Meeting, such notice must be delivered to the Secretary no earlier than October 21, 2019 and no later than November 20, 2019.

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Item 1 Election of Directors (continued)

Minimum Qualifications for Director Nominees and Board Member Attributes

The Committee is charged with determining the criteria, objectives and procedures for selecting members of the Board. The Board membership criteria are set forth in the Company’s Corporate Governance Guidelines, and the committee will consider such criteria in the context of the existing composition and needs of the Board and its committees.

Alcoa has adopted the following criteria for identification, evaluation and selection of directors (which apply regardless of the nominator):

✓	Directors must have demonstrated the highest ethical behavior and must be committed to the Company’s values.
✓

Directors must be committed to seeking and balancing the legitimate long-term interests of all of the Company’s stakeholders, including its stockholders, customers, employees and the communities where the Company has an impact. Directors must not be primarily beholden to any special interest group or constituency.

✓

It is the objective of the Board that all non-management directors be independent. In addition, no director should have, or appear to have, a conflict of interest that would impair that director’s ability to make decisions consistently in a fair and balanced manner.

✓

Directors must be independent in thought and judgment. They must each have the ability to speak out on difficult subjects; to ask tough questions and demand accurate, honest answers; to constructively challenge management; and at the same time, act as an effective member of the team, engendering by his or her attitude an atmosphere of collegiality and trust.

✓

Each director must have demonstrated excellence in his or her area and must be able to deal effectively with crises and to provide advice and counsel to the Chief Executive Officer and other members of executive management of the Company.

✓

Directors should have proven business acumen, serving or having served as a Chief Executive Officer, Chief Operating Officer or Chief Financial Officer of a significant, complex organization, or other senior leadership role in a significant, complex organization; or serving or having served in a significant policy-making or leadership position in a well-respected, nationally or internationally recognized educational institution, not-for-profit organization or governmental entity; or having achieved a widely recognized position of leadership in the director’s field of endeavor, which adds substantial value to the oversight of material issues related to the Company’s business.

✓

Directors must be committed to understanding the Company and its industry; to regularly preparing for, attending and actively participating in meetings of the Board and its committees; and to ensuring that existing and future individual commitments will not materially interfere with the director’s obligations to the Company. The number of other board memberships in light of the demands of a director nominee’s principal occupation, should be considered, as well as travel demands for meeting attendance.

✓

Directors must understand the legal responsibilities of board service and fiduciary obligations. All members of the Board should be financially literate and have a sound understanding of business strategy, business environment, corporate governance and board operations. At least one member of the Board must satisfy the requirements of an “audit committee financial expert.”

✓

Directors must be self-confident and willing and able to assume leadership and collaborative roles as needed. They need to demonstrate maturity, valuing board and team performance over individual performance and respect for others and their views.

✓	New director nominees should be able to, and be committed to, serve as a member of the Board for an extended period of time.
✓

While diversity and a variety of experiences and viewpoints represented on the Board should always be considered, a director nominee should not be chosen nor excluded solely or largely because of race, color, gender, national origin or sexual orientation or identity. In selecting a director nominee, the Governance and Nominating Committee will focus on any special skills, expertise or background that would complement the existing Board, recognizing that the Company’s businesses and operations are diverse and global in nature.

✓	Directors should have reputations, both personal and professional, consistent with the Company’s image and reputation.

Process of Evaluation of Director Candidates

Candidates for nomination to the Board may be suggested by current directors, members or management, stockholders, or a third-party search firm engaged to assist with director recruitment. Based upon the recommendations of the Committee, the Board will recommend director nominees to the stockholders, and is responsible for selecting directors to fill vacancies

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Item 1 Election of Directors (continued)

between stockholder meetings. The Committee will make a preliminary review of a prospective candidate’s background, career experience and qualifications based on available information. If a consensus is reached by the Committee that a particular candidate would likely contribute positively to the Board’s mix of skills and experiences, the Committee will conduct interviews with the candidate and may invite other Board members or senior Alcoa executives to interview the candidate to assess the candidate’s overall qualifications. The Committee will consider the candidate against the criteria it has adopted in the context of the Board’s then current composition and the needs of the Board and its committees, and make a recommendation to the Board as to whether the candidate should be nominated for election. This procedure is the same for all candidates, including director candidates identified by stockholders.

Non-Employee Director Compensation Program

Our non-employee director compensation program is designed to attract and retain outstanding director candidates who have the requisite experience and background as set forth in our Corporate Governance Guidelines, as well as to recognize the substantial time and effort necessary to exercise oversight of a complex global organization like Alcoa and fulfill the other responsibilities required of our directors. Non-employee directors receive a retainer of cash and equity-based compensation totaling $240,000 per year (plus committee service fees, if applicable) for service on the Board. In addition, Mr. Morris receives a non-executive Chairman fee in the amount of $150,000, which amount was recommended to the Board by the Committee based on a comparative market analysis prepared by Pay Governance LLC (“Pay Governance”), the independent compensation consultant selected by the Compensation and Benefits Committee. Mr. Harvey, our sole employee director, does not receive additional compensation for his Board service.

Consistent with its charter, the Committee reviews director compensation periodically and recommends changes to the Board as it deems appropriate. In 2018, the Committee reviewed the director compensation program based on a market analysis, provided by Pay Governance, of Alcoa’s program relative to non-employee director compensation programs of companies in the CEO compensation benchmarking peer group (as set forth under the “Executive Compensation” section), which concluded that overall compensation is slightly below market median. No changes were made to the non-employee directors compensation program in 2018.

Director Fees

The table below sets forth the components of compensation for our non-employee directors approved by the Board with respect to 2018:

Annual Compensation Element	Amount
Cash Retainer for Non-Employee Directors	$120,000
Equity Award for Non-Employee Directors	$120,000	(1)
Annual Cash Fees(2)
Non-Executive Chairman Fee	$150,000
Audit Committee Chair Fee (includes Audit Committee Member Fee)	$27,500
Audit Committee Member Fee	$11,000
Compensation and Benefits Committee Chair Fee	$20,000
Other Committee Chair Fee	$16,500

Stock Ownership Requirement	$750,000
(1)

The annual equity award is granted in the form of restricted share units for continuing directors following the annual meeting, and generally will vest in one year in accordance with the Alcoa Corporation Non-Employee Director Compensation Policy. Vested restricted share units will be settled in a lump sum or installments following termination of service on the Board, in accordance with the elections made by non-employee directors.

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2019 PROXY STATEMENT

Item 1 Election of Directors (continued)

(2)

Each non-employee director may elect to defer all or part of his or her cash compensation pursuant to the Alcoa Corporation Directors’ Deferred Fee Plan, as amended (“Deferred Fee Plan”). Directors may elect to defer their cash compensation into various investment options or into restricted share units that are fully vested at grant. Deferred cash amounts are paid in cash either in a lump sum or installments following termination of service on the Board in accordance with the elections made by non-employee directors. Cash fees that are deferred into restricted share units will be settled in a lump sum or installments following termination of service on the Board, in accordance with the elections made by non-employee directors.

2018 Director Compensation

The following table sets forth the total compensation of the Company’s non-employee directors for the year ended December 31, 2018.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Michael G. Morris	$270,000	$120,007	$390,007
Mary Anne Citrino	$120,000	$120,007	$240,007
Timothy P. Flynn	$120,000	$120,007	$240,007
Kathryn S. Fuller	$136,500	$120,007	$256,507
James A. Hughes	$131,000	$120,007	$251,007
James E. Nevels	$120,000	$120,007	$240,007
James W. Owens	$140,000	$120,007	$260,007
Carol L. Roberts	$147,500	$120,007	$267,507
Suzanne Sitherwood	$131,000	$120,007	$251,007
Steven W. Williams	$120,000	$120,007	$240,007
Ernesto Zedillo	$147,500	$120,007	$267,507
(1)

This column reflects the cash fees earned by directors for Board and committee service to Alcoa from January 1, 2018 through December 31, 2018, whether or not such fees were deferred. For 2018 compensation, four of our directors deferred their cash fees, or a portion thereof, into restricted share units in the following amounts: Ms. Citrino, $119,902; Mr. Flynn, $119,902; Mr. Williams, $119,902; and Dr. Zedillo, $73,637.

(2)

This column reflects the aggregate grant date fair value, determined in accordance with the Financial Accounting Standard Board’s Accounting Standards Codification 718, Compensation—Stock Compensation (“ASC Topic 718”), of the restricted share unit awards granted by Alcoa on May 11, 2018. A discussion of the relevant assumptions is set forth in Note M to the consolidated financial statements set forth in the 2018 Annual Report. As of December 31, 2018, each of our directors held 2,224 unvested restricted share units.

Stock Ownership Guideline for Non-Employee Directors

To further align the interests of directors with the long-term interests of our stockholders, non-employee directors are required to own, until retirement from the Board, at least $750,000 of our common stock, including restricted share units. Cash-settled deferred share units relating to Alcoa common stock (acquired at Separation due to certain directors’ service on the board of our former parent company pursuant to the Deferred Fee Plan) are counted for purposes of meeting the stock ownership requirement. Whether non-employee directors hold shares of Alcoa common stock, restricted share units, or deferred share units, they have the same economic interest in the performance of the Company, which further aligns the directors’ interests with those of our stockholders. Non-employee directors are expected to invest 50% of their annual compensation in Alcoa stock (or stock equivalents), until they satisfy the director stock ownership guideline, and they are required to maintain that investment until they retire from the Board. It is the opinion of the Board that this policy reinforces a focus on long-term stockholder value.

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Item 1 Election of Directors (continued)

The following table shows the value of each non-employee director’s holdings in Alcoa common stock, restricted share units, and deferred share units as of January 1, 2019, based on the average closing price per share of our common stock on the NYSE for all active trading days in December 2018, in accordance with stock ownership guideline for non-employee directors.

Non-Employee Directors	Value of Alcoa Stock, Restricted Share Units and Deferred Share Units
Michael G. Morris	$1,564,887
Mary Anne Citrino	$312,803
Timothy P. Flynn	$400,800
Kathryn S. Fuller	$930,611
James A. Hughes	$227,368
James E. Nevels	$228,297
James W. Owens	$1,216,362
Carol L. Roberts	$609,391
Suzanne Sitherwood	$227,368
Steven W. Williams	$395,705
Ernesto Zedillo	$1,505,575

Prohibitions against Short Sales, Hedging, Margin Accounts and Pledging

The Company’s Insider Trading Policy (the Policy”) prohibits directors, executive officers, employees, and others from engaging in short sale transactions in Alcoa securities and prohibits the purchase or use, directly or indirectly, of financial instruments that are designed to hedge or offset any decrease in the market value of the Company’s securities (including prepaid variable forward contracts, equity swaps, collars, and exchange funds).The Policy also prohibits holding the Company’s securities in margin accounts or pledging Alcoa’s securities as collateral. See “Compensation Discussion and Analysis—What We Don’t Do” for additional information regarding our no hedging and no pledging policies.

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Corporate Governance

The Board has adopted a number of policies to support our values and good corporate governance, which are central to the success of our business and in advancing stockholder interests.

Corporate Governance Highlights

The following governance documents are available on our website, www.alcoa.com, under “Investors—Corporate Governance—Governance Documents.”

•	Certificate of Incorporation and Bylaws
•	Committee Charters
•	Corporate Governance Guidelines, including Director Independence Standards
•	Code of Conduct

Paper copies of the documents listed above can be obtained by writing to the Alcoa Corporation, Attention: Secretary, 201 Isabella Street, Suite 500, Pittsburgh, Pennsylvania 15212-5858.

Please see the Proxy Statement Summary for highlights of Alcoa’s corporate governance program. You can find details about these and other corporate governance policies and practices within this Proxy Statement.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines, which are designed to assist the Board in the exercise of its duties and responsibilities to the Company. They reflect the Board’s commitment to monitor the effectiveness of decision-making at the Board and management level with a view to achieving Alcoa’s strategic objectives. They are subject to modification by the Board at any time.

Code of Conduct

The Company’s Code of Conduct applies equally to the directors and to all officers and employees of the Company, as well as those of our controlled subsidiaries, affiliates and joint ventures. The Code of Conduct incorporates a Code of Ethics applicable to the Chief Executive Officer, Chief Financial Officer and other Financial Professionals, including the principal accounting officer. We conduct annual surveys regarding compliance with the policies.

Only the Audit Committee can amend or grant waivers from the provisions of the Code of Conduct, and any such amendments or waivers applicable to directors and executive officers will be posted promptly on our website, www.alcoa.com. No waivers have been granted.

Online training on the Code of Conduct is mandatory for all salaried employees. Shop floor employees complete live training, which includes materials focused on the Company’s policies and procedures and information on how to ask questions and raise concerns through the Company’s Integrity Line and other resources.

Board Information

Director Independence

Providing objective, independent judgment is at the core of the Board’s oversight function. Under the Company’s Director Independence Standards, which conform to the corporate governance listing standards of the NYSE, a director is not considered “independent” unless the Board affirmatively determines that the director has no material relationship with the Company or any subsidiary in the consolidated group. The Director Independence Standards include a list of categories of material relationships affecting the determination of a director’s independence. Any relationship that falls below a threshold set forth in the Director

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2019 PROXY STATEMENT

Corporate Governance (continued)

Independence Standards, or is not otherwise listed in the Director Independence Standards or the NYSE listing standards, and is not required to be disclosed under Item 404(a) of SEC Regulation S-K, is deemed to be an immaterial relationship.

The Board has affirmatively determined that all the directors are independent except Mr. Harvey, who is employed by the Company (and therefore does not meet the independence standards set forth in the NYSE listing standards and Director Independence Standards). In the course of making its determination regarding independence, the Board did not find any material relationships that would impair a director’s independence, other than Mr.  Harvey’s employment.

Board Leadership Structure

The Company’s current Board leadership structure provides for a non-executive Chairman of the Board who is appointed by the independent directors of the Board. The Board believes this current structure of separating the roles of Chairman and Chief Executive Officer allows for better alignment of corporate governance with the interests of stockholders. The Board also believes that this structure allows our Chief Executive Officer to focus on operating and managing the Company and the Chairman to provide guidance and oversight.

Our Corporate Governance Guidelines provide that the non-executive Chairman will: call and chair all meetings of the Board, including executive sessions of the independent directors; chair the annual stockholders meeting; ensure that he or she is available for consultation and direct communication with major stockholders or joint venture partners, as appropriate; oversee Board governance, including approval of meeting agendas and meeting schedules to assure that all agenda items are adequately addressed; ensure personal availability for consultation and communication with independent directors; call special meetings of the independent directors, as the Chairman may deem appropriate; and provide guidance and communication to the Chief Executive Officer in matters of strategic importance.

Board Meetings and Attendance

The Board met seven times in 2018. In 2018, all directors attended at least 75% of the meetings of the Board and the committees on which he or she served and, actual director attendance at meetings of the Board and committees on which they served averaged 94%. Under Alcoa’s Corporate Governance Guidelines, all directors are expected to attend the annual meeting of stockholders, and all directors attended the 2018 Annual Meeting.

The following table sets forth the Board committees and the current members of each of the committees:

	Audit	Compensation and Benefits	Governance and Nominating	Safety, Sustainability and Public Issues	Executive

Mary Anne Citrino*			✓	✓

Timothy P. Flynn*		✓		✓

Kathryn S. Fuller*		✓	Chair		✓

Roy C. Harvey(1)					✓

James A. Hughes*	✓			✓

Michael G. Morris*(2)					Chair

James E. Nevels*		✓	✓		✓

James W. Owens*		Chair	✓

Carol L. Roberts*	Chair	✓			✓

Suzanne Sitherwood*	✓			✓

Steven W. Williams*		✓	✓		✓

Ernesto Zedillo*	✓			Chair

2018 Meetings	6	5	4	5	0
*	Independent Director
(1)

As a management director, Mr. Harvey attends each committee meeting, except to the extent the Board or committee requests to meet without him present or the Board or committee is meeting in executive session.

(2)	As non-executive Chairman of the Board, Mr. Morris attends each Board and committee meeting.

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Corporate Governance (continued)

Board and Committee Annual Self-Evaluation Process

The Governance and Nominating Committee developed and oversees the formal annual, multi-faceted process to assess the performance and effectiveness of the full Board, the operations of its committees, and the contributions of directors. The self-evaluation process is designed to solicit robust feedback regarding the Board and individual directors and ensure the compliance, continuous improvement, and accountability of our Board.

Director-to-Director Interviews:

The evaluation process is led by our independent Chairman and consists of one-on-one interviews, guided by written reference materials conducted by:

•	The Chairman with individual directors regarding the function of the Board and each committee, as well as individual peer performance reviews
•	The committee chairs with their members regarding the function of each committee
•	The Chairman with the NEOs regarding management’s working relationship with the Board
•	The Chair of the Governance and Nominating Committee with each director regarding the performance of the Chairman

Feedback:

A summary of results identifying any themes or issues that have emerged is discussed in Board and committee executive sessions, and individual director feedback is communicated by the Chairman as appropriate

Ongoing Evaluation Actions:

In addition to the formal annual Board and committee self-evaluation process described above, our evaluation process incorporates:

•	Periodic input from committee chairs, the CEO and senior management on topical agendas
•	Regular executive sessions without management present
•	Review of the appropriateness of a director’s continued service following a substantial change in principal occupation
•

Review of potential conflicts and over-boarding concerns following a director’s request to serve on the governance and/or advisory board of other corporations or entities including non-profit or charitable organizations

•	Consideration of individual director performance when evaluating directors for possible re-nomination to the Board
•	An annual review of committee charters, Corporate Governance Guidelines and other Board policies
•	An annual review of the formal Board and committee self-evaluation process

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Corporate Governance (continued)

Committees of the Board

There are five standing committees of the Board. The Board has adopted written charters for each committee, which are available on our website at www.alcoa.com under “Investors—Corporate Governance—Governance Documents.”

Each of the Audit, Compensation and Benefits, Governance and Nominating, and Safety, Sustainability and Public Issues Committees consists solely of directors who have been determined by the Board to be independent in accordance with SEC regulations, NYSE listing standards, and the Company’s Director Independence Standards (including the heightened independence standards and considerations for members of the Audit and Compensation and Benefits Committees).

COMMITTEE	RESPONSIBILITIES

Audit Committee

•   Oversees the integrity of the financial statements and internal controls, including review of the scope and the results of the audits of the internal and independent auditors.

•   Appoints the independent auditors and evaluates their independence and performance.

•   Reviews the organization, performance, and adequacy of the internal audit function.

•   Pre-approves all audit, audit-related, tax, and other services to be provided by the independent auditors.

•   Oversees the Company’s compliance with legal, ethical, and regulatory requirements.

•   Approves the audit committee report for inclusion in the Proxy Statement.

•   Discusses with management and the auditors the Company’s policies with respect to risk assessment and risk management, including major financial risk exposures and cybersecurity.

Each member of the Audit Committee is financially literate, and the Board has determined that each of Mses. Roberts and Sitherwood and Mr. Hughes and Dr. Zedillo qualifies as an “audit committee financial expert” under applicable SEC rules.

Compensation and Benefits Committee

•   Establishes the Chief Executive Officer’s compensation based upon an evaluation of performance in light of approved goals and objectives.

•   Reviews and approves the compensation of the Company’s other officers.

•   Oversees the implementation and administration of the Company’s compensation and benefits plans, including pension, savings, incentive compensation and equity-based plans.

•   Reviews and approves general compensation and benefit policies.

•   Reviews and advises the Board with respect to clawback policies.

•   Approves the Compensation Discussion and Analysis and the Compensation Committee Report for inclusion in the Proxy Statement.

•   Has the sole authority to retain and terminate a compensation consultant, as well as to approve the consultant’s fees and other terms of engagement (see “Compensation Consultant”).

The Compensation and Benefits Committee may form, and delegate its authority to, subcommittees and management, when appropriate, including to a management employee benefits committee that administers certain broad-based employee benefit plans and to the Chief Executive Officer to determine and approve annual incentive and LTI awards for officer employees of the Company as prescribed by the Compensation and Benefits Committee. Officers do not determine the amount or form of executive or director compensation, although the Chief Executive Officer provides recommendations to the Compensation and Benefits Committee regarding compensation changes and incentive compensation for the other officers. For more information on the responsibilities and activities of the committee, including its processes for determining executive compensation, see the “Compensation Discussion and Analysis” section.

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Corporate Governance (continued)

COMMITTEE	RESPONSIBILITIES

Governance and Nominating Committee

•   Identifies individuals qualified to become Board members and recommends them to the full Board for consideration, including evaluating all potential candidates, whether initially recommended by management, other Board members, or stockholders.

•   Makes recommendations to the Board regarding Board committee assignments.

•   Develops and annually reviews the Company’s Corporate Governance Guidelines, and oversees other corporate governance matters.

•   Reviews related person transactions in accordance with the Company’s policy on such transactions.

•   Oversees an annual performance evaluation of the Board and its committees.

•   Periodically reviews and makes recommendations to the Board regarding director compensation.

Safety, Sustainability and Public Issues Committee

•   Provides guidance on matters relating to the Company’s corporate and social responsibility, including safety and health, good corporate citizenship, environmental sustainability, and social issues.

•   Oversees Alcoa’s initiatives, policies, and practices to ensure alignment with its values.

•   Considers, and brings to the attention of the Board, as appropriate, current and emerging safety and health, environmental and sustainability, social, and political trends and major global legislative and regulatory developments or other government relations, trade or public policy issues.

•   Advises on significant stakeholder concerns relating to safety, the environment, sustainability, corporate and social responsibility, and other public issues.

•   Oversees Alcoa’s policies and practices relating to its political activities, diversity and inclusion, and charitable contributions.

•   Considers developments affecting the Company’s corporate reputation and provides guidance regarding the protection of the Company’s reputation.

In 2017, the name of this committee was changed from the “Public Issues Committee” to the “Safety, Sustainability and Public Issues Committee” to emphasize the importance of safety at all levels of the Company and highlight the specific responsibilities of this committee in regard to safety oversight. All Board members are invited to the meetings of the Safety, Sustainability and Public Issues Committee.

Executive Committee	• Has the authority to act on behalf of the Board, including during the intervals between regularly scheduled Board meetings when Board action is needed.

The Board’s Role in Risk Oversight

The Board is actively engaged in overseeing and reviewing the Company’s strategic direction and objectives, taking into account (among other considerations) Alcoa’s risk profile and exposures. It is management’s responsibility to manage risk and bring to the Board’s attention the most material risks to the Company. The Board has oversight responsibility for the processes established to report and monitor systems for material risks applicable to the Company. The Board annually reviews Alcoa’s enterprise risk management process and receives regular updates on risk exposures.

The Board, as a whole, has responsibility for risk oversight, including succession planning relating to the Chief Executive Officer and risks relating to the competitive landscape, strategy, business conditions, and capital requirements. The committees of the Board also oversee Alcoa’s risk profile and exposures relating to matters within the scope of their authority. The Board regularly receives detailed reports from the committees regarding risk oversight in their areas of responsibility.

The Audit Committee discusses the Company’s risk profile, risk management, and exposure (and Alcoa’s policies relating to the same) with management, the internal auditors, and the independent auditors. Such discussions include the Company’s major financial risk exposures and the steps management has taken to monitor and control these exposures.

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Corporate Governance (continued)

The Audit Committee also is charged with oversight of Alcoa’s risks relating to cybersecurity, including review of the state of the Company’s cybersecurity, emerging cybersecurity developments and threats, and the Company’s strategy to mitigate cybersecurity risks.

The Compensation and Benefits Committee considers risks related to the attraction and retention of talent, the design of compensation programs and incentive arrangements, and the investment management of the Company’s principal retirement and savings plans. The Compensation and Benefits Committee periodically reviews Alcoa’s incentive structure to avoid encouraging material risk-taking through financial incentives. Based on these determinations, the Company believes that it is not reasonably likely that Alcoa’s compensation and benefit plans incentivize undue risk or create risks that are reasonably likely to have a material adverse effect on us. See “Compensation Discussion and Analysis—Executive Compensation Policies and Practices—What We Do—Maintain a Conservative Compensation Risk Profile.”

The Governance and Nominating Committee considers risks related to corporate governance and oversees succession planning for the Board and the appropriate assignment of directors to the Board committees for risk oversight and other areas of responsibilities.

The Safety, Sustainability and Public Issues Committee considers risks related to the Company’s reputation, and risks relating to safety and health, public policy, environmental sustainability, and social issues.

The Company believes that the Board leadership structure supports its role in risk oversight. There is open communication between management and directors, and all directors are actively involved in the risk oversight function.

Communications with Directors

The Board welcomes input and suggestions. Stockholders and other interested parties wishing to contact the Chairman or the non-management directors as a group may do so by sending a written communication to the attention of the Chairman c/o Alcoa Corporation, 201 Isabella Street, Suite 500, Pittsburgh, Pennsylvania 15212-5858.

To communicate issues or complaints regarding questionable accounting, internal accounting controls or auditing matters, send a written communication to the Audit Committee c/o Alcoa Corporation, 201 Isabella Street, Suite 500, Pittsburgh, Pennsylvania 15212-5858. Alternatively, you may place an anonymous, confidential, toll free call in the United States to Alcoa’s Integrity Line at 1-800-346-7319. You may also make reports by web, email, or standard mail. For a listing of web, email and mailing addresses, and of Integrity Line telephone numbers outside the United States, go to www.alcoa.com “—Who We Are—Ethics and Compliance—Integrity Line.” See also www.alcoa.com “—Investors—Corporate Governance.”

Communications addressed to the Board or to a Board member are distributed to the Board or to any individual director or directors, as appropriate, depending upon the facts and circumstances outlined in the communication. On behalf of the Board, the Secretary’s Office will submit to the Board all communications received, excluding only those items that are not related to Board duties and responsibilities, such as junk mail and mass mailings; product complaints and product inquiries; new product or technology suggestions; job inquiries and resumes; advertisements or solicitations; and surveys.

Related Person Transactions

Review, Approval and Ratification of Transactions with Related Persons

The Company has a written Related Person Transaction Approval Policy regarding the review, approval, and ratification of transactions between the Company and related persons. The policy applies to any transaction in which Alcoa or a subsidiary is a participant, where the amount involved exceeds $120,000 and a related person has a direct or indirect material interest. A related person means any director or executive officer of the Company, any nominee for director, any stockholder known to the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities, and any immediate family member of any such persons.

Under this policy, reviews are conducted by management to determine which transactions or relationships should be referred to the Governance and Nominating Committee for consideration. The Governance and Nominating Committee then reviews the material facts and circumstances regarding a transaction and determines whether to approve, ratify, revise, or

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2019 PROXY STATEMENT

Corporate Governance (continued)

reject a related person transaction, or to refer it to the full Board or another committee of the Board for consideration. The Related Person Transaction Approval Policy operates in conjunction with other aspects of the Company’s compliance program, including its Code of Conduct that requires all directors, officers, and employees to be free from the influence of any conflict of interest when they carry out their duties with respect to the Company.

The Board has considered the following types of potential related person transactions and pre-approved them under the Related Person Transaction Approval Policy as not presenting material conflicts of interest:

(i)

employment of executive officers (except employment of an executive officer that is an immediate family member of another executive officer, director, or nominee for director) as long as the executive officer’s compensation is reported or would have been reported (if such executive officer was a “named executive officer”) under Regulation S-K Item 402;

(ii)	director compensation that is required to be reported, and is reported, under a SEC regulation;
(iii)	any transaction with another entity if a related person’s interest arises only from:
(a)	such person’s position as a director of the other entity; or
(b)

The direct or indirect ownership by such person, together with the ownership by his or her immediate family member, of less than a 10% equity interest in the aggregate of the other entity (other than a partnership); or

(c)	both such position as a director and ownership as described in (a) and (b) above; or
(d)

such person’s position as a limited partner in a partnership in which the person, together with his or her immediate family member, have an interest of less than 10%, and the related person is not a general partner of, and does not hold another position in, the partnership.

(iv)	transactions, such as the receipt of dividends, in which all stockholders receive proportional benefits;
(v)	transactions involving competitive bids;
(vi)	transactions involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority; and
(vii)	transactions with a related person involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

Transactions with Related Persons in 2018

There were no related person transactions in 2018.

Compensation Matters

Compensation Committee Interlocks and Insider Participation

No member of the Compensation and Benefits Committee has served as one of our officers or employees at any time. None of our executive officers serves as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board. None of our executive officers serves as a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation and Benefits Committee.

Compensation Consultant

The Compensation and Benefits Committee directly retained an independent consultant, Pay Governance. Pay Governance provided advice during 2018 as requested by the Compensation and Benefits Committee on the amount and form of certain executive compensation components, including, among other items, advising on executive compensation market practices and trends, insights on executive compensation and relevant SEC and proxy advisory firm developments, and an analysis and review of the compensation plans for executives. See “Compensation Discussion and Analysis—Executive Compensation Policies and Practices—What We Do—The Compensation Committee Retains, an Independent Compensation Consultant.” The Compensation and Benefits Committee performed its annual assessment of the consultant’s independence and found no conflict of interest. In its assessment, the Compensation and Benefits Committee considered, among other matters: that Pay Governance provides no other services to the Company; the amount of fees

35

2019 PROXY STATEMENT

Corporate Governance (continued)

received from the Company by Pay Governance as a percentage of Pay Governance’s total revenue; the policies and procedures that Pay Governance has in place to prevent conflicts of interest; any business or personal relationships between the consultant(s) at Pay Governance performing consulting services and any Compensation and Benefits Committee members or any executive officer; and any ownership of Company stock by the consultant(s). In addition to information provided by Pay Governance, the Company utilized broad-based comparative compensation survey data from Willis Towers Watson, which survey data was not customized for the Company (other than to remove insurance and financial service companies), in order to assist the Company with its general understanding as to whether its compensation programs were competitive with the market.

Recovery of Incentive Compensation

The Alcoa Corporation 2016 Stock Incentive Plan, as amended and restated (the “2016 Stock Incentive Plan”), and the Annual Cash Incentive Compensation Plan, as amended and restated (the “Annual Incentive Plan”), each provide that if the Board learns of (i) any violation of the Company’s Code of Conduct or similar codes and/or policies that results in significant financial or reputational harm to the Company, as determined in the Board’s sole discretion, then the Board will, to the extent permitted by law, effect the full or partial cancellation or recovery of awards previously granted to a former or current executive officer or (ii) any misconduct by a current or former executive officer that contributed to the Company having to restate all or a portion of its financial statements, then the Board will, to the full extent permitted by governing law, in all appropriate cases, effect the cancellation and recovery of any incentive compensation previously granted to such executive officer if: (A) the amount of the incentive compensation was calculated based upon the achievement of certain financial results that were subsequently the subject of a restatement, (B) the executive engaged in intentional misconduct that caused or partially caused the need for the restatement, and (C) the amount of the incentive compensation had the financial results been properly reported would have been lower than the amount actually awarded. Furthermore, all incentive compensation (including incentive compensation that has already vested) is subject to the terms and conditions, if applicable, of any other recoupment policy adopted by the Company from time to time or any recoupment requirement imposed under applicable laws, rules, regulations or stock exchange listing standards.

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2019 PROXY STATEMENT

Beneficial Ownership

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities, to file initial reports of ownership and reports of changes in ownership of the Company’s common stock and other equity securities with the SEC within specified periods. Due to the complexity of the reporting rules, the Company undertakes to file such reports on behalf of its directors and executive officers and has instituted procedures to assist them with these obligations. Based solely on a review of filings with the SEC and written representations from the Company’s directors and executive officers, the Company believes that in 2018 all of its directors and executive officers filed the required reports on a timely basis with respect to Alcoa’s equity securities under Section 16(a).

Stock Ownership of Certain Beneficial Owners

The following table sets forth the number and percentage of shares of our common stock beneficially owned as of December 31, 2018 (unless otherwise noted) by persons we know to be the beneficial owners of more than 5% of the outstanding shares of our common stock, as reported by such stockholders to the SEC.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership (#)		Percent of Class(1)
Capital World Investors 333 South Hope Street Los Angeles, CA 90071	Common Stock	22,889,418	(2)	12.3%
Capital Research Global Investors 333 South Hope Street Los Angeles, CA 90071	Common Stock	18,631,554	(3)	10.0%
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	Common Stock	16,735,368	(4)	9.0%
Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP c/o Wellington Management Company LLP 280 Congress Street Boston, MA 02210	Common Stock	10,619,360	(5)	5.7%
1.	Percentages are based on 185,512,424 shares of Alcoa common stock outstanding as of March 1, 2019.
2.

Based solely on information contained in a Schedule 13G/A filed by Capital World Investors on February 14, 2019. Capital World Investors, a division of Capital Research and Management Company (“CRMC”), reported aggregate beneficial ownership of 22,889,418 shares, with sole power to vote 22,889,418 shares, sole power to dispose of 22,889,418 shares, shared power to vote zero shares, and shared power to dispose of zero shares.

3.

Based solely on information contained in a Schedule 13G filed by Capital Research Global Investors on February 14, 2019. Capital Research Global Investors, a division of CRMC, reported aggregate beneficial ownership of 18,631,554 shares, with sole power to vote 18,631,554 shares, sole power to dispose of 18,631,554 shares, shared power to vote zero shares, and shared power to dispose of zero shares.

4.

Based solely on information contained in a Schedule 13G/A filed by The Vanguard Group on February 11, 2019. The Vanguard Group and certain affiliated entities reported aggregate beneficial ownership of 16,735,368 shares, with sole power to vote 91,355 shares, sole power to dispose of 16,638,141 shares, shared power to vote 24,168 shares, and shared power to dispose of 97,227 shares.

5.

Based solely on information contained in a Schedule 13G filed by Wellington Management Group LLP, Wellington Group Holdings LLP, and Wellington Investment Advisors Holdings LLP (the “Wellington Entities”) on February 12, 2019. The Wellington Entities reported that the Wellington Entities collectively have aggregate beneficial ownership of 10,619,360 shares, each with the sole power to vote zero shares, sole power to dispose of zero shares, shared power to vote 4,263,195 shares, and shared power to dispose of 10,619,360 shares.

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2019 PROXY STATEMENT

Beneficial Ownership (continued)

Stock Ownership of Directors and Executive Officers

The following table shows the ownership of Alcoa common stock, as of March 1, 2019, by each director, the NEOs, and all directors and executive officers (serving as of such date) as a group. Executive officers and directors are subject to stock ownership guidelines. Please see the “Compensation Discussion and Analysis” for a discussion of executive stock ownership guidelines and the “Stock Ownership Guideline for Non-Employee Directors” for a discussion of non-employee director stock ownership guidelines.

Name of Beneficial Owner	Total Beneficial Ownership(2)	Percentage of Class Beneficially Owned	Additional Underlying Stock Units(3)	Total

Directors

Michael G. Morris	9,199	*	46,392	55,591

Mary Anne Citrino	8,888	*	2,224	11,112

Timothy P. Flynn	12,014	*	2,224	14,238

Kathryn S. Fuller	5,853	*	27,206	33,059

James A. Hughes	5,853	*	2,224	8,077

James E. Nevels	5,886	*	2,224	8,110

James W. Owens	7,522	*	35,688	43,210

Carol L. Roberts	5,853	*	15,795	21,648

Suzanne Sitherwood	5,853	*	2,224	8,077

Steven W. Williams	11,833	*	2,224	14,057

Ernesto Zedillo	9,526	*	43,958	53,484

Named Executive Officers

Roy C. Harvey(1)	306,152	*	341,133	647,285

William F. Oplinger	129,803	*	87,209	217,012

Jeffrey D. Heeter	32,234	*	54,889	87,123

Leigh Ann Fisher	101,634	*	42,583	144,217

Timothy D. Reyes	27,499		38,302	65,801

Tómas M. Sigurðsson	70,883	*	43,939	114,822

All Directors and Executive Officers as a Group (20 individuals)	817,113	*	873,951	1,691,064
*	Indicates that the percentage of beneficial ownership does not exceed 1%, based on 185,512,424 shares of Company common stock outstanding as of March 1, 2019.
(1)	Mr. Harvey also is a director of the Company.
(2)

This column shows beneficial ownership of Company common stock as calculated under SEC rules. This column includes shares held of record, shares held by a bank, broker or nominee for the person’s account, shares held through family trust arrangements, shares held jointly with the named individuals’ spouses, vested share units held by non-employee directors that are payable upon separation from service from the Board, and for executive officers, share equivalent units held in the Company’s retirement savings plan that confer voting rights through the plan trustee with respect to shares of Company common stock as follows: Mr. Harvey, 871; Mr. Oplinger, 526; and Ms. Fisher, 1,128. This column also includes shares of Company common stock that may be acquired under employee stock options that are exercisable as of March 1, 2019 or will become exercisable within 60 days thereafter as follows: Mr. Harvey, 261,731; Mr. Oplinger, 50,143; Mr. Heeter, 11,787; Ms. Fisher, 78,826; Mr. Reyes, 7,354; Mr. Sigurðsson, 46,039; and all executive officers as a group 483,628. Non-employee directors do not have Company stock options. This column does not include performance-based restricted share units or time-based restricted share units granted to the executive officers that will not or could not be earned and/or paid within 60 days of March 1, 2019.

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2019 PROXY STATEMENT

Beneficial Ownership (continued)

(3)

For executive officers and non-employee directors, respectively, this column includes deferred share units held under the deferred compensation plan for executives and deferred share units (acquired at Separation due to certain directors’ service on the board of our former parent company) pursuant to the Deferred Fee Plan. Deferred share units are payable in cash and do not have voting rights. For non-employee directors, this column includes unvested restricted share units, which have time-based vesting and are payable following a director’s separation from service from the Board, pursuant to the terms of the Company’s Non-Employee Director Compensation Policy. For executive officers, this column includes unvested time-based awards of restricted share units and stock options that will not or could not be earned and/or paid within 60 days of March 1, 2019. For executive officers, this column does not include performance restricted share units, which, in addition to service-based vesting criteria, have performance-based criteria that render the total amount of shares ultimately issuable indeterminable until such awards are deemed earned and payable by the Compensation and Benefits Committee.

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2019 PROXY STATEMENT

Item 2 Ratification of the Appointment of Independent Auditor

Under its charter, the Audit Committee of the Board has sole authority and is directly responsible for the appointment, retention, compensation, oversight, evaluation, and termination of the independent registered public accounting firm (the “independent auditors”) retained to audit the Company’s financial statements.

The Audit Committee evaluated the qualifications, performance, and independence of the Company’s independent auditors, and based on its evaluation, has appointed PricewaterhouseCoopers LLP as the Company’s independent auditors for fiscal year 2019. PricewaterhouseCoopers LLP served as the Company’s independent auditors during 2018. The independent auditors have unrestricted access to the Audit Committee to discuss audit findings and other financial matters. The Audit Committee believes that PricewaterhouseCoopers LLP is knowledgeable about the Company’s operations and accounting practices. The Audit Committee and the Board believe that the retention of PricewaterhouseCoopers LLP to serve as the Company’s independent auditors is in the best interests of the Company and its stockholders.

The Audit Committee is responsible for the approval of the engagement fees and terms associated with the retention of PricewaterhouseCoopers LLP. The Audit Committee considers whether the services provided by PricewaterhouseCoopers LLP are compatible with maintaining the independence of the Company’s independent auditors. In addition to assuring the regular rotation of the lead audit partner as required by law, the Audit Committee is involved in the selection and evaluation of the lead audit partner and considers whether, in order to assure continuing auditor independence, there should be a regular rotation of the independent auditors.

Although the Bylaws do not require that we seek stockholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors, we are doing so as a matter of good corporate governance. If the stockholders do not ratify the appointment, the Audit Committee will reconsider the selection of PricewaterhouseCoopers LLP.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

The Board of Directors recommends a vote “FOR” Item 2, to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for 2019.

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2019 PROXY STATEMENT

Item 2 Ratification of the Appointment of Independent Auditors (continued)

Report of the Audit Committee

In accordance with its charter, the Audit Committee of the Board is responsible for assisting the Board to fulfill its oversight of:

•	the integrity of the Company’s financial statements and internal controls,
•	the Company’s compliance with legal and regulatory requirements,
•	the independent auditors’ qualifications and independence, and
•	the performance of the Company’s internal audit function and independent auditors.

It is the responsibility of Alcoa’s management to prepare the Company’s financial statements and to develop and maintain adequate systems of internal accounting and financial controls. The Company’s internal auditors are responsible for conducting internal audits intended to evaluate the adequacy and effectiveness of the Company’s financial and operating internal control systems.

PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm for 2018 (the independent auditor), is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America (GAAP) and/or other applicable principles. The independent auditors also review the Company’s interim financial statements in accordance with applicable auditing standards.

In evaluating the independence of PricewaterhouseCoopers LLP, the Audit Committee has (i) received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board (PCAOB) regarding the audit firm’s communications with the Audit Committee concerning independence, (ii) discussed with PricewaterhouseCoopers LLP the firm’s independence from the Company and management and (iii) considered whether PricewaterhouseCoopers LLP’s provision of non-audit services to the Company is compatible with the auditors’ independence. In addition, the Audit Committee assures that the lead audit partner is rotated at least every five years in accordance with SEC and PCAOB requirements, and considered whether there should be a regular rotation of the audit firm itself in order to assure the continuing independence of the outside auditors. The Audit Committee has concluded that PricewaterhouseCoopers LLP is independent from the Company and its management.

The Audit Committee has reviewed with the independent auditors and the Company’s internal auditors the overall scope and specific plans for their respective audits, and the Audit Committee regularly monitors the progress of both in assessing the Company’s compliance with Section 404 of the Sarbanes-Oxley Act, including their findings, required resources, and progress to date.

At every regular meeting, the Audit Committee meets separately, with the independent auditor and the Company’s Vice President—Internal Audit, with and without management present, to review the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s accounting and financial reporting. The Audit Committee also meets separately at its regular meetings with the Chief Financial Officer, the Controller, the General Counsel, and the Chief Ethics and Compliance Officer.

The Audit Committee has met and discussed with management and the independent auditors the fair and complete presentation of the Company’s financial statements. The Audit Committee has also discussed and reviewed with the independent auditors all matters required to be discussed under the rules adopted by the PCAOB. The Audit Committee has discussed significant accounting policies applied in the financial statements, as well as alternative treatments. Management has represented that the consolidated financial statements have been prepared in accordance with GAAP, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with both management and the independent auditors.

Relying on the foregoing reviews and discussions, the Audit Committee recommended to the Board, and the Board approved, inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, for filing with the SEC. In addition, the Audit Committee has approved, subject to stockholder ratification, the selection of PricewaterhouseCoopers LLP as the Company’s independent auditor for 2019.

The Audit Committee

Carol L. Roberts, Chair

James A. Hughes

Suzanne Sitherwood

Ernesto Zedillo

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2019 PROXY STATEMENT

Item 2 Ratification of the Appointment of Independent Auditors (continued)

Audit Committee Pre-Approval Policy

The Audit Committee has adopted policies and procedures for pre-approval of audit, audit-related, tax, and other services, and for pre-approval of fee levels for such services. These procedures require that the terms and fees for the annual audit service engagement be approved by the Audit Committee. The Audit Committee is required to pre-approve the services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor’s independence. Unless a type of service to be provided by the independent auditor has received pre-approval under this policy, it will require specific pre-approval by the Audit Committee before the service is provided. Any proposed services exceeding pre-approved cost levels under the policy will require specific pre-approval by the Audit Committee before the service is provided. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee will periodically revise the list of pre-approved services, based on subsequent determinations. Under the policy, the Audit Committee has delegated limited pre-approval authority to the Chair of the Audit Committee; the Chair is required to report any pre-approval decisions to the Audit Committee at its next scheduled meeting. All services set forth in the following table were approved by the Audit Committee before being rendered.

Auditor Fees

The following table shows fees for professional services rendered by PricewaterhouseCoopers LLP for the fiscal year ended December 31, 2018 and December 31, 2017 (in thousands).

	2018	2017
Audit Fees	$7,822	$7,737
Audit-Related Fees	$32	$102
Tax Fees	$44	$41
All Other Fees	$23	$22
Total	$7,921	$7,902

Audit Fees consisted of fees related to the annual integrated audit of the Company’s consolidated financial statements and review of the interim financial statements, statutory audits, and issuance of comfort letters and consents, and effects of foreign currency exchange rates on the audit fee.

Audit-Related Fees consisted of fees relating to audits of employee benefit plans, agreed-upon or expanded audit procedures for accounting or regulatory requirements and compliance audits.

Tax Fees consisted of fees relating to international tax support.

All Other Fees consisted of fees relating to a captive insurance company audit and for subscription to PricewaterhouseCoopers’s online resource.

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2019 PROXY STATEMENT

Item 3 Advisory Vote to Approve 2018 Named Executive Officer Compensation

As required by Section 14A of the Exchange Act, the Board is asking you to approve, on an advisory basis, the executive compensation programs and policies and the resulting 2018 compensation of the NEOs listed in the “Summary Compensation Table” in this Proxy Statement, commonly referred to as the “Say on Pay” vote. At the 2017 Annual Meeting, stockholders voted to hold an advisory “Say on Pay” vote on an annual basis. Accordingly, Alcoa has determined to submit an annual advisory vote on our executive compensation program to our stockholders at each annual meeting until the Company seeks another advisory vote on the frequency of the advisory vote on executive compensation, which is anticipated to occur at the 2023 Annual Meeting.

The Say on Pay vote is advisory; therefore, the result will not be binding on the Company, the Board, or the Compensation and Benefits Committee and it will not affect, limit or augment any existing compensation or awards. The Compensation and Benefits Committee will, however, take into account the outcome of the vote when considering future compensation arrangements. In 2018, our Say on Pay proposal received support from approximately 96% of the shares voted at our Annual Meeting.

You should read the “Compensation Discussion and Analysis” and the compensation tables in determining whether to approve this proposal.

The Board recommends that the stockholders approve the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2019 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the executive compensation tables and the related narrative discussion, is hereby APPROVED.

The Board of Directors recommends a vote “FOR” Item 3, advisory vote to approve 2018 named executive officer compensation.

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2019 PROXY STATEMENT

Executive Compensation

Summary

In 2018, we focused our efforts on strengthening our Company to deliver on our strategic priorities and building on our position as a global leader in bauxite, alumina, and aluminum products through all market cycles.

The compensation programs described below in the Compensation Discussion and Analysis (“CD&A”) have been developed by the Compensation and Benefits Committee of Alcoa (for purposes of this section, the “Compensation Committee” or the “Committee”). Certain compensation programs were developed by the Compensation and Benefits Committee of the board of directors of Alcoa Inc. (subsequently renamed Arconic Inc., the “Arconic Compensation Committee”) prior to Separation and subsequently retained by the Company following review by our Compensation Committee.

Overview of 2018 Performance-Based Compensation

In early 2018, the Committee undertook an evaluation of our pay-for-performance practices with the goals of motivating our executive leadership team and strengthening stockholder alignment, while ensuring that unnecessary risk was appropriately mitigated within our pay programs. The result of this evaluation included the following with respect to our 2018 compensation:

•

The Committee continues to review the compensation elements of our NEOs relative to similarly situated officers in their respective peer groups and to align those components based on the experience and contributions of each NEO.

•

Our annual IC plan had several design changes: (i) addition of Adjusted EBITDA excluding special items (not normalized) as further described below, which better aligns our IC payout with the market experience of our stockholders; (ii) weighting financial measures at 70% and non-financial measures at 30% (from 80% and 20%, respectively, for 2017) to reinforce the importance of safety to the Company; (iii) increase of the Safety and Environmental metric weighting from 10% to 20%, further emphasizing the importance of the environment and focusing the organization on several safety initiatives launched in 2018; and (iv) elimination of the individual multiplier (however, the Committee continues to evaluate NEO individual contributions when determining IC payouts).

•	Maintaining the equity mix for our NEOs at 60% performance-based restricted share units (“PRSUs”) (at target), 20% stock options, and 20% time-based restricted share units (“RSUs”).
•

For the PRSUs granted in 2018, establishing a three-year cumulative performance cycle from January 1, 2018 through December 31, 2020 that maintains equally-weighted performance metrics of return on capital (“ROC”) improvement and TSR (relative to the S&P 500 Index); we continue to believe that these metrics strengthen the alignment between executives’ and stockholders’ interests.

In addition, the Committee established performance metrics and targets for both the 2018 IC under our Annual Incentive Plan and the 2018 tranche of the PRSU awards granted in 2016 by the Arconic Compensation Committee (the “legacy Arconic PRSU awards”), which were each measured over the one-year period of January 1, 2018 through December 31, 2018. The Company assumed the legacy Arconic PRSU awards at the time of the Separation.

The Compensation Committee believes that we have very strong pay for performance alignment with stockholders. While we made great strategic progress, and achieved certain targets, we did not achieve all of them. As a result, our overall metric performance under the 2018 IC was at 63.5% of target, and we had below target performance as to the 2018 tranche of the legacy Arconic PRSUs granted in 2016. The 2016 legacy Arconic PRSU awards vested with an aggregate pay-out of either 35.7% or 38.3% of target, depending on the NEO’s associated legacy Arconic business unit.

With respect to the legacy Arconic PRSU awards, the 2018 tranche of the 2016 PRSU award value is computed in accordance with ASC Topic 718 and included in the 2018 row of the “Stock Awards” column of the SCT. The performance goals under the legacy 2016 PRSU awards were established annually for each tranche, and therefore the 2018 tranche is included in addition to the grant date fair value of the 2018 PRSU awards, which have a three-year performance period. 2018 represents the final tranche of the legacy PRSUs, as all performance periods for legacy Arconic PRSU awards have been completed.

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2019 PROXY STATEMENT

Executive Compensation | Compensation Discussion and Analysis | Executive Compensation Philosophy

Compensation Discussion and Analysis

This CD&A describes Alcoa’s executive compensation philosophy and the pay programs applicable to the below-referenced NEOs in 2018.

The 2018 NEOs are comprised of our President and Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), and the next three most highly compensated executive officers of Alcoa (other than the CEO and CFO) at December 31, 2018. A 6th NEO is included, Tómas M. Sigurðsson, who assumed a new role with Alcoa effective November 1, 2018 as Senior Vice President, Strategic Alliances and, as such, is no longer an executive officer for SEC purposes.

•	Roy C. Harvey, President and CEO
•	William F. Oplinger, Executive Vice President and CFO
•	Jeffrey D. Heeter, Executive Vice President, General Counsel and Secretary
•	Leigh Ann Fisher, Executive Vice President and Chief Administrative Officer
•	Timothy D. Reyes, Executive Vice President and President Aluminum
•	Tómas M. Sigurðsson, Senior Vice President, Strategic Alliances

This CD&A is organized as follows: (i) Executive Compensation Philosophy; (ii) Executive Compensation Policies and Practices; (iii) Stockholder Engagement and 2018 Say-on-Pay vote; (iv) Executive Compensation Process and 2018 Executive Compensation; (v) Section 162(m); (vi) Other Compensation Plans and Arrangements of Alcoa; and (vii) Double-Trigger Termination and Change in Control Terms in Annual Incentive and LTI Awards.

Executive Compensation Philosophy

Our executive compensation philosophy is based on three guiding principles to drive pay-for-performance and alignment of the compensation program with the interests of our stockholders:

1.

Target total compensation at the median of market, while using the annual and long-term equity incentive plans to reward exceptional performance and attract and retain exceptional talent. The Committee seeks to maintain a competitive level and mix of pay reflective of the market in which we compete for talent. We do this by reviewing the levels and mix of compensation paid to executive officers in similar positions within our peer group. The Committee reviews each NEO’s compensation relative not only to their respective peer group but also based on their contributions to Alcoa.

2.	Ensure that equity is the most significant portion of total compensation for NEOs, which aligns our NEOs’ interests with those of our stockholders.
3.	Choose annual and LTI metrics that focus management’s actions on achieving the greatest possible positive impact on financial performance, without creating undue risk.

The Committee used its experience and business judgment to determine the appropriate compensation metrics, targets, and awards for our executive officers, including the NEOs, in 2018. As part of this determination, the Committee assessed numerous factors, including:

•	Individual, business unit, and corporate performance;
•	Market positioning, based on peer group data, targeting the market median;
•	Complexity and importance of each NEO’s role and his or her related responsibilities;
•	Aggressiveness of the performance targets;
•	Unanticipated events impacting financial results;
•	Retention of key individuals in a competitive talent market; and
•	Leadership and growth potential.

Our executive compensation philosophy is reviewed annually and refined by the Committee to align with our strategic priorities, corporate values, business needs, stockholder value, and peer group practices.

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2019 PROXY STATEMENT

Executive Compensation | Compensation Discussion and Analysis | Executive Compensation Policies and Practices

Executive Compensation Policies and Practices

Our executive compensation programs, policies, and practices are highlighted below.

What We Do

Pay for Performance. We believe in a “pay for performance” philosophy that links executive compensation to measured performance in key financial and non-financial areas, as well as the long-term interests of stockholders. For purposes of short-term compensation, the Company evaluated performance against rigorous business metrics to incentivize performance, including with respect to free cash flow, EBITDA, safety and diversity. With respect to LTI awards, the Committee chose ROC improvement and relative TSR as the performance metrics, measured over a three-year period, in support of our strategic priority to drive returns to stockholders. In certain instances, we normalize for market factors, as further described in this CD&A.

Consider Peer Groups in Establishing Compensation. To help determine 2018 total direct compensation for our NEOs, the Committee developed and approved the use of two peer groups: one for our CEO (the “CEO Peer Group”), which consists of 16 companies (and also is used as a secondary peer group for our other NEOs), and a second group, consisting of over 250 companies, for our other NEOs (the “Non-CEO Peer Group”). The CEO Peer Group was determined primarily based upon Global Industry Classification Standards, revenue, and market capitalization. The Non-CEO Peer Group was based primarily upon revenue, and is limited to companies who also participated in the Willis Towers Watson Executive Compensation Survey, excluding financial services and insurance companies. The component companies for the CEO Peer Group are listed below.

Air Products and Chemicals Inc.	AK Steel Holding Corporation	Commercial Metals Company	Freeport-McMoRan Inc
Eastman Chemical Company	Huntsman Corporation	International Paper Co	Newmont Mining Corporation
Nucor Corporation	PPG Industries Inc	Praxair, Inc	Reliance Steel & Aluminum Co
Steel Dynamics Inc.	United States Steel Corporation	The Sherwin-Williams Co	WestRock Company

Review Tally Sheets. For 2018, the Committee utilized and reviewed tally sheets that summarized various elements of historic and current compensation for the CEO and other NEOs, which helped the Committee synthesize the various components of the 2018 executive compensation program. This information included compensation opportunities, actual compensation, and historical awards.

Maintain Robust Stock Ownership Guidelines. Alcoa maintains stock ownership requirements that align the interests of management with those of stockholders by requiring executives to hold substantial equity in Alcoa until retirement. Our stock ownership guidelines require that the CEO and each of the other NEOs retain equity equal in value to a multiple of their base salaries, as shown below. All of our NEOs satisfied their stock ownership requirements as of December 31, 2018, with the exception of our CEO, who only became our CEO at the time of the Separation in November 2016. These guidelines reinforce management’s focus on long-term stockholder value, their commitment to Alcoa, and require a meaningful level of ownership for all NEOs. Until stock ownership requirements are met, each NEO is required to retain 50% of any shares acquired upon the vesting of RSUs/restricted stock (time or performance based) or upon exercise of stock options. For purposes of satisfying this requirement, “shares” include shares of Alcoa Common Stock owned outright by the NEO, units in the Alcoa Retirement Savings Plan or Deferred Compensation Plan, and unvested time-based RSUs. The “Stock Ownership of Directors and Executive Officers” table on page 38 includes stock options, which do not count toward satisfying the stock ownership requirements until vested and exercised. The Committee continues to monitor the NEOs’ progression and achievement of their respective stock ownership requirements.

Stock Ownership Guidelines Calculations
Salary as of 12/31	X	Stock Ownership Multiple	/	Alcoa’s Average Closing Price for December	=	Shares Required for Stock Ownership Guidelines

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2019 PROXY STATEMENT

Executive Compensation | Compensation Discussion and Analysis | Executive Compensation Policies and Practices (continued)

Named Executive Officer	Stock Ownership Guideline Multiple of Salary
Roy C. Harvey	6x
William F. Oplinger	3x
Jeffrey D. Heeter	2x
Leigh Ann Fisher	2x
Timothy D. Reyes	2x
Tomas M. Sigurðsson	2x*
*	Applicable until such time that Mr. Sigurðsson ceased to be an executive officer.

Schedule Equity Award Grants to Promote Transparency and Consistency. Alcoa’s practice has been to grant equity awards on the same day as its first Committee meeting each year, typically held in January or February, with an exercise price for stock options based on the closing market price per share of Alcoa stock on the grant date.

Clawback Policies Incorporated into Incentive Plans. Alcoa’s Annual Incentive Plan and 2016 Stock Incentive Plan each contain “clawback” provisions regarding recoupment of compensation. In 2018, amendments to the Annual Incentive Plan and the 2016 Stock Incentive Plan were approved that further enhanced the plans’ already robust recoupment features to provide that if the Board learns of any violation of the Company’s Code of Conduct or similar codes and/or policies that results in significant financial or reputational harm to Alcoa, as determined in the Board’s discretion, then the Board may cause the full or partial cancellation and recovery of awards previously granted to any current or former executive officer.

Double-Trigger Equity Vesting in the Event of a Change in Control. Double-trigger vesting generally means that if outstanding awards under the 2016 Stock Incentive Plan are replaced by the acquirer or related entity in a change in control of Alcoa, those replacement awards will not immediately vest on a “single trigger” basis. Vesting would accelerate only if the participant is terminated without “cause” or resigns for “good reason” (as those terms are defined in the Alcoa Corporation Change in Control Severance Plan) within 24 months following the change in control. Performance-based stock awards will be converted to time-vested stock awards upon a change in control and, similarly, would be subject to the same double-trigger vesting provisions.

Pay Competitive Salaries. The Committee reviewed and set the 2018 salaries of its executive officers, including the NEOs, after consideration of the median of the peer group for their respective positions, individual contributions, previous salary changes, experience, and other factors.

Provide Appropriate Benefits. Our NEOs participate in the same benefit plans as our salaried employees for their respective countries. We provide retirement and benefit plans to senior executives for the same reasons as for other employees—to provide a competitive compensation package that offers an opportunity for retirement, savings, and health and welfare benefits. Retirement plans for senior executives generally pay the same formula amount as retirement plans for salaried employees.

Maintain a Conservative Compensation Risk Profile. We review our compensation risk profile on an annual basis. The Committee periodically evaluates the risk profile of our compensation programs and when establishing policies and approving annual and LTI plan designs. Additionally, the Board annually considers risks related to compensation in its oversight of enterprise risk management. These evaluations include a consideration of the ways in which we believe compensation risk is effectively managed or mitigated, including as follows:

•	The use of corporate-wide metrics encourages cooperation between businesses by focusing on the same goals;
•	The mix between short-term and long-term incentives, and balance between cash and equity programs;
•	Caps on incentives;
•	Use of multiple financial and nonfinancial performance measures in our incentive plans;
•	Discretion retained by the Committee to adjust awards;
•	Stock ownership guidelines requiring holding substantial equity in Alcoa until retirement;
•	Clawback policies applicable to all forms of annual and LTI compensation;
•	Anti-hedging and anti-pledging provisions in the insider trading policy; and
•	Restricting stock option awards to 20% of the overall value of equity awards to NEOs.

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2019 PROXY STATEMENT

Executive Compensation | Compensation Discussion and Analysis | Executive Compensation Policies and Practices (continued)

The Compensation Committee Retains an Independent Compensation Consultant. In 2018, the Committee directly retained an independent compensation consultant, Pay Governance, that provided advice as requested by the Committee on the amount and form of certain executive compensation, including, among other items, executive compensation best practices, insights concerning SEC and say-on-pay developments, and analysis and review of Alcoa’s compensation plans for executives. The independent consultant did not provide any services to Alcoa other than the services provided directly to the Committee. Alcoa utilized broad-based comparative compensation survey data from Willis Towers Watson, which was not customized for Alcoa (other than to remove insurance and financial services companies), to assist with its general understanding as to whether its compensation programs were competitive with the market.

What We Don’t Do

No Employment Contracts. We do not have employment contracts with any of our NEOs.

No Short Selling, Hedging or Pledging of Alcoa Stock. Short sales of Alcoa securities (i.e., sales of securities that are not then owned) and derivative or speculative transactions, including puts and calls, in Alcoa securities by our directors, officers and employees are prohibited. No director, officer or employee or any designee of such director, officer or employee is permitted to purchase or use financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) that are designed to hedge or offset any decrease in the market value of Alcoa securities. Directors and officers are prohibited from holding Alcoa securities in margin accounts and from pledging Alcoa securities as collateral.

No Excise Tax Gross-Ups for Participants in the Change in Control Severance Plan. The Change in Control Severance Plan provides that no excise or other tax gross-ups will be paid, and that severance benefits will be available only upon termination of employment for “good reason” by an officer or without cause by Alcoa. For a discussion of the Alcoa Corporation Change in Control Severance Plan, see “Other Compensation Plans and Arrangements of Alcoa” and “Potential Payments Upon Termination or Change in Control.”

No Significant Perquisites. Consistent with our executive compensation philosophy, we limit the perquisites provided to executive officers to business-related relocation and international assignments that serve reasonable business purposes.

Limited Tax Gross-Ups Reserved for Certain Critical Business-Related Purposes. Alcoa does not provide our NEOs with tax gross-ups or reimbursements on perquisites, other than in limited circumstances for business-related relocation and international assignments which are deemed to be in the best interests of the Company to retain our executive talent, and are consistent with market practice.

No Dividend Equivalents on Stock Options and Stock Appreciation Rights, and No Payment of Dividend Equivalents on Unvested Stock Awards. Alcoa currently does not pay a regular dividend. If and to the extent that we determine to pay dividends in the future, dividend equivalents would be accrued and paid on certain awards only if and when such awards vest. Such dividend equivalents would be calculated at the same rate as any dividends paid on our common stock. Dividend equivalents would not be paid on stock options or stock appreciation rights. Alcoa paid accrued dividends (prior to Separation) in 2018 associated with the 2015 legacy LTI awards from Arconic.

No Discounting of Stock Options or Repricing of Underwater Stock Options (including cash-outs). The 2016 Stock Incentive Plan prohibits the discounting and the repricing of stock options, including cash-outs, without stockholder approval.

Stockholder Engagement and 2018 Say-on-Pay Vote

Routine and consistent investor outreach is fundamental to our commitment to engagement, communication, and transparency with our stockholders. Throughout the year, we proactively maintain relationships with our largest institutional stockholders, representing over 50% of our outstanding shares, and make efforts to be in contact with as many stockholders as possible, to solicit feedback and ensure our Board and management have insight into the issues that are most important to our stockholders. For example, in 2018, we incorporated stockholder feedback into the development of our capital allocation program that we executed in 2018 and have further developed for longer-term strategy.

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2019 PROXY STATEMENT

Executive Compensation | Compensation Discussion and Analysis | Stockholder Engagement and 2018 Say-on-Pay Vote (continued)

Stockholders have expressed support for Alcoa’s compensation programs, as evidenced by our 2018 Say-on-Pay vote (approximately 96% of the votes cast were in favor of the proposal). In addition, stockholders have provided positive feedback to us on our use of the ROC improvement and relative TSR metrics in our LTI program. As a result, the Committee did not make any substantial changes to Alcoa’s compensation programs for 2019. Additionally, the Committee will consider stockholder input, including the advisory Say-on-Pay vote, as it evaluates the design of executive compensation programs and specific compensation decisions for executive officers in the future. We communicate with our stockholders through various methods, all of which are designed to keep stockholders apprised of the Company’s operations, including through participation in numerous investor conferences, and maintain consistent contact with investors throughout every quarter.

Executive Compensation Process and 2018 Executive Compensation

The Committee followed the process illustrated below in determining the CEO’s and other NEOs’ compensation for 2018:

To attract, motivate, align, and retain high performing executives, we designed our executive compensation program to target total compensation at the median of market, while providing cash and equity incentives that motivate exceptional performance.

Since demanding leadership challenges continue to confront the aluminum industry, the potential of an above target award of annual IC and LTI compensation is a proven, major retention factor, with a demonstrable impact on motivating managers to achieve strong operational and financial performance. While the reduced payout slope from target to minimum generally is steep, Alcoa also established payout multiples for overachievement that can be earned only with significant upside performance.

Alcoa designed its 2018 executive compensation program to pay for performance, with equity as the most significant portion of total compensation. As with last year, the Committee approved weighting performance-based incentives commensurate with each NEO’s level of responsibility. For 2018, 91% of our CEO’s target compensation and 77% to 83% of our other NEOs’ target compensation was incentive, performance-based and/or at-risk, with the remaining amounts in the form of base salary.

We established performance metrics and targets at the beginning of 2018 for the Annual Incentive Plan, the 2018 tranche of the legacy Arconic PRSU awards granted in 2016, and our 2018 three-year cumulative PRSU program.

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Executive Compensation | Compensation Discussion and Analysis | Components of 2018 Executive Compensation Program

Components of 2018 Executive Compensation Program

Component	Purpose	Design

Base Salary (cash)	Base salary compensation reflects the experience of the NEO and expected day-to-day contributions, supported by competitive market data.	Reviewed at least annually to consider changes in responsibility, experience, and market competitiveness.

Annual Incentive Compensation (short-term cash opportunities)	Short-term, at-risk pay designed to motivate achievement of annual performance goals in support of our strategic priorities.

Market competitive targets established for NEOs.

Performance-based annual financial and non-financial metrics (EBITDA, Free Cash Flow, Safety, Environmental and Diversity). There are no payouts if performance is below threshold, and participants have an opportunity for above target payout when targets are exceeded.

Long-Term Incentive (long-term equity opportunities)	Long-term, at-risk pay designed to balance short-term at-risk pay, align the interests of executives with stockholders, support our strategic priorities, encourage executive retention, and align our programs with market practices.

Our NEOs receive LTI compensation opportunities in three parts:

1)  PRSUs, to reward performance based on Relative TSR and ROC improvement;

2)  Time-Based RSUs, to retain NEOs through the challenges of a commodity driven business; and

3)  Stock Options, to reward solid business decisions that increase the stock price in alignment with the benefit realized by stockholders.

2018 Base Salaries

Each NEO’s base salary was reviewed in early 2018 with the following primary considerations: experience in the position, the median of the peer group for their respective positions, and individual contributions. Alcoa pays salaries to its NEOs to ensure an appropriate level of fixed compensation that enables the attraction and retention of highly skilled executives and mitigates the incentive to assume highly risky business strategies to maximize annual cash incentive compensation. The base salaries for our CEO and other NEOs were reviewed at the beginning of 2018. In an effort to link the NEOs’ base salaries more closely with the market median, the Committee adjusted each NEO’s base salary, as reflected in the below table. In particular, the 2017 base salaries for Messrs. Sigurðsson and Heeter and for Ms. Fisher were found to be below the market median. The 2018 base salaries were increased for all NEOs to more closely approximate market median for their respective positions.

Name	Salary as of March 1, 2017	Salary as of March 1, 2018
Roy C. Harvey	$925,000	$975,000
William F. Oplinger	$605,000	$635,250
Jeffrey D. Heeter	$390,000	$430,950
Leigh Ann Fisher	$390,000	$419,250
Timothy D. Reyes	$425,000	$437,750
Tómas M. Sigurðsson*	$473,125	$501,512
*

Mr. Sigurðsson’s salary is paid locally in Icelandic króna (ISK). Amounts herein and in all compensation tables, unless otherwise noted, were converted from ISK into U.S. Dollars and reflect the currency exchange rate reflected in Note 1 to the SCT.

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2019 PROXY STATEMENT

Executive Compensation | Compensation Discussion and Analysis | 2018 Annual Incentive Compensation

2018 Annual Incentive Compensation

Our IC plan had several design changes for 2018 as follows: (i) addition of Adjusted EBITDA excluding special items (not normalized) as further described below, which better aligns our IC payout with the experience of our stockholders, (ii) weighting financial measures at 70% and non-financial measures at 30% (from 80% and 20%, respectively, for 2017) to reinforce the importance of safety to the Company; (iii) increase of the Safety and Environmental metric weighting from 10% to 20%, further emphasizing the importance of the environment and focusing the organization on several safety initiatives launched in 2018, and (iv) elimination of the individual multiplier (however, the Committee continues to evaluate NEO individual contributions when determining IC payouts).

We based annual cash incentive opportunities for 2018 on the following parameters plus the individual goals and contributions of each NEO:

•

70% financial targets, based upon free cash flow (25%) and adjusted EBITDA excluding special items (25%), both normalized, and adjusted EBITDA excluding special items not normalized (20%) metrics, as more fully described below; and

•	30% non-financial targets, consisting of safety and GHG emission reductions (20%) and diversity (10%) metrics, each as more fully described below.

The below chart describes the specific 2018 metrics and results for Alcoa’s 2018 IC awards:

Performance Metrics(1)	Metric Weight	Performance Minimum (0%)	Performance Threshold (50%)	Performance Target (100%)	Performance Maximum (150%)	Performance Super- Maximum (200%)	Performance Results	Achievement %	Weighted Result
Financial Metrics (70%)
Free Cash Flow-normalized ($M)(2)	25%	260	410	585	885	1,185	47	0%	0.0%
Adjusted EBITDA excluding special items-normalized ($M)(2)	25%	2,009	2,184	2,359	2,559	2,759	2,014	1%	0.4%
Adjusted EBITDA excluding special items -not normalized ($M)(2)	20%	1,100	1,500	2,352	3,200	3,600	3,101	144%	28.8%
Non-Financial Metrics (30%)
Safety and Environmental FSI-Actual (count)(3)	7.5%	—	5	4	—	2	3	150%	11.3%
Zero Fatalities (count)(4)	7.5%	1	—	—	—	0	0	200%	15.0%
GHG emission reduction (Kmetric tons)	5.0%	—	23.2	116.5	—	209.8	-145.0	0%	0.0%
Diversity Global Women (%)(5)	10%	—	14.6%	15.1%	—	15.3%	14.9%	80%	8.0%
Total	100%								63.5%
(1)	The maximum payout for each financial and non-financial metric is 200%.
(2)

Please see “Additional Information Regarding Financial Metrics” below for more information about how these numbers are calculated from Alcoa’s consolidated financial statements, and how normalization is applied.

(3)

The Fatal and Serious injuries (“FSI”)-Actual safety metric focuses on reducing the number of fatal and serious injuries/illnesses that are life-altering or life-ending and would be capped at a target pay-out if there is any fatality during the annual performance period.

(4)	This metric would only have a pay-out if there are zero fatalities.
(5)	This represents the percentage of female employees globally.

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2019 PROXY STATEMENT

Executive Compensation | Compensation Discussion and Analysis | 2018 Annual Incentive Compensation (continued)

Additional Information Regarding Financial Metrics

For incentive compensation purposes, the Company’s metrics for Free Cash Flow-normalized and Adjusted EBITDA excluding special items-normalized are calculated by taking Alcoa’s Free Cash Flow and Adjusted EBITDA (which are derived from the Company’s audited consolidated financial statements), normalizing such metrics for certain factors not in management’s control, and adjusting such metrics to exclude special items. Free Cash Flow and Adjusted EBITDA excluding special items are non-GAAP financial measures. Please see Attachment A for further discussion of the financial metrics as well as a reconciliation to the most directly comparable GAAP measures.

With respect to the normalized measures of Free Cash Flow and Adjusted EBITDA excluding special items, we normalize for aluminum (including premiums) and alumina pricing and currency exchange rates, each of which may have significant effects on financial results and are not impacted by management performance or otherwise within management’s control. For 2018, we also normalized for raw material costs for similar reasons. Additionally, we adjust for certain items deemed to be special items to the Company’s financial results. A description of the normalization and adjustment of these factors follows:

•

London Metal Exchange (“LME”) Pricing and Alumina Pricing Index (“API”): Without normalization, in years when the LME price of aluminum, or the price of alumina through the API, rises rapidly relative to plan (i.e., our forecasts), annual incentive compensation would be less effective as a performance incentive because management would receive an unearned benefit. Conversely, when LME and API prices for aluminum and alumina, respectively, fall dramatically relative to our plan, failure to normalize would demotivate employees by placing annual incentive compensation awards out of reach for reasons beyond their control. Our use of normalization enables us to drive operational and financial performance, particularly in recent years of volatile prices.

•

Currency Exchange Rates: Since our revenues are largely U.S. dollar-denominated, while costs in non-U.S. locations are largely denominated in local currency, the volatility of currency exchange rates may have a significant impact on earnings. As our commodities are traded in U.S. dollars, we typically have seen an inverse correlation to foreign currency exchange. Therefore, to avoid double counting, the normalization for the commodity price swings needs to be corrected by concurrent normalization of foreign exchange.

•	Premiums: In addition to LME, API, and foreign currency normalization, results historically have been adjusted to neutralize 50% of the fluctuations in regional aluminum premiums compared to plan.

•

Raw Materials: For 2018, results were normalized to neutralize 100% of the fluctuations in raw material costs compared to the plan. Similar to LME and API, when raw material costs rise rapidly relative to plan, failure to normalize would demotivate employees by placing annual incentive compensation awards out of reach for reasons beyond their control.

•	Special Items: Special item adjustments may be recommended to the Board for approval, such as restructuring programs, discretionary pension funding, and one-time production disruption events.

Because we generally do not hedge against fluctuations in foreign exchange rates or LME and API prices, normalization adjustments for LME, API, currency exchange rates, 50% of regional premiums, and raw material prices were made relative to the Free Cash Flow and Adjusted EBITDA excluding special items metrics used in determining the 2018 IC awards.

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Executive Compensation | Compensation Discussion and Analysis | 2018 Annual Incentive Compensation (continued)

2018 Target Annual Incentive Compensation Opportunities

In February 2018, the IC plan was reviewed, and it was determined the individual multipliers that have been historically applied were not common practice and therefore removed from the plan design. The following target incentive opportunities were set and approved by the Committee for each NEO based on his or her then-current job band and aligned with the median of applicable peer group market data.

Named Executive Officer	Total Target Annualized IC Opportunity for 2018 (% of Base Salary Earnings)	Total Target IC Opportunity for 2018 Target $	Total IC Opportunity for 2018 at Maximum $(1)

Roy C. Harvey	140%	$1,353,333	$2,706,666

William F. Oplinger	100%	$ 630,208	$1,260,416

Jeffrey D. Heeter	75%	$ 318,094	$ 636,188

Leigh Ann Fisher	75%	$ 310,781	$ 621,562

Timothy D. Reyes	75%	$ 326,719	$ 653,438

Tómas M. Sigurðsson*	100%	$ 496,924	$ 993,848

(1)	The maximum payout under the IC plan is 200% of target.
*	Unless otherwise noted, amounts for Mr. Sigurðsson are converted from ISK into US Dollars and reflect the currency exchange rate described in Note 1 to the SCT.

2018 Annual Incentive Compensation Payout Determination and Amounts

In January 2019, the Committee met to consider 2018 Alcoa performance and individual contributions and to determine IC payouts for each NEO for 2018. At the beginning of 2018, each NEO’s performance goals and objectives were established in support of the overall organization and as to each function (as described below). The Committee undertook a qualitative review of each NEO’s contributions in determining the 2018 IC payouts, placing specific emphasis on each NEO’s roles and contributions to the success of the Company through 2018. The IC payouts reflect the achievements of the executive leadership team in a highly complex and ever-changing commodity environment. The following is a description of the Committee’s findings with respect to each NEO:

Mr. Harvey demonstrated leadership over the strategic focus of Alcoa Corporation. This focus included the deployment of a shared vision and strategy throughout the organization connecting the actions of employees to the long-term objectives of the Company. Mr. Harvey continued to oversee actions connected to our strategic priorities to reduce complexity, drive returns, strengthen the balance sheet, and drove the corporate values throughout the organization. As CEO, Mr. Harvey provided outstanding leadership and direction to the management team by guiding them through challenging financial and employee-focused decisions. Throughout the year, he maintained active engagement with the Chairman and the rest of the Board, providing full transparency on all aspects of the Company’s performance. Specifically, he concentrated on (i) safety, through targeted organizational changes, focused five-year planning and rigorous follow-through on safety related issues; (ii) strengthening the Company’s relationships with stakeholders; (iii) delivering financial results by meeting or exceeding plan targets; and (iv) strengthening the organization to support our operator-centric approach.

Mr. Oplinger demonstrated leadership of the finance, tax, treasury, and investor relations functions and made valuable contributions to the tactical and strategic decision-making of the Company. In 2018, Mr. Oplinger oversaw the strengthening of the balance sheet through the significant reduction of net pension liability and debt and continued to build the Company’s reputation among research analysts, rating agencies, and stockholders with clear investor strategy and messaging, resulting in improved corporate credit ratings.

Mr. Heeter demonstrated leadership of the legal, governance, ethics and compliance, and global security functions of the Company and provided strong business support and counsel to the executive team and the Company. In 2018, Mr. Heeter’s teams assisted in managing risks and liabilities facing the Company in the ordinary course of business; provided critical support to certain key business actions, including the establishment of the Elysis joint venture, the oversight of the common stock repurchase program and debt restructuring, and management of certain labor agreements across the globe; and continued to facilitate active and transparent engagement with the Board.

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Executive Compensation | Compensation Discussion and Analysis | 2018 Annual Incentive Compensation (continued)

Ms. Fisher demonstrated leadership of the Human Resources and Global Business Services functions, which included the design and implementation of the Company’s people development process in support of the Company’s values and overall culture, the installation of a new people system across the globe reducing complexity and enhancing the employee experience, and a continued focus on both the re-filling of the talent pipeline and driving diversity and inclusion across the organization. Ms. Fisher also championed digital transformation initiatives, driving efficiencies and productivity through automation.

Mr. Reyes demonstrated leadership of the Aluminum business unit, the largest business unit in Alcoa, including oversight of all operational aspects with a concentrated focus on safety resulting in improved safety performance. Mr. Reyes took decisive action to drive improved operational performance and competitiveness; demonstrated personal leadership of diversity initiatives, and worked with external agencies to influence and advocate for the future success of the aluminum industry.

Mr. Sigurðsson transitioned from the role of Executive Vice President and Chief Operating Officer to the role of Senior Vice President, Strategic Alliances, on November 1, 2018, with primary responsibility for managing and developing the Company’s key strategic relationships.

Based on the metrics outlined earlier in this section, Alcoa’s performance results under the 2018 IC program were 63.5% of target (before consideration of each NEO’s individual contributions). The resulting annual IC payout for our NEOs was based on the following formula, with performance and individual contributions measured from January 1, 2018 through December 31, 2018.

Payout based on Alcoa Performance Results and Individual Contributions (January 1, 2018—December 31, 2018)

Base Salary Earnings ($) (fiscal year)	x	Target Incentive Opportunity (%)	x	Achievement Based on Plan Results (%)	+/-	Individual Contributions Adjustment	=	Annual IC Payout ($)

The foregoing performance determinations by the Committee and the above-described formula resulted in the following 2018 incentive compensation payout amounts to the NEOs:

Name	Earnings	IC Target %	IC Target $	Financial Results %	IC Based on Financial Results	Total IC % with Individual Contributions	Total Performance Based IC Payout

Roy C. Harvey	$966,667	140%	$1,353,333	63.5%	$859,367	70.0%	$947,333

William F. Oplinger	$630,208	100%	$630,208	63.5%	$400,182	69.8%	$439,885

Jeffrey D. Heeter	$424,125	75%	$318,094	63.5%	$201,990	69.8%	$222,030

Leigh Ann Fisher	$414,375	75%	$310,781	63.5%	$197,346	75.6%	$235,000

Timothy D. Reyes	$435,625	75%	$326,719	63.5%	$207,466	75.0%	$245,000

Tómas M. Sigurðsson	$496,924	100%	$496,924	63.5%	$315,547	50.0%	$248,472

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2019 PROXY STATEMENT

Executive Compensation | Compensation Discussion and Analysis | 2018 Equity Awards: Performance-Based Restricted Share Units, Time-Based Restricted Share Units and Time-Vested Stock Options

2018 Equity Awards: Performance-Based Restricted Share Units, Time-Based Restricted Share Units and Time-Vested Stock Options

In January 2018, Alcoa granted the 2018 LTI awards to the NEOs in order to align their interests with those of stockholders, link compensation to stock price appreciation over a multi-year period, and support retention. The 2018 LTI awards were in the form of 60% PRSUs (at target), 20% time-based RSUs, and 20% time-vested stock options. In each case, the grant value was based upon the job band of the NEO and their respective contributions to the Company at the time of grant.

Mix of Long-Term Incentive Awards

•

PRSUs (60%). PRSU award performance is based on achievement against cumulative three-year performance targets (equally weighted as relative TSR and ROC improvement). Earned PRSUs will be settled in shares of common stock after the end of the three-year performance period. The maximum award level is 200% of the target award.

•	Time-based RSUs (20%). RSUs vest on the third anniversary of the grant date, providing a multi-year retention incentive.
•	Time-based stock options (20%). Stock options vest ratably over a three-year period (one-third vests each year on the anniversary of the grant date).

2018 Grants of Long-Term Incentive Awards to Each NEO

In January 2018, the Committee performed a qualitative review of each NEO’s performance, with specific review and emphasis upon their respective roles and contributions to the Company during the year, as well as a quantitative review of peer group median market compensation data. In light of each NEO’s critical role in the achievement of Company goals and performance of each NEO throughout 2017 (which included the application of their respective individual performance multipliers used for their 2017 IC payouts to their target LTI dollar amounts), the Committee granted the following 2018 LTI awards for each NEO (based on the closing price per share of the Company’s common stock on the grant date):

Name	2018 LTI Fair Market Value at Grant	Performance-Based Restricted Share Units (Target)	Time-Based Restricted Stock Unit	Stock Options

Roy C. Harvey	$7,813,034	87,950	29,320	73,290

William F. Oplinger	$2,000,775	22,520	7,510	18,770

Jeffrey D. Heeter	$1,200,529	13,510	4,510	11,260

Leigh Ann Fisher	$969,314	10,910	3,640	9,090

Timothy D. Reyes	$775,622	8,730	2,910	7,280

Tómas M. Sigurðsson	$1,430,465	16,100	5,370	13,420

The 2018 PRSU awards have a performance period of January 1, 2018 through December 31, 2020. If the 2018 PRSU awards are earned, as determined by the Committee, the 2018 PRSUs will be paid out in shares of Company common stock on a one-unit to one-share basis. The amount of the 2018 PRSUs earned, if any, will be based on the Company’s performance against goals relating to the following metrics, with payout ranging from 0 to 200% of target for each NEO’s 2018 PRSU award:

•

ROC Improvement (50%): Return on capital improvement measured against the 2017 baseline of 7.56% (as normalized for LME and API pricing, 50% of regional premiums, foreign currency exchange rate fluctuations, and raw material prices), with the Committee reserving the discretion to normalize achievement by applying adjustments

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2019 PROXY STATEMENT

Executive Compensation | Compensation Discussion and Analysis | 2018 Equity Awards: Performance-Based Restricted Share Units, Time-Based Restricted Share Units and Time-Vested Stock Options (continued)

(measured in basis points and determined by subtracting the baseline ROC from actual ROC results). The Committee considered the Company’s ROC goals to be challenging. Please see Attachment A for further discussion of the ROC calculation.

•

Relative TSR (50%): Relative TSR means total shareholder return relative to the S&P 500 Index performance over the performance period (measured in basis points and determined by subtracting S&P 500 Index TSR from the Company’s TSR, using straight line interpolation) with the pay-out achievement scale as follows:

0%	50%	100% (Target)	150%	200%
-5,000	-2,500	0%	2,500	5,000

Legacy Arconic Performance-Based Restricted Share Units—2018 Performance Targets

The legacy Arconic PRSU awards were granted in 2016 by the Arconic Compensation Committee and assumed by Alcoa at the time of Separation under the 2016 Stock Incentive Plan (and administered thereafter by the Committee). The legacy Arconic PRSU awards consist of three annual tranches, for which the performance goals were established for each tranche at the beginning of each respective year. Performance relative to the applicable goals, and the amount of shares earned for each one-year tranche of the three-year performance period, is determined annually by the Committee after the end of the one-year period. The total number of shares vested and to be paid under the legacy Arconic PRSU awards was approved by the Committee after the end of the three-year performance period.

2018 was the final tranche of the 2016 legacy Arconic PRSU awards, which were held by all NEOs (excluding Mr. Heeter, who was not eligible to participate in the Arconic PRSU program in 2016). The performance period for this tranche was measured from January 1, 2018 through December 31, 2018. In early 2018, the Committee established relative TSR and ROC metrics for this tranche, potential payout of which was based upon the following formula:

Payout Based on Full-Year Performance (January 1, 2018—December 31, 2018)

Target Opportunity (Number of PRSUs)	x	% Achievement Based on Alcoa Performance Targets (relative TSR and ROC) (100%)	=	Potential Payout based on Performance

Based on performance against the goals set forth in the below chart, the 2018 tranche of the 2016 legacy Arconic PRSU awards were earned as follows:

Alcoa Performance Targets (January 1, 2018—December 31, 2018)
Metric (%)	Weight	Minimum (0%)	Threshold (50%)	Target (100%)	Maximum (150%)	Super Maximum (200%)	Results	Weighted Results

ROC normalized to plan (measured in %)(1)(2)	50%	5%	6%	7%	8%	9%	6.08%	27.1%

Relative TSR (measured in basis points)(3)	50%	-1,667	-833	—	833	1,667	-3,623	0.0%
Total								27.1%
(1)

This financial measure has not been calculated in accordance with GAAP. Please see “2018 Grants of Long-Term Incentive Awards to Each NEO” above and Attachment A for how the number is calculated from Alcoa’s audited financial statements.

(2)	ROC is normalized for LME, API, 50% regional premiums, currencies, and raw material prices.

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2019 PROXY STATEMENT

Executive Compensation | Compensation Discussion and Analysis | 2018 Equity Awards: Performance-Based Restricted Share Units, Time-Based Restricted Share Units and Time-Vested Stock Options (continued)

Named Executive Officer	2018 Tranche of Legacy Arconic PRSU Grants (Target)	2018 Tranche Total Earned Shares for the 2016 PRSU Grants

Roy C. Harvey	32,024	8,679

William F. Oplinger	28,267	7,661

Leigh Ann Fisher	4,143	1,123

Timothy D. Reyes	4,143	1,123

Tomas M. Sigurðsson	6,685	1,812

Legacy Arconic Performance-Based Restricted Share Units—2016 Award Payouts

The three-year performance period applicable to the legacy 2016 PRSU awards ended on December 31, 2018 and, as described above, the Committee had determined that the 2018 tranche of such award was earned. The Committee then reviewed the performance against the applicable goals of each of the tranches of the legacy 2016 PRSU awards and approved the following payouts for each of the NEOs either 35.7% or 38.3% of target depending on the applicable business unit prior to Separation:

Named Executive Officer	2016 Performance-Based Units (Target)	Total Earned Shares for the 2016 PRSU Grants(1)	Cumulative Three-Year Results

Roy C. Harvey	96,072	34,331	35.7%

William F. Oplinger	84,801	32,480	38.3%

Leigh Ann Fisher	12,431	4,443	35.7%

Timothy D. Reyes	12,431	4,443	35.7%

Tomas M. Sigurðsson	20,057	7,168	35.7%
(1)

Results for each one-year tranche were determined annually by the Committee after the end of the one-year period. The 2016 tranche was based on performance of the Global Primary Products business of Arconic for all NEOs other than Mr. Oplinger, for whom the 2016 tranche was based on Arconic Corporate performance for 10 months and Alcoa performance for 2 months, and the 2017 and 2018 tranches were based on Alcoa Corporate performance for each of the respective years. For more information regarding the amounts earned under the 2016 and 2017 tranches of the 2016 PRSU awards, please see Alcoa’s definitive proxy statements filed on March 17, 2017 and March 20, 2018, respectively.

Section 162(m)

While the Committee considers tax deductibility as one factor in determining executive compensation, the Committee also looks at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes.

Section 162(m) of the Code generally places a $1 million limit on the amount of compensation a company can deduct in any one year for certain executive officers (and, beginning in 2018, certain former executive officers). Historically, the $1 million deduction limit generally has not applied to compensation that satisfies Section 162(m)’s requirements for qualified performance-based compensation. However, effective for taxable years beginning after December 31, 2017, the exemption for qualified performance-based compensation from the deduction limitation of Section 162(m) has been repealed, such that compensation paid to our NEOs in excess of $1 million will not be deductible unless it qualifies for the limited transition relief applicable to certain compensation arrangements in place as of November 2, 2017.

Although the Committee structured certain performance-based awards in a manner intended to be exempt from Section 162(m), and therefore not subject to its deduction limits, because of ambiguities and uncertainties as to the application and interpretation of the scope of the transition relief under the legislation repealing the performance-based compensation exemption from the Section 162(m) deduction limit, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m), in fact, will. The Committee believes that stockholder interests are best served if its discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expenses.

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2019 PROXY STATEMENT

Executive Compensation | Compensation Discussion and Analysis | Other Compensation Plans and Arrangements of Alcoa (continued)

Other Compensation Plans and Arrangements of Alcoa

Change in Control Severance Plan

We maintain the Alcoa Corporation Amended and Restated Change in Control Severance Plan (the “CIC Severance Plan”). The CEO, CFO, and General Counsel, and other officers designated by the Committee are eligible to participate in the CIC Severance Plan. Under the CIC Severance Plan, an eligible employee who incurs a qualifying termination of employment, which is generally a termination without cause or resignation for good reason within two years following a change in control, will generally be entitled to receive:

•

cash severance equal to three times, in the case of the CEO, CFO and General Counsel, and two times, in the case of other participants, the sum of the employee’s annual base salary and his or her target incentive compensation with respect to the year of the change in control;

•	a pro-rated annual bonus;
•

continued life, accident and health benefits for up to three years, in the case of the CEO, CFO and General Counsel, and up to two years, in the case of other participants, following the qualifying termination of employment;

•

a cash lump sum amount representing the estimated equivalent of three years, in the case of the CEO, CFO and General Counsel, and two years, in the case of other participants, of Alcoa contributions to the Alcoa defined contribution plans in which the employee participates;

•

a cash lump sum amount representing the estimated incremental increase in defined benefit plan accrual or Employer Retirement Income Contributions (ERIC) that would have been accrued on behalf of the employee during the three years, in the case of the CEO, CFO and General Counsel, and two years, in the case of other participants, following the qualifying termination under the Alcoa defined benefit plans in which the employee participates, if any; and

•	reasonable outplacement services for a period of up to six months.

In addition, the eligible employee will be entitled to receive benefits under Alcoa’s post-retirement health care if the employee would have become entitled to benefits under this plan had he or she remained employed during the three years, in the case of the CEO, CFO and General Counsel, and two years in the case of other participants, following the qualifying termination. If amounts payable to an officer under the CIC Severance Plan would be subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), such amounts will be reduced if necessary to maximize the after-tax payment to the officer.

Severance Agreements

Severance agreements were entered into by and between Alcoa and each of the CEO and CFO (together, the “CEO/CFO Severance Agreements”) and other NEOs (collectively, the “Officer Severance Agreements”), for the purpose of providing severance benefits to such officers upon a qualifying termination of employment that occurs other than in connection with a change in control. Payment is generally contingent upon the officer’s execution of a release of claims.

Under the CEO/CFO Severance Agreements, the officer will receive a payment of $50,000 upon a voluntary resignation where such officer provides three months’ notice to Alcoa contingent upon a release of claims. Upon an involuntary termination without cause, such officer is generally entitled to receive (i) cash severance equal to two times the officer’s annual base salary, (ii) a pro-rated annual bonus for the year in which the termination occurs, (iii) $50,000 in consideration of execution of a release of claims, (iv) continued health benefits for two years following termination, and (v) a cash lump sum amount designed to provide two years of additional pension or retirement benefits under the Company defined benefit plans or, as applicable, defined contribution plans in which the officer participates.

Under the Officer Severance Agreements, upon an involuntary termination of the officer’s employment without cause, the officer is generally entitled to receive (i) cash severance equal to the officer’s annual base salary, (ii) a pro-rated annual bonus for the year in which the termination occurs, (iii) continued health benefits for one year following termination, and (iv) either one year of additional accrual under the Alcoa defined benefit plans or a lump sum amount equal to ERIC (or equivalent non-U.S. benefit) for one year.

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2019 PROXY STATEMENT

Executive Compensation | Compensation Discussion and Analysis | Double-Trigger Termination and Change in Control Terms in Annual Incentive and LTI Awards (continued)

Alcoa Corporation Deferred Compensation Plan

Under the Alcoa USA Corp. Deferred Compensation Plan, participants may defer base salary amounts and certain incentive plan awards until a later date. Generally, earnings on nonqualified deferred compensation include returns on notional investments that mirror the investment alternatives available to all salaried employees under the Alcoa Retirement Savings Plan for Salaried Employees.

Double-Trigger Termination and Change in Control Terms in Annual Incentive and LTI Awards

Change in Control Provisions in the Annual Incentive Plan

In the event of a change in control, officers and other key employees receiving compensation pursuant to the Annual Incentive Plan, at the discretion of the Committee, are paid a pro-rata portion of target incentive compensation for the calendar year for which awards were made, based on the days of service during such calendar year from the beginning of the calendar year through the date of the change in control.

Change in Control Provisions in the 2016 Stock Incentive Plan

The 2016 Stock Incentive Plan provides for double-trigger equity vesting in the event of a change in control (as defined in the 2016 Stock Incentive Plan). This generally means that if outstanding awards under the 2016 Stock Incentive Plan are replaced by the acquirer or related entity in a change in control of Alcoa, those replacement awards will not immediately vest on a “single trigger” basis, but vesting would accelerate only if the participant is terminated without cause or resigns for good reason (as those terms are defined in the CIC Severance Plan) within 24 months following the change in control.

Compensation Committee Report

The Compensation and Benefits Committee (the “Committee”) has:

1.	reviewed and discussed with management the “Compensation Discussion and Analysis” included in this Proxy Statement; and
2.

based on the review and discussions referred to in paragraph (1) above, the Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in the Company’s Proxy Statement relating to the 2019 Annual Meeting of Stockholders.

The Compensation and Benefits Committee

James W. Owens, Chair

Timothy P. Flynn

Kathryn S. Fuller

James E. Nevels

Carol L. Roberts

Steven W. Williams

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2019 PROXY STATEMENT

Executive Compensation (continued)

Summary Compensation Table

The following table sets forth information concerning the compensation awarded to, earned by, or paid to, our NEOs for the years indicated below.

In reviewing the amounts shown in the 2018 row of the table for each NEO, please note that the reported values in the “Stock Awards,” and “Total” columns for the 2017 and 2018 rows of the table also include the legacy Arconic 2016 PRSU awards. This is due to SEC rules requiring that the values included in the “Stock Awards” column below be determined in accordance with ASC Topic 718, which mandates that Alcoa include not only the aggregate grant date accounting fair value of the 2018 PRSU grants (with a three-year cumulative performance period) and time-based RSUs awarded by the Committee in January 2018, but also for each applicable NEO, the aggregate grant date accounting fair value of the 2018 one-year tranche of the legacy Arconic 2016 PRSU awards for which annual performance goals were set at the commencement of the year in the three-year performance period (for the 2018 tranche, by the Committee in January 2018).

Name and Principal Position(1)	Year	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
Roy C. Harvey	2018	$966,667	$—	$9,141,997	$1,562,543	$947,333	$512,574	$65,455	$13,196,569
President and Chief Executive Officer	2017	$925,000	$—	$5,835,662	$1,100,082	$1,868,685	$719,522	$271,172	$10,720,123
	2016	$591,667	$—	$946,334	$362,682	$1,149,177	$262,577	$773,519	$4,085,956
William F. Oplinger	2018	$630,208	$—	$3,606,719	$400,176	$439,885	$107,922	$49,210	$5,234,120
Executive Vice President And Chief Financial Officer	2017	$595,833	$—	$2,773,386	$400,019	$716,490	$751,233	$75,675	$5,312,636
	2016	$550,000	$—	$1,389,794	$320,150	$865,013	$446,202	$72,453	$3,643,612
Jeffrey D. Heeter	2018	$424,125	$—	$1,094,350	$240,063	$222,030	$282,192	$28,664	$2,291,424
Executive Vice President,	2017	$390,000	$—	$680,445	$150,023	$422,078	$384,768	$30,264	$2,057,578
General Counsel and Secretary	2016	$284,017	$60,000	$250,267	$—	$208,621	$197,450	$22,422	$1,022,777
Leigh Ann Fisher	2018	$414,375	$—	$1,144,954	$193,799	$235,000	$126,234	$28,218	$2,142,580
Executive Vice President and	2017	$390,000	$—	$740,984	$137,573	$351,731	$705,551	$22,790	$2,348,629
Chief Administrative Officer	2016	$353,907	$—	$262,031	$88,569	$361,536	$370,547	$18,710	$1,455,300
Timothy D. Reyes	2018	$435,625	$—	$968,247	$155,210	$245,000	$33,899	$29,493	$1,867,474
Executive Vice President and President, Aluminum

Tómas M. Sigurðsson	2018	$496,924	$—	$1,725,560	$286,114	$248,472	$—	$391,712	$3,148,782
Senior Vice President,	2017	$519,574	$—	$1,208,295	$220,116	$549,813	$—	$191,266	$2,689,064
Strategic Alliances	2016	$450,001	$—	$568,966	$—	$465,758	$3,758	$204,779	$1,693,262

Notes to Summary Compensation Table

(1)

Named Executive Officers. Mr. Sigurðsson is paid in Icelandic króna and the amounts reflected in the table are US Dollar equivalents using an internal rate of .00856 Icelandic króna to US Dollars. Tómas M. Sigurðsson served as Executive Vice President and Chief Operating Officer until November 1, 2018 when he assumed a new role as Senior Vice President, Strategic Alliances and, as such, was no longer an executive officer for SEC reporting purposes. However, since his compensation exceeded that of the next three most highly compensated executive officers serving at December 31, 2018 (other than the CEO and CFO), he is reported as an NEO in this proxy statement. Mr. Harvey does not receive any additional compensation in connection with his service as a director on the Alcoa Board.

(2)	Salary. Amounts in this column represent the base salary earned and paid in 2018 for each NEO. Annual salary increases are typically effective March 1 of each year.
(3)	Bonus. The amount in this column represents a discretionary bonus; no discretionary bonuses were paid in 2017 or 2018.

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2019 PROXY STATEMENT

Executive Compensation (continued)

(4)

Stock Awards and Option Awards. The value of stock awards and stock options as reported in their respective columns is calculated using the grant date accounting fair value, which is calculated in accordance with ASC Topic 718. Amounts reflected in the stock awards column of the SCT are comprised of the accounting value of (i) both the time-vested RSUs and PRSUs granted in 2018, as shown in the first table below, and (ii) the 2018 one-year tranche of the legacy Arconic PRSUs granted in 2016, as shown in the second table below. The PRSUs granted in 2018 for the 2018-2020 performance period and the 2018 tranches of the legacy Arconic PRSUs granted in 2016 are reported in the SCT based on the grant date accounting fair value as determined using a Monte Carlo valuation.

			2018 Performance RSU Award for the 2018-2020 Performance Period(a)
Name	Grant Date	2018 Time-Based RSUs(a)	At Target	At Maximum
Roy C. Harvey	1/24/2018	$1,562,756	$5,559,320	$9,375,470
William F. Oplinger	1/24/2018	$400,283	$1,423,489	$2,400,632
Jeffrey D. Heeter	1/24/2018	$240,383	$853,967	$1,440,166
Leigh Ann Fisher	1/24/2018	$194,012	$689,621	$1,163,006
Timothy D. Reyes	1/24/2018	$155,103	$551,823	$930,618
Tómas M. Sigurðsson	1/24/2018	$286,221	$1,017,681	$1,716,260
(a)

The values in these columns are based on the aggregate grant date fair value, determined in accordance with ASC Topic 718. The time-based RSU awards are valued at the closing market price per share on the date of grant. At the grant date on January 24, 2018, the closing price per share of Alcoa common stock was $53.30. Fair values for the PRSU awards at target were estimated using Monte Carlo simulations of stock price correlation, and other variables over three-year time horizons matching the PRSU performance measurement period. The per share fair value of PRSU awards made to the NEOs in 2018 was $63.21.

The grant date accounting fair value for the 2018 tranche of the legacy Arconic PRSUs granted in 2016, at target and maximum, are as follows:

		2018 Grant Date Value of Performance RSU Award(a)
Name	Grant Date(a)	At Target	At Maximum
Roy C. Harvey	1/19/2016	$2,019,921	$3,413,758
William F. Oplinger	1/19/2016	$1,782,947	$3,013,262
Leigh Ann Fisher	1/19/2016	$261,321	$441,644
Timothy D. Reyes	1/19/2016	$261,321	$441,644
Tómas M. Sigurðsson	1/19/2016	$421,658	$712,621
(a)

For each award, the performance criteria applicable to the 2018 tranche of the three-year performance period were approved by the Committee in January 2018. The grant dates listed in the column are the dates that the Arconic Compensation Committee approved the establishment of the awards at the commencement of the applicable three-year performance period. These 2016 legacy Arconic PRSU awards have a closing market price per share on the date of grant (as converted at Separation) of $15.10. Fair values for the legacy Arconic PRSU awards at target were estimated using Monte Carlo simulations of stock price correlation, and other variables over one-year time horizons matching the PRSU performance measurement period. The per share fair value of PRSU awards with the performance criteria established for the 2018 tranche was $63.08.

For a discussion of the other assumptions used to estimate the fair value of stock awards and stock options, please refer to the following sections in the 2018 Annual Report “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Stock-based Compensation” and Note M to the consolidated financial statements respectively.

(5)	Non-Equity Incentive Plan Compensation. The amounts in this column reflect the cash payments made under the Annual Incentive Plan as further described under “2018 Annual Incentive Compensation.”

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2019 PROXY STATEMENT

Executive Compensation (continued)

(6)

Change in Pension Value and Nonqualified Deferred Compensation Earnings. The amounts shown for 2018 reflect the aggregate change in the actuarial present value of each NEO’s accumulated benefit under all defined benefit plans, including supplemental plans, from December 31, 2017 to December 31, 2018. Pension values may fluctuate significantly based on a number of factors, including age, years of service, average annual earnings, and discount, mortality, and exchange rate assumptions used for measurement of pension obligations from 2017 to 2018. Assumptions used are further described under “2018 Pension Benefits.”

(7)	All Other Compensation. Please see the information below regarding amounts set forth in this column.

Name	Dividends(a)	Auto Allowance(b)	Matching Contribution		Icelandic Retirement Contributions(d)	Other(e)	Total
			Savings Plan(c)	Deferred Compensation Plan(c)
Roy C. Harvey	$7,455	$0	$16,500	$41,500	$0	$0	$65,455
William F. Oplinger	$11,397	$0	$16,500	$21,313	$0	$0	$49,210
Jeffrey D. Heeter	$3,216	$0	$16,500	$8,948	$0	$0	$28,664
Leigh Ann C. Fisher	$3,355	$0	$16,500	$8,363	$0	$0	$28,218
Timothy D. Reyes	$3,355	$0	$16,500	$9,638	$0	$0	$29,493
Tómas M. Sigurðsson	$4,468	$56,017	N/A	N/A	$167,732	$163,495	$391,712

(a)

Dividend Equivalents and Fractional Shares. In 2018, Alcoa paid the associated accrued dividend from Arconic in relation to the vesting of the 2015 time-vested and performance-based RSUs. Alcoa does not currently pay a dividend.

(b)	Company Car. In 2018, the Company provided a car allowance to Mr. Sigurðsson in the amount of $56,017, which is a customary benefit in Iceland and one provided to all members of Icelandic management.
(c)

Company Contributions to Savings Plans. During 2018, the NEOs were eligible to participate in the Retirement Savings Plan for Salaried Employees of Alcoa USA Corp., a tax-qualified retirement savings plan and the Alcoa USA Corp. Deferred Compensation Plan, a nonqualified deferred compensation plan. Under the tax-qualified 401(k) plan, participating employees may contribute up to a maximum of 25% of base salary including up to 10% on an after-tax basis. The employer matches 100% of employee pretax contributions up to 6% of base pay. If an NEO’s contributions to the tax-qualified plan exceed the limit on contributions imposed by the Code, the executive may elect to have the amount over the limit “spill over” into the nonqualified deferred compensation plan.

(d)

Mr. Sigurðsson participated in two Icelandic defined contribution saving plans in which the Company provided contributions of 11.5% for the mandatory plan and 4% for the voluntary plan, in the aggregate amount of $167,732.

(e)

Other. In 2018, the Company provided enhanced insurance benefits to all members of Icelandic management including Mr. Sigurðsson in the amount of $19,958. Additionally, Mr. Sigurðsson received a reimbursement of $143,537 which included a tax gross-up of $61,062 for tax penalties and interest associated with a 2015-2016 expatriate assignment while an employee of Alcoa Inc. prior to the Separation.

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2019 PROXY STATEMENT

Executive Compensation (continued)

2018 Grants of Plan-Based Awards

The following table provides information on equity and non-equity plan-based awards granted by Alcoa in 2018 and for the 2018 tranches of the legacy Arconic PRSU awards granted in 2016.

Name	Award		Grant Dates	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)(3)			All Other Stock Awards: Number of Shares of Stock or Units(5) (#)	All Other Option Awards: Number of Securities Underlying Options(4) (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)
				Threshold ($)	Target ($)	Maximum(4) ($)	Threshold (#)	Target (#)	Maximum (#)
Roy C. Harvey	IC	(1)	—	$0	$1,353,333	$2,706,667	—	—	—	—	—	—	—
	Option	(4)	1/24/2018	—	—	—	—	—	—	—	73,290	$53.30	$1,562,543
	RSU	(5)	1/24/2018	—	—	—	—	—	—	29,320	—	—	$1,562,756
	PRSU	(2)	1/24/2018	—	—	—	0	87,950	175,900	—	—	—	$5,559,320
	PRSU	(3)	1/19/2016	—	—	—	0	32,024	64,048	—	—	—	$2,019,921
William F. Oplinger	IC	(1)	—	$0	$630,208	$1,260,417	—	—	—	—	—	—	—
	Option	(4)	1/24/2018	—	—	—	—	—	—	—	18,770	$53.30	$400,176
	RSU	(5)	1/24/2018	—	—	—	—	—	—	7,510	—	—	$400,283
	PRSU	(2)	1/24/2018	—	—	—	0	22,520	45,040	—	—	—	$1,423,489
	PRSU	(3)	1/19/2016	—	—	—	0	28,267	56,534	—	—	—	$1,782,947
Jeffrey D. Heeter	IC	(1)	—	$0	$318,094	$636,188	—	—	—	—	—	—	—
	Option	(4)	1/24/2018	—	—	—	—	—	—	—	11,260	$53.30	$240,063
	RSU	(5)	1/24/2018	—	—	—	—	—	—	4,510	—	—	$240,383
	PRSU	(2)	1/24/2018	—	—	—	0	13,510	27,020	—	—	—	$853,967
Leigh Ann Fisher	IC	(1)	—	$0	$310,781	$621,563	—	—	—	—	—	—	—
	Option	(4)	1/24/2018	—	—	—	—	—	—	—	9,090	$53.30	$193,799
	RSU	(5)	1/24/2018	—	—	—	—	—	—	3,640	—	—	$194,012
	PRSU	(2)	1/24/2018	—	—	—	0	10,910	21,820	—	—	—	$689,621
	PRSU	(3)	1/19/2016	—	—	—	0	4,143	8,286	—	—	—	$261,321
Timothy D. Reyes	IC	(1)	—	$0	$326,719	$653,438	—	—	—	—	—	—	—
	Option	(4)	1/24/2018	—	—	—	—	—	—	—	7,280	$53.30	$155,210
	RSU	(5)	1/24/2018	—	—	—	—	—	—	2,910	—	—	$155,103
	PRSU	(2)	1/24/2018	—	—	—	0	8,730	17,460	—	—	—	$551,823
	PRSU	(3)	1/19/2016	—	—	—	0	4,143	8,286	—	—	—	$261,321
Tómas M. Sigurðsson	IC	(1)	—	$0	$496,924	$993,848	—	—	—	—	—	—	—
	Option	(4)	1/24/2018	—	—	—	—	—	—	—	13,420	$53.30	$286,114
	RSU	(5)	1/24/2018	—	—	—	—	—	—	5,370	—	—	$286,221
	PRSU	(2)	1/24/2018	—	—	—	0	16,100	32,200	—	—	—	$1,017,681
	PRSU	(3)	1/19/2016	—	—	—	0	6,685	13,370	—	—	—	$421,658
(1)	Represents 2018 annual cash incentive awards granted under the Company’s IC Plan. For additional information, please see “Compensation Discussion and Analysis—2018 Annual Incentive Compensation.”
(2)

Three-year PRSUs granted in 2018 under the Company’s 2016 Stock Incentive Plan for the 2018-2020 performance period. Grant date values are determined in accordance with ASC Topic 718. See “Compensation Discussion and Analysis—2018 Equity Awards: Performance-Based Restricted Share Units, Time-Based Restricted Share Units, and Time-Vested Stock Options.”

(3)

PRSUs originally granted by Arconic in 2016 under its 2013 Alcoa Stock Incentive Plan and converted and assumed by Alcoa as PRSU awards under the Company’s 2016 Stock Incentive Plan post-Separation. Amounts shown are for the 2018 one-year tranche of such awards and grant date values are determined in accordance with ASC Topic 718. See “Compensation Discussion and Analysis—2018 Equity Awards: Performance-Based Restricted Share Units, Time-Based Restricted Share Units, and Time-Vested Stock Options.”

(4)

Time-vested stock options granted under the Company’s 2016 Stock Incentive Plan. Grant date values are determined in accordance with ASC Topic 718. See “Compensation Discussion and Analysis—2018 Equity Awards: Performance-Based Restricted Share Units, Time-Based Restricted Share Units and Time Vested Stock Options.”

(5)

Time-vested RSUs granted under the Company’s 2016 Stock Incentive Plan. Grant date values are determined in accordance with ASC Topic 718. See “Compensation Discussion and Analysis—2018 Equity Awards: Performance-Based Restricted Share Units, Time-Based Restricted Share Units, and Time-Vested Stock Options.”

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Executive Compensation (continued)

2018 Outstanding Equity Awards at Fiscal Year-End

The following table provides information on outstanding Alcoa equity awards held by the NEOs at December 31, 2018.

Name	Option Awards					Stock Awards(2),(3)
	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested* ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested* ($)
Roy C. Harvey
						92,851	$2,467,980	175,530	$4,665,587
	—	73,290	—	53.30	1/24/2028
	29,454	58,906	—	37.68	2/2/2027
	50,903	25,451	—	15.10	1/19/2026
	27,474	—	—	34.83	1/20/2025
	46,580	—	—	24.73	1/16/2024
	12,431	—	—	19.89	1/16/2023
	4,625	—	—	22.78	1/20/2022
	10,930	—	—	36.38	1/25/2021
William F. Oplinger
						50,610	$1,345,214	54,370	$1,445,155
	—	18,770	—	53.30	1/24/2028
	10,710	21,420	—	37.68	2/2/2027
	—	22,466	—	15.10	1/19/2026
Jeffrey D. Heeter
						25,074	$666,467	25,460	$676,727
	—	11,260	—	53.30	1/24/2028
	4,017	8,033	—	37.68	2/2/2027
Leigh Ann Fisher
						17,948	$477,058	21,860	$581,039
	—	9,090	—	53.30	1/24/2028
	3,684	7,366	—	37.68	2/2/2027
	12,431	6,215	—	15.10	1/19/2026
	12,251	—	—	24.73	1/16/2024
	13,395	—	—	19.89	1/16/2023
	7,983	—	—	22.78	1/20/2022
	5,009	—	—	36.38	1/25/2021
	11,145	—	—	30.33	1/26/2020
Timothy D. Reyes
						22,234	$590,980	16,060	$426,875
	—	7,280	—	53.30	1/24/2028
	2,464	4,926	—	37.68	2/2/2027
Tómas M. Sigurðsson
						38,435	$1,021,602	33,620	$893,620
	—	13,420	—	53.30	1/24/2028
	5,894	11,786	—	37.68	2/2/2027
	16,597	—	—	34.83	1/20/2025
	13,181	—	—	22.78	1/20/2022
*	The closing price per share of Alcoa’s common stock on December 31, 2018 was $26.58.
(1)	Time-vested options have a term of ten years and vest incrementally over three years beginning on the first anniversary of the date of grant.

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Executive Compensation (continued)

(2)

Stock awards in this column include PRSU awards, which are deemed to be earned because the performance condition has been achieved, but which have not vested, and time-based RSU awards. Each annual tranche of the 2016 PRSU awards had performance criteria established at the beginning of each such annual period. All time-based RSUs cliff-vest three years from the date of grant. See “Shares Earned but not Vested” column in the table that follows footnote 3.

(3)	Stock awards in this column include unearned PRSU awards (at the target amount) and for which the performance period has not ended. See “Shares Unearned and Unvested” column in the table that follows.

Name	Award	Grant Date	Shares Earned but not Vested	Shares Unearned and Unvested	Vesting Date
Roy C. Harvey
	RSU	1/24/2018	29,320	—	1/24/2021
	RSU	2/2/2017	29,200	—	2/2/2020
	PRSU	1/24/2018	—	87,950	1/24/2021
	PRSU	2/2/2017	—	87,580	2/2/2020
	PRSU	1/19/2016	34,331	—	1/19/2019
Total			92,851	175,530
William F. Oplinger
	RSU	1/24/2018	7,510	—	1/24/2021
	RSU	2/2/2017	10,620	—	2/2/2020
	PRSU	1/24/2018	—	22,520	1/24/2021
	PRSU	2/2/2017	—	31,850	2/2/2020
	PRSU	1/19/2016	32,480	—	1/19/2019
Total			50,610	54,370
Jeffrey D. Heeter
	RSU	1/24/2018	4,510	—	1/24/2021
	RSU	2/2/2017	3,990	—	2/2/2020
	RSU	1/19/2016	16,574	—	1/19/2019
	PRSU	1/24/2018	—	13,510	1/24/2021
	PRSU	2/2/2017	—	11,950	2/2/2020
Total			25,074	25,460
Leigh Ann Fisher
	RSU	1/24/2018	3,640	—	1/24/2021
	RSU	2/2/2017	3,650	—	2/2/2020
	RSU	1/19/2016	6,215	—	1/19/2019
	PRSU	1/24/2018	—	10,910	1/24/2021
	PRSU	2/2/2017	—	10,950	2/2/2020
	PRSU	1/19/2016	4,443	—	1/19/2019
Total			17,948	21,860
Timothy D. Reyes
	RSU	1/24/2018	2,910	—	1/24/2021
	RSU	2/2/2017	2,450	—	2/2/2020
	RSU	1/19/2016	12,431	—	1/19/2019
	PRSU	1/24/2018	—	8,730	1/24/2021
	PRSU	2/2/2017	—	7,330	2/2/2020
	PRSU	1/19/2016	4,443	—	1/19/2019
Total			22,234	16,060
Tómas M. Sigurðsson
	RSU	1/24/2018	5,370	—	1/24/2021
	RSU	2/2/2017	5,840	—	2/2/2020
	RSU	1/19/2016	20,057	—	1/19/2019
	PRSU	1/24/2018	—	16,100	1/24/2021
	PRSU	2/2/2017	—	17,520	2/2/2020
	PRSU	1/19/2016	7,168	—	1/19/2019
Total			38,435	33,620

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Executive Compensation (continued)

2018 Option Exercises and Stock Vested

The following table sets forth the actual value received by the NEOs upon exercise of stock options or vesting of stock awards in 2018.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Roy C. Harvey	—	—	15,851	$844,858
William F. Oplinger	229,475	$6,699,104	24,234	$1,291,672
Jeffrey D. Heeter	—	—	6,839	$362,057
Leigh Ann Fisher	—	—	7,134	$378,532
Timothy D. Reyes	11,359	$190,013	7,134	$378,532
Tómas M. Sigurðsson	—	—	9,501	$504,696
(1)

The amounts in this column are calculated by multiplying the number of shares acquired upon exercise by the difference between the fair market value of the common stock on the date of exercise and the exercise price of the option.

(2)

Reflects vesting of time-based RSU awards (for all NEOs other than Messrs. Harvey and Oplinger) and PRSU awards (for all NEOs other than Mr. Heeter) granted in 2015 upon completion of the three-year period.

(3)	Amounts were calculated using the closing price per share of Alcoa stock on the vesting date.

2018 Pension Benefits

The following table contains information with respect to each plan that provides for specified retirement payments or benefits primarily following retirement, including tax-qualified defined benefit plans and non-qualified defined benefit plans, but excluding defined contribution plans. On January 17, 2018, the Company announced that, effective December 31, 2020, salaried employees, including participating NEOs, in the United States and Canada will cease accruing retirement benefits for future service under the following defined benefit pension plans.

Name	Plan Names	Number of Years of Credited Service (#)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)
Roy C. Harvey	Pension Plan for Certain Salaried Employees of Alcoa USA (Rule IM)	16.9	$339,389	N/A
	Alcoa USA Corp. Nonqualified Supplemental Retirement Plan C	16.9	$1,698,844
William F. Oplinger	Pension Plan for Certain Salaried Employees of Alcoa USA (Rule IM)	18.8	$508,783	N/A
	Alcoa USA Corp. Nonqualified Supplemental Retirement Plan C	18.8	$2,017,141
Jeffrey D. Heeter	Pension Plan for Certain Salaried Employees of Alcoa USA (Rule IC)	20.8	$771,379	N/A
	Alcoa USA Corp. Nonqualified Supplemental Retirement Plan C	20.8	$812,010
Leigh Ann Fisher	Pension Plan for Certain Salaried Employees of Alcoa USA (Rule IC)	29.6	$1,016,500	N/A
	Alcoa USA Corp. Nonqualified Supplemental Retirement Plan C	29.6	$1,617,956
Timothy D. Reyes	Pension Plan for Certain Salaried Employees of Alcoa USA (Rule IC)	19.6	$666,780	N/A
	Alcoa USA Corp. Nonqualified Supplemental Retirement Plan C	19.6	$1,053,334
Tómas M. Sigurðsson(1)	—	—	—	—
	—	—	—
(1)	Mr. Sigurðsson is not eligible to participate in Alcoa’s defined benefit plans.

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Executive Compensation (continued)

The present value calculations are based on Alcoa specific mortality assumptions and discount rates of 4.34% for the Pension Plan for Certain Salaried Employees of Alcoa USA Corp. and 4.40% for the Alcoa USA Corp. Nonqualified Supplemental Retirement Plan.

Qualified Defined Benefit Plan. Effective August 1, 2016, in anticipation of Separation, Arconic spun off certain assets and liabilities from Alcoa Retirement Plan I (the “Predecessor Retirement Plan”) attributable to employees, including Messrs. Harvey, Oplinger, Heeter, Reyes and Ms. Fisher, to form the Pension Plan for Certain Salaried Employees of Alcoa USA Corp. (the “Plan”). The Plan is intended as a continuation of the Predecessor Retirement Plan for the participants covered by the Plan and recognizes elections and retirements under the Predecessor Retirement Plan for affected employees and former employees. The Plan is a funded, tax-qualified, non-contributory defined benefit pension plan that covers a majority of U.S. salaried employees hired before March 1, 2006. Benefits under the plan are based upon years of service and Average Final Compensation. Average Final Compensation includes salary plus 100% of annual cash incentive compensation. The Plan reflects the compensation limit imposed by the Code, which was $275,000 for 2018. The base benefit payable at age 65 is 1.1% of Average Final Compensation up to the Social Security Covered Compensation plus 1.475% of Average Final Compensation above the Social Security Covered Compensation, times years of service. No further benefits will accrue under the Plan after the freeze date of December 31, 2020. Service for determining retirement eligibility will be unaffected. Early retirement benefits are available for employees covered by Rule IC or Rule IM (each as explained below) who leave the Company at age 55 with 10 or more years of service, however benefits are reduced from age 62 (Rule IC) or age 65 (Rule IM) based on age at commencement. Effective January 1, 2018, participants accruing service on or after January 1, 2018 have a lump sum form of payment available along with all other existing forms of payment (single life, 50% joint and survivor, and 75% joint and survivor monthly annuities, as applicable). The lump sum form of payment is not available to disability retirements or other restricted retirement types. For Rule IC participants who retire prior to age 62 with 30 or more years of service, the benefit payable until age 62 is determined by a different formula of 1.5% of Average Final Compensation up to $100,000, plus 1% of Average Final Compensation above $100,000, multiplied by service. This benefit payable until age 62 is not reduced for early commencement. Average Final Compensation is calculated using the average of the highest five of the last ten years of earnings, in the case of Messrs. Heeter and Reyes and Ms. Fisher, and the average of the highest consecutive five of the last ten years of earnings for Messrs. Harvey and Oplinger.

Nonqualified Defined Benefit Plans. Effective August 1, 2016, in anticipation of Separation, Arconic separated the Alcoa Inc. Employees’ Excess Benefits Plan C (the “Predecessor Excess Benefit Plan”) into two separate plans: the Alcoa USA Corp. Nonqualified Supplemental Retirement Plan C and the Predecessor Excess Benefit Plan (renamed Arconic Employees’ Excess Benefits Plan C). Alcoa USA Corp. has adopted and is the sponsor of the Alcoa USA Corp. Nonqualified Supplemental Retirement Plan C (this “Non-Qualified Pension Plan”) effective August 1, 2016. This Non-Qualified Pension Plan is intended as a continuation of the Predecessor Excess Benefit Plan for the participants covered by this Non-Qualified Pension Plan and recognizes retirements and service accrued under the Predecessor Excess Benefit Plan for affected employees and former employees.

In 2018, Messrs. Harvey, Oplinger, Heeter and Reyes and Ms. Fisher participated in the Non-Qualified Pension Plan. This plan is a nonqualified plan which provides for benefits that exceed the limits on compensation imposed by the Code. The benefit formula is identical to the Pension Plan for Certain Salaried Employees of Alcoa USA Corp formula and no further benefits will accrue under the Plan after December 31, 2020. Benefits under the nonqualified plan are payable as a reduced 50% joint and survivor annuity if the executive is married. Otherwise, the benefit is payable as a single life annuity.

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Executive Compensation (continued)

2018 Nonqualified Deferred Compensation

The following table sets forth information concerning each defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Name	Executive Contributions in 2018 ($)(1)	Registrant Contributions in 2018 ($)(2)	Aggregate Earnings in 2018 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/2018 ($)(3)
Roy C. Harvey	$41,500	$41,500	$509	—	$83,509
William F. Oplinger	$115,844	$21,313	$(253,074)	—	$1,183,908
Jeffrey D. Heeter	$45,119	$8,948	$(172,963)	—	$244,536
Leigh Ann Fisher	$8,363	$8,363	$(4,668)	—	$114,281
Timothy D. Reyes	$9,638	$9,638	$(7,396)	—	$98,782
Tómas M. Sigurðsson	$0	$0	$(5,302)	—	$72,528
(1)	The amounts in this column were contributed by the NEOs into their accounts under the deferred compensation plan, which includes amounts reflected in the “Salary” column of the 2018 row of the SCT.
(2)	2018 contributions under the deferred compensation plan are also included in the “All Other Compensation” column of the SCT for each applicable NEO as detailed in Note 7 to the SCT.
(3)

This column includes NEOs’ and Alcoa’s contributions, which amounts are also included in the “Salary” and “All Other Compensation” columns, as applicable, of the SCT. For 2018 amounts included in the aggregate balance, see footnotes 1 and 2 herein. For 2017, the total contributions for each publicly reported NEO were as follows: Mr. Harvey, $0; Mr. Oplinger, $77,733; Mr. Heeter, $47,800; Ms. Fisher, $0; and Mr. Sigurðsson $0. For 2016, the total contributions for each publicly reported NEO were as follows: Mr. Harvey, $0; Mr. Oplinger, $71,500; Mr. Heeter, $26,159; Ms. Fisher, $0; and Mr. Sigurðsson $25,969.

The investment options under the Alcoa USA Corp. Deferred Compensation Plan are generally the same choices available to all salaried employees under the relevant defined contribution plans, and the NEOs did not receive preferential earnings on their investments. The NEOs may defer up to 25% of their salaries in total to the defined contribution plan and deferred compensation plan and up to 100% of their annual cash incentive compensation to the deferred compensation plan.

To the extent the executive elects, the employer contributes matching contributions on employee base salary deferrals that exceed the limits on compensation imposed by the Code. In 2018, total matching contribution amounts by Alcoa were as follows: Mr. Harvey, $41,500; Mr. Oplinger, $21,313; Mr. Heeter, $8,948; Ms. Fisher, $8,363; Mr. Reyes, $9,638; and Mr. Sigurðsson $0.

The principal benefit to the NEOs of the Alcoa USA Corp. Deferred Compensation Plan is that United States taxes are deferred until the deferred amount and credited earnings are withdrawn, so that savings accumulate on a pretax basis. Alcoa also benefits from this arrangement because it does not use its cash to pay the deferred salaries or incentive compensation of the individuals who have deferred receipt of these amounts. Alcoa may use this cash for other purposes until the deferred account is paid to the individual upon termination of employment. All nonqualified pension and deferred compensation are general unsecured assets of Alcoa until paid. Upon termination of employment, deferred compensation will be paid in cash as a lump sum or in up to ten annual installments, depending on the individual’s election, account balance and retirement eligibility.

Potential Payments Upon Termination or Change in Control

Except as otherwise provided, the following narrative and tables set forth the potential payments and the value of other additional benefits that would vest or otherwise accelerate vesting at, following, or in connection with any termination, including without limitation, resignation, retirement or a constructive termination of an NEO, or a “change in control” of Alcoa, or a change in the NEOs’ responsibilities, as such scenarios are contemplated in the contracts, agreements, plans or arrangements described below.

The tables assume that employment termination and/or the change in control occurred on December 31, 2018 and a valuation of our common stock based on its closing market price per share on December 31, 2018 of $26.58. The tables

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Executive Compensation (continued)

also assume that each executive will take all action necessary or appropriate for such person to receive the maximum available benefit, such as execution of a release of claims and compliance with restrictive covenants described below. Actual amounts payable can only be determined at the time of such NEO’s separation from the Company.

A description of some elements of the plans, arrangements and agreements covered by the following tables and which provide for payments or benefits in connection with a termination of employment or change in control are also described under “Compensation Discussion and Analysis.” The footnotes to the tables describe the assumptions that were used in calculating the amounts described below.

Potential Payments upon a Change in Control.

Alcoa maintains the CIC Severance Plan, which is designed to retain eligible key executives designated by the Compensation Committee during the period when a transaction is being negotiated, or during a period in which a hostile takeover is being attempted, and to ensure the impartiality of the key negotiators for Alcoa.

The CIC Severance Plan provides participating officers with severance compensation if their employment is terminated without cause or if they leave for good reason, in either case within two years after a change in control of Alcoa, or in certain limited circumstances prior to a change in control.

Under the CIC Severance Plan, a “change in control” is defined as:

•	Any person acquiring 30% or more of Alcoa’s voting power if certain conditions are met; or

•	a majority of the Board is replaced during any 12-month period by directors whose appointment (i) is not endorsed by a majority of the Board before such date, and/or (ii) is in connection with an election contest or through the use of the Company’s proxy access procedures; or

•	Any person acquires (or has acquired within 12 months) assets of the Company that have a fair market value of more than 40% of the total fair market value of Alcoa’s assets immediately before such transaction(s); or

•	The consummation of liquidation or dissolution of the Company.

In general, the CIC Severance Plan provides for the payment of severance benefits if a change in control occurs, and within two years thereafter either:

1.

The Company terminates the executive’s employment with the Company without “cause,” which is defined to mean intentional failure to perform stated duties after 30 days’ notice to cure, or willful engagement in conduct materially injurious to the Company; or

2.	The executive terminates employment with the Company for “good reason,” which is defined to mean:

•	The assignment of duties inconsistent with position or a substantial adverse alteration in the nature and status of the position; or

•	Reduction in total compensation and benefits; or

•	Relocation of more than 50 miles from principal job location; or

•	Failure to pay compensation to the eligible employee within 14 days of when such compensation is due.

The CIC Severance Plan provides a higher level of benefits for Alcoa’s CEO, CFO and General Counsel than for other participating officers as a result of the Committee’s determination of the importance of these roles in the event of a potential change in control transaction. As a result, in the event of a qualifying termination, Messrs. Harvey, Oplinger and Heeter would receive a lump sum cash payment equal to three times the sum of annual base salary plus target annual cash incentive compensation; continuation of life, accident, and health care benefits for up to three years; and lump sum amounts designed to provide three additional years of Alcoa contributions to the defined contribution plans in which they participate and three additional years of defined benefit plan accrual if applicable. Due to the previously announced pension plans’ freeze effective December 31, 2020, Messrs. Harvey, Oplinger and Heeter would receive two years of defined benefit accrual under the defined benefit plan plus one-year ERIC to the applicable defined contribution plan. ERIC is an employer contribution amount equal to 3% of salary and annual incentive compensation. All other participating officers, including Mr. Reyes and Ms. Fisher, would receive a lump sum payment equal to two times the sum of their annual base salary plus target annual cash incentive compensation; continuation of life, accident, and health care benefits for up to two years; and lump sum amounts designed to provide two additional years of Alcoa contributions to the defined

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Executive Compensation (continued)

contribution plans in which they participate, and for Mr. Reyes and Ms. Fisher, two additional years of defined benefit plan accrual. In addition, under the plan, all participating NEOs would receive a pro-rated target annual bonus for the year in which the change control occurs and up to six months of outplacement services. The plan does not provide any participant with reimbursement of excise taxes.

The amounts shown in the table below include the estimated net present value of accelerated vesting of stock options and stock awards for all participating NEOs. Awards do not have automatic vesting upon a change in control if a replacement award is provided by the successor entity, but such replacement awards would vest upon termination of an officer’s employment without cause or if the officer leaves for good reason, in either case within two years after a change in control. Values presented in the tables below assume that both a change in control and a qualifying termination occurred for each participating NEO on December 31, 2018. The estimated value of accelerated vesting of stock awards is calculated based on the closing price per share of Alcoa’s common stock on December 31, 2018, which was $26.58, and assumes that PRSU awards vest at the target level.

Executive Severance Agreements. Alcoa has entered into severance agreements with certain executives, including each of its NEOs, to facilitate transitioning of key positions to suit the timing needs of Alcoa.

The severance agreements with Messrs. Harvey and Oplinger provide that, if their employment is terminated without cause, they would receive a lump sum amount equivalent to two years’ base salary; a pro-rated annual bonus for the year in which the termination occurs, calculated based on achievement of applicable goals; continued health care benefits for a two-year period; and a lump sum amount designed to provide two additional years of pension accrual under Alcoa’s defined benefit plan. In the case of an involuntary termination without cause, or a voluntary termination where they provide three months’ notice to Alcoa, Messrs. Harvey and Oplinger would also receive a lump sum severance payment of $50,000 upon execution of a general release of legal claims against Alcoa. No payments would be made under the agreement unless a general release is signed. The agreement requires Messrs. Harvey and Oplinger to comply with two-year non-competition and non-solicitation provisions, as well as confidentiality obligations.

The severance agreements with Messrs. Heeter, Reyes, and Sigurðsson, and Ms. Fisher, provide that, if their employment is terminated without cause, they would receive a lump sum amount equivalent to one year’s base salary; a pro-rated annual bonus for the year in which the termination occurs, calculated based on achievement of applicable goals; continued health benefits for one year following termination; and either credit for one year of additional accrual under the defined benefit plan or, in the case of Mr. Sigurðsson, a lump sum amount equal to Alcoa’s contribution to the defined contribution plan in which he participates for one year. The agreement requires the executives to comply with one-year non-competition and non-solicitation provisions, as well as confidentiality obligations. No payment will be made under the agreement unless a general release is signed.

If severance payments or benefits are payable to any NEO under the CIC Severance Plan, no payments would be paid under the officer’s executive severance agreement.

Equity Award Treatment.

Equity awards granted by Alcoa under the 2016 Stock Incentive Plan generally do not provide for accelerated vesting in circumstances where the awards are not replaced by the successor in a change in control. Stock options and RSUs would continue to vest in accordance with their original vesting schedule following an employee’s termination of employment due to death, disability, or retirement that occurs at least six months after the grant date and may continue to vest if the termination is as a result of Alcoa’s divestiture of a business. In the case of PRSUs, such continued vesting is subject to achievement of applicable performance goals. Long Term Incentive amounts in the “Termination in Connection with a Change in Control” columns, as shown in the following tables, assume that the awards were not replaced by the successor in a change in control.

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Executive Compensation (continued)

Tables Relating to Potential Payments Upon Termination

Roy C. Harvey

	Termination without Cause ($)	Termination in Connection with a Change in Control ($)	Death ($)	Disability ($)(5)	Retirement ($)(5)(6)
Compensation
Cash Severance(1)	$1,951,630	$6,811,736	$0	$0	$0
Pro-Rata Bonus(1)(2)	$923,834	$1,319,764	$923,834	$0	$0
Long Term Incentives
Restricted Share Units—Unvested & Accelerated	$0	$1,555,462	$1,555,462	$1,555,462	$0
Performance-Based Restricted Share Units—Unvested & Accelerated(2)	$0	$5,578,105	$5,578,105	$5,578,105	$0
Stock Options—Unvested & Accelerated	$0	$292,177	$292,177	$292,177	$0
Benefits and Perquisites
Health Insurance(1)(4)	$41,433	$62,997	$0	$0	$0
Life & Accident Insurance(1)(4)	$0	$2,839	$0	$0	$0
Outplacement Services	$0	$16,016	$0	$0	$0
Pension Value
Present value of additional pension credits(3)	$251,200	$1,256,735	$0	$0	$0
Total	$3,168,097	$16,895,831	$8,349,578	$7,425,744	$0
(1)

Cash Severance, Pro-rata Bonus and Insurance rates are based on a discount rate of 4.40%. The discount rate is applied as a result of payment commencing 6 months from assumed termination pursuant to Section 409A of the Code.

(2)

Pro-rata bonus amounts under the “Termination without Cause” and “Death” columns are based on actual 2018 annual IC payout. PRSU amounts reflect actual earned awards for all completed tranches including the 2018 performance period, and the 2017 and 2018 three-year PRSU awards are reflected at target.

(3)

Based on lump sum assumptions; IRS mortality and Pension Protection Act segment rates of: 2.20% for years 1-5, 3.57% for years 6-20, and 4.24% thereafter. The pension value also includes the present value of the supplemental disability benefit, determined using Alcoa-specific mortality and 4.40% discount rates.

(4)	Health and Life costs are based on individual elections and budgeted rates for 2019 with assumed trend rates to estimate 2020 and 2021 costs.
(5)	The disclosure assumes the Committee did not exercise its discretion to award pro-rata IC amounts in the event of disability or retirement.
(6)

Mr. Harvey was not eligible for retirement benefits on December 31, 2018 as he does not currently meet the retirement criteria under the plan. The retirement eligibility provisions are described under the 2018 Pension Benefits section; those same retirement eligibility provisions apply to the 2016 Stock Incentive Plan.

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2019 PROXY STATEMENT

Executive Compensation (continued)

William F. Oplinger

	Termination without Cause ($)	Termination in Connection with a Change in Control ($)	Death ($)(5)	Disability ($)(6)	Retirement ($)(6)(7)

Compensation

Cash Severance(1)	$1,288,985	$3,702,205	$0	$0	$0

Pro-Rata Bonus(1)(2)	$428,974	$614,576	$428,974	$0	$0

Long Term Incentives

Restricted Share Units—Unvested & Accelerated	$0	$481,895	$481,895	$481,895	$0

Performance-Based Restricted Share Units—Unvested & Accelerated(2)	$0	$2,308,473	$2,308,473	$2,308,473	$0

Stock Options—Unvested & Accelerated	$0	$257,910	$257,910	$257,910	$0

Benefits and Perquisites

Health Insurance(1)(2)(4)	$29,580	$44,986	$21,108	$0	$0

Life & Accident Insurance(1)(2)(4)	$0	$2,839	$0	$0	$0

Outplacement Services	$0	$16,016	$0	$0	$0

Pension Value

Present value of additional pension credits(3)	$291,100	$389,263	$0	$0	$0

Total	$2,038,639	$7,818,163	$3,498,360	$3,048,278	$0
(1)

Cash Severance, Pro-rata Bonus and Insurance rates are based on a discount rate of 4.40%. The discount rate is applied as a result of payment commencing 6 months from assumed termination pursuant to Section 409A of the Code.

(2)

Pro-rata bonus amounts under the “Termination without Cause” and “Death” columns are based on actual 2018 annual IC payout. PRSU amounts reflect actual earned awards for all completed tranches including the 2018 performance period, and the 2017 and 2018 three-year PRSU awards are reflected at target.

(3)

Based on lump sum assumptions; IRS mortality and Pension Protection Act segment rates of: 2.20% for years 1-5, 3.57% for years 6-20, and 4.24% thereafter. The pension value also includes the present value of the supplemental disability benefit, determined using Alcoa-specific mortality and 4.40% discount rates.

(4)	Health and Life costs are based on individual elections and budgeted rates for 2019 with assumed trend rates to estimate 2020 and 2021 costs.
(5)	Spouse would have been entitled to retiree medical credits.
(6)	The disclosure assumes the Committee did not exercise its discretion to award pro-rata IC amounts in the event of disability or retirement.
(7)

Mr. Oplinger was not eligible for retirement benefits on December 31, 2018 as he does not currently meet the retirement criteria under the plan. The retirement eligibility provisions are described under the 2018 Pension Benefits section; those same retirement eligibility provisions apply to the 2016 Stock Incentive Plan.

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2019 PROXY STATEMENT

Executive Compensation (continued)

Jeffrey D. Heeter

	Termination without Cause ($)	Termination in Connection with a Change in Control ($)	Death ($)(5)	Disability ($)(6)	Retirement ($)(6)(7)
Compensation
Cash Severance(1)	$420,260	$2,191,391	$0	$0	$0
Pro-Rata Bonus(1)(2)	$216,523	$310,203	$216,523	$0	$0
Long Term Incentives
Restricted Share Units—Unvested & Accelerated	$0	$666,467	$666,467	$666,467	$0
Performance-Based Restricted Share Units—Unvested & Accelerated(2)	$0	$676,727	$676,727	$676,727	$0
Stock Options—Unvested & Accelerated	$0	$0	$0	$0	$0
Benefits and Perquisites
Health Insurance(1)(2)(4)	$20,798	$64,102	$21,251	$0	$0
Life & Accident Insurance(1)(2)(4)	$0	$2,718	$0	$0	$0
Outplacement Services	$0	$16,016	$0	$0	$0
Pension Value
Present value of additional pension credits(3)(8)	$0	$367,910	$0	$0	$0
Total	$657,581	$4,295,534	$1,580,968	$1,343,194	$0
(1)

Cash Severance, Pro-rata Bonus and Insurance rates are based on a discount rate of 4.40%. The discount rate is applied as a result of payment commencing 6 months from assumed termination pursuant to Section 409A of the Code.

(2)

Pro-rata bonus amounts under the “Termination without Cause” and “Death” columns are based on actual 2018 annual IC payout. PRSU amounts reflect actual earned awards for all completed tranches including the 2018 performance period, and the 2017 and 2018 three-year PRSU awards are reflected at target.

(3)

Based on lump sum assumptions; IRS mortality and Pension Protection Act segment rates of: 2.20% for years 1-5, 3.57% for years 6-20, and 4.24% thereafter. The pension value also includes the present value of the supplemental disability benefit, determined using Alcoa-specific mortality and 4.40% discount rates.

(4)	Health and Life costs are based on individual elections and budgeted rates for 2019 with assumed trend rates to estimate 2020 and 2021 costs.
(5)	Spouse would have been entitled to retiree medical credits.
(6)	The disclosure assumes the Committee did not exercise its discretion to award pro-rata IC amounts in the event of disability or retirement.
(7)

Mr. Heeter was not eligible for retirement benefits on December 31, 2018 as he does not currently meet the retirement criteria under the plan. The retirement eligibility provisions are described under the 2018 Pension Benefits section; those same retirement eligibility provisions apply to the 2016 Stock Incentive Plan.

(8)	The pension benefit in the event of “Termination without Cause” is provided under the standard provisions of the pension plans.

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Executive Compensation (continued)

Leigh Ann Fisher

	Termination without Cause ($)	Termination in Connection with a Change in Control ($)	Death ($)(5)	Disability ($)(6)	Retirement ($)(6)(7)
Compensation
Cash Severance(1)	$408,850	$1,423,845	$0	$0	$0
Pro-Rata Bonus(1)(2)	$229,171	$303,072	$229,171	$0	$0
Long Term Incentives
Restricted Share Units—Unvested & Accelerated	$0	$358,963	$358,963	$358,963	$0
Performance-Based Restricted Share Units— Unvested & Accelerated(2)	$0	$699,134	$699,134	$699,134	$0
Stock Options—Unvested & Accelerated	$0	$71,348	$71,348	$71,348	$0
Benefits and Perquisites
Health Insurance(1)(2)(4)	$20,239	$41,070	$29,085	$0	$0
Life & Accident Insurance(1)(2)(4)	$0	$1,729	$0	$0	$0
Outplacement Services	$0	$16,016	$0	$0	$0
Pension Value
Present value of additional pension credits(3)(8)	$0	$347,857	$0	$0	$0
Total	$658,260	$3,263,034	$1,387,701	$1,129,445	$0
(1)

Cash Severance, Pro-rata Bonus and Insurance rates are based on a discount rate of 4.40%. The discount rate is applied as a result of payment commencing 6 months from assumed termination pursuant to Section 409A of the Code.

(2)

Pro-rata bonus amounts under the “Termination without Cause” and “Death” columns are based on actual 2018 annual IC payout. PRSU amounts reflect actual earned awards for all completed tranches including the 2018 performance period, and the 2017 and 2018 three-year PRSU awards are reflected at target.

(3)

Based on lump sum assumptions; IRS mortality and Pension Protection Act segment rates of: 2.20% for years 1-5, 3.57% for years 6-20, and 4.24% thereafter. The pension value also includes the present value of the supplemental disability benefit, determined using Alcoa-specific mortality and 4.40% discount rates.

(4)	Health and Life costs are based on individual elections and budgeted rates for 2019 with assumed trend rates to estimate 2020 and 2021 costs.
(5)	Spouse would have been entitled to retiree medical credits.
(6)	The disclosure assumes the Committee did not exercise its discretion to award pro-rata IC amounts in the event of disability or retirement.
(7)

Ms. Fisher was not eligible for retirement benefits on December 31, 2018 as he does not currently meet the retirement criteria under the plan. The retirement eligibility provisions are described under the 2018 Pension Benefits section; those same retirement eligibility provisions apply to the 2016 Stock Incentive Plan.

(8)	The pension benefit in the event of “Termination without Cause” is provided under the standard provisions of the pension plans.

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Executive Compensation (continued)

Timothy D. Reyes

	Termination without Cause ($)	Termination in Connection with a Change in Control ($)	Death ($)(5)	Disability ($)(6)	Retirement ($)(6)(7)
Compensation(7)
Cash Severance(1)	$426,892	$1,491,012	$0	$0	$0
Pro-Rata Bonus(1)(2)	$238,923	$318,614	$238,923	$0	$0
Long Term Incentives
Restricted Share Units—Unvested & Accelerated	$0	$472,885	$472,885	$472,885	$0
Performance-Based Restricted Share Units—Unvested & Accelerated(2)	$0	$544,970	$544,970	$544,970	$0
Stock Options—Unvested & Accelerated	$0	$0	$0	$0	$0
Benefits and Perquisites
Health Insurance(1)(4)	$20,286	$41,127	$19,998	$0	$0
Life & Accident Insurance(1)(4)	$0	$1,653	$0	$0	$0
Outplacement Services	$0	$16,016	$0	$0	$0
Pension Value
Present value of additional pension credits(3)(8)	$0	$333,322	$0	$0	$0
Total	$686,101	$3,219,599	$1,276,776	$1,017,855	$0
(1)

Cash Severance, Pro-rata Bonus and Insurance rates are based on a discount rate of 4.40%. The discount rate is applied as a result of payment commencing 6 months from assumed termination pursuant to Section 409A of the Code.

(2)

Pro-rata bonus amounts under the “Termination without Cause” and “Death” columns are based on actual 2018 annual IC payout. PRSU amounts reflect actual earned awards for all completed tranches including the 2018 performance period, and the 2017 and 2018 three-year PRSU awards are reflected at target.

(3)

Based on lump sum assumptions; IRS mortality and Pension Protection Act segment rates of: 2.20% for years 1-5, 3.57% for years 6-20, and 4.24% thereafter. The pension value also includes the present value of the supplemental disability benefit, determined using Alcoa-specific mortality and 4.40% discount rates.

(4)	Health and Life costs are based on individual elections and budgeted rates for 2019 with assumed trend rates to estimate 2020 and 2021 costs.
(5)	Spouse would have been entitled to retiree medical credits.
(6)	The disclosure assumes the Committee did not exercise its discretion to award pro-rata IC amounts in the event of disability or retirement.
(7)

Mr. Reyes was not eligible for retirement benefits on December 31, 2018 as he does not currently meet the retirement criteria under the plan. The retirement eligibility provisions are described under the 2018 Pension Benefits section; those same retirement eligibility provisions apply to the 2016 Stock Incentive Plan.

(8)	The pension benefit in the event of “Termination without Cause” is provided under the standard provisions of the pension plans.

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Executive Compensation (continued)

Tómas M. Sigurðsson*

	Termination without Cause ($)	Termination in Connection with a Change in Control ($)	Death ($)	Disability ($)(6)	Retirement ($)(6)(7)
Compensation
Cash Severance(1)(5)	$537,087	$0	$0	$0	$0
Pro-Rata Bonus(1)(2)(5)	$242,309	$0	$242,309	$0	$0
Long Term Incentives
Restricted Share Units—Unvested & Accelerated	$0	$831,077	$831,077	$831,077	$0
Performance-Based Restricted Share Units— Unvested & Accelerated(2)	$0	$1,084,145	$1,084,145	$1,084,145	$0
Stock Options—Unvested & Accelerated	$0	$0	$0	$0	$0
Benefits and Perquisites
Health Insurance(4)	$0	$0	$0	$0	$0
Life & Accident Insurance(4)	$0	$0	$0	$0	$0
Outplacement Services	$0	$0	$0	$0	$0
Pension Value
Present value of additional defined contribution plan amount(3)(5)	$120,806	$0	$0	$0	$0
Total	$900,202	$1,915,222	$2,157,531	$1,915,222	$0
*

Although Mr. Sigurðsson ceased to be an executive officer of Alcoa in 2018, he continued employment with the Company and did not receive any payments or benefits in connection with his change in position and continued to participate in the Company’s applicable plans other than the CIC Severance Plan. As a result, Alcoa is presenting a similar table for him as with the other NEOs.

(1)

Cash Severance, Pro-rata Bonus and Insurance rates are based on a discount rate of 4.40%. The discount rate is applied as a result of payment commencing 6 months from assumed termination pursuant to Section 409A of the Code.

(2)

Pro-rata bonus amounts under the “Termination without Cause” and “Death” columns are based on actual 2018 annual IC payout. PRSU amounts reflect actual earned awards for all completed tranches including the 2018 performance period, and the 2017 and 2018 three-year PRSU awards are reflected at target.

(3)

The discount rate of 4.40% is used to determine the present value of the defined contribution plan amount for executive severance representing a lump sum that would be paid to Mr. Sigurðsson equal to 15.5% of the sum of continued base salary and bonus commencing 6 months from assumed termination.

(4)	Health and Life costs are based on individual elections and budgeted rates for 2019 with assumed trend rates to estimate 2020 and 2021 costs.
(5)	In the event of a change in control, severance amounts payable are only in connection with a termination without cause, as shown in the “Termination without Cause” column.
(6)	The disclosure assumes the Committee did not exercise its discretion to award pro-rata IC amounts in the event of disability or retirement.
(7)

Mr. Sigurðsson was not eligible for retirement benefits on December 31, 2018 as he does not currently meet the retirement criteria under the plan of age 55 with ten or more years of service. The same retirement eligibility provisions apply to the 2016 Stock Incentive Plan.

Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the ratio of the annual total compensation of our CEO, Roy C. Harvey, to that of our median employee. The SEC requires us to disclose the annual total compensation of each of Mr. Harvey and our median employee, as well as the ratio of their respective annual total compensation to each other (in each case, with annual total compensation calculated in accordance with SEC rules applicable to the SCT).

The values are as follows for 2018, our last completed fiscal year:

•	Mr. Harvey’s annual total compensation—$13,196,569
•	Our median employee’s annual total compensation—$84,202
•	Ratio of Mr. Harvey’s annual total compensation to our median employee’s annual total compensation—157:1

A primary purpose of this disclosure is to provide stockholders with a company-specific metric that can assist in their evaluation of our executive compensation practices. We believe our compensation philosophy and process yield an equitable result for our employees. We describe below the methodology used to identify our median employee and calculate the above-disclosed values.

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Executive Compensation (continued)

Consistent with Instruction 2 to Item 402(u) of Regulation S-K, the applicable SEC rule, Alcoa may identify its median employee for purposes of providing such pay ratio disclosure once every three years and calculate and disclose total compensation for that employee each year; provided that, during the last completed fiscal year, there has been no change in the employee population or employee compensation arrangements that the Company reasonably believes would result in a significant change to the 2017 pay ratio disclosure. Alcoa has reviewed the changes in its employee population and employee compensatory arrangements and, based on that review, determined that there has been no change in our employee population or employee compensatory arrangements that would significantly impact the 2017 pay ratio disclosure and require us to identify a new median employee. As a result, the Company has re-identified the same median employee as it did in its 2017 pay ratio disclosure.

We identified the median employee for purposes of our 2017 pay ratio disclosure using our global employee population as of October 31, 2017. We used a consistently applied compensation measure across our global employee population, excluding Mr. Harvey, to calculate the median employee compensation. For our consistently applied compensation measure, we calculated annual total compensation by aggregating, for each applicable employee, (A) annual base salary for the trailing 12 months preceding October 31, 2017 (or, for hourly employees, the annual work schedule multiplied by hourly wage) and (B) target incentive cash compensation and/or performance pay. We then calculated the median employee’s actual 2017 fiscal year compensation in the same manner as the NEOs’ compensation as presented in the SCT. The initial result of this calculation led to an anomalous result for the identified median employee (who was on a leave of absence) that would result in a pay ratio that we believed did not accurately reflect the relationship between our compensation practices for a typical employee. Therefore, we selected an employee immediately adjacent to the initially-identified employee, which employee had substantially similar compensation to the original median employee based on our consistently applied compensation measure.

The above pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of the SEC’s Regulation S-K. However, the SEC’s pay ratio disclosure rule affords significant flexibility to companies in determining appropriate methodologies to identify the median employee and calculating the median employee’s annual total compensation. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations, business models, and compensation practices, and may utilize different methodologies to identify the median employee and calculate the median employee’s annual total compensation.

Equity Compensation Plan Information

The following table provides information about Alcoa’s common stock that is authorized for issuance under the Company’s equity compensation plan as of December 31, 2018. Additional information is included in Note M of the consolidated financial statements in the Company’s Form 10-K for the fiscal year ended December 31, 2018.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(3)
Equity compensation plans approved by security holders	4,265,072	$28.41	20,408,158
Equity compensation plans not approved by security holders	0	0	0
Total	4,265,072	$28.41	20,408,158
(1)

Represents shares underlying awards that have been granted under the terms of the 2016 Stock Incentive Plan (including Arconic equity awards that were re-issued and converted into Alcoa awards in connection with the Separation). Table amounts are comprised of: 1,959,927 shares issuable pursuant to stock options; 1,792,881 time-based RSUs; and 512,264 PRSUs (assuming maximum achievement, 1,416,958).

(2)	The weighted-average exercise price does not take into account RSUs or PRSUs, as such awards have no exercise price.
(3)

This number only reflects securities available for issuance under the 2016 Stock Incentive Plan. Under the terms of the plan, any award, other than an option or SAR, will count as 2.33 shares from November 1, 2016 until May 10, 2017 and 1.63 shares from May 10, 2017 and thereafter. Options and SARs will be counted as one share for each option or SAR.

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2019 PROXY STATEMENT

Item 4 Stockholder Proposal to Amend Stockholder Ability to Act by Written Consent

The Company has been notified of the intention to present the following resolution at our Annual Meeting. The Board and the Company accept no responsibility for the proposed resolution and supporting statement. As required by SEC rules, the resolution and supporting statement are printed verbatim below. Stockholders submitting a proposal must appear personally or by proxy at the Annual Meeting to move the proposal for consideration. Alcoa will provide the name, address and stock holding (to our knowledge) of the stockholder proponent promptly upon oral or written request made to the Secretary of the Company. The stockholder proposal follows.

Proposal 4 - Right to Act by Written Consent

Resolved, Shareholders request that our board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent is to be consistent with applicable law and consistent with giving shareholders the fullest power to act by written consent consistent with applicable law. This includes shareholder ability to initiate any valid topic for written consent.

Hundreds of major companies enable shareholder action by written consent. Taking action by written consent in place of a meeting is a means shareholders can use to raise important matters outside the normal annual meeting cycle.

This proposal topic won majority shareholder support at 13 major companies in a single year. This included 67%-support at both Allstate and Sprint. Hundreds of major companies enable shareholder action by written consent.

This proposal topic would have received a vote still higher than 67% at Allstate and Sprint if most shareholders at Allstate and Sprint had access to independent proxy voting advice. It is also more important to have a shareholder right to act by written consent since we do not have a right for 10% of shareholders to call for a special meeting.

The expectation is that, once this proposal is adopted, shareholders would not need to make use of this right of written consent because its mere existence will act as a guardrail to help ensue that our company is better managed by a more qualified and focused board. Our Directors and management will want to avoid shareholder action by written consent and will thus be more attentive to improving the Board of Directors and company performance.

Please vote yes:

Right to Act by Written Consent - Proposal 4

Statement of Opposition

The Board UNANIMOUSLY recommends that stockholders vote AGAINST this proposal for the following reasons:

Executive Summary of Board Opposition Statement.

The Board of Directors believes that adoption of this proposal is unnecessary and not in the best interests of stockholders for the following reasons:

•	Alcoa’s Stockholders Have an Existing Right to Call a Special Meeting of Stockholders
•	Alcoa’s Current Written Consent Provision is Consistent with Market Practice
•	Alcoa Has Instituted Best-In-Class Corporate Governance Practices that Protect Stockholder Interests and Ensure Accountability
•	Written Consent by Less Than All Stockholders is Secretive, Unfair, Undemocratic, and Lacks Transparency
•	Alcoa Has Other Multiple Channels for Stockholders to Raise Matters
•	A Lower Written Consent Threshold May Cause Significant Disruption and Confusion at the Company and for Stockholders

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2019 PROXY STATEMENT

Item 4 Stockholder Proposal to Amend Stockholder Ability to Act by Written Consent (continued)

Alcoa’s Stockholders Have an Existing Right to Call Special Meetings of Stockholders.

Alcoa’s Certificate of Incorporation and Bylaws provide for its stockholders holding at least 25% of its outstanding stock to call a special meeting of stockholders. Implementation of this proposal is unnecessary given the existing right of stockholders to call special meetings and the Company’s other governance practices described herein. Alcoa’s existing special meeting right strikes an appropriate balance between providing stockholders with a meaningful ability to call a special meeting and protecting against a small minority of stockholders using this mechanism for their own special interests. The Board believes that the current stockholder right to call a special meeting is the appropriate mechanism for stockholders to bring matters to the attention of the Company’s stockholders between annual meetings. A meeting is an inherently more structured, democratic and open process and helps to ensure the accuracy and completeness of information presented to all stockholders for their consideration and protects all stockholders’ interests by giving access to a properly noticed meeting in which any stockholder may participate and vote.

Alcoa’s Current Practice with Respect to Stockholder Action by Written Consent is Consistent with Market Practice.

Alcoa engages in a continuous quality improvement approach to corporate governance practices as deemed appropriate for our Company and in light of our existing practices. We monitor and evaluate trends in corporate governance and compare and evaluate new developments against our current practices. We understand that corporate governance is not static. Our review of current market practice shows an overwhelming majority of S&P 500 and Russell 1000 companies either do not permit stockholders to act by written consent or require that any stockholder action by written consent be unanimous. As such, most similarly sized companies do not permit the kind of stockholder action by written consent requested by the proponent and the Board believes the Company’s current provisions are consistent with market practice especially considering our other corporate governance practices.

Alcoa’s Existing Corporate Governance Structure and Practices Protect Stockholder Interests and Ensure Board Accountability.

The Board believes that the Company’s existing governance structure is in line with best practices, promotes director accountability, and benefits and protects our stockholders’ interests. This corporate governance structure was put in place at the time of the Company’s launch in November 2016. The Company’s leading governance practices include:

•	Independent Board. 11 of our 12 Board members are independent;
•	Separation of the Roles of CEO and Chairman. These roles are separate, and our Chairman is an independent director;
•	Annual Elections of Directors. All of our directors are elected annually;
•	Majority Vote Standard in Uncontested Director Elections with Resignation Policy. Each director is elected by a majority of votes cast and must tender his or her resignation if not elected;
•	Stockholder Right to Call a Special Meeting. Stockholders holding 25% of the outstanding shares of the Company’s stock for at least one year have the right to call special meetings of stockholders;
•	Proxy Access. Stockholders may nominate directors through proxy access;
•	Communication with the Board. Stockholders may communicate with any director (including our Chairman), any Board committee, or the full Board;
•

Director Stock Ownership Requirements. Directors are required to own equity in Alcoa to have the same economic interest in the performance of the Company as stockholders, which further aligns the directors’ interests with those of our stockholders;

•	No Poison Pill. Alcoa has not adopted a rights plan;

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2019 PROXY STATEMENT

Item 4 Stockholder Proposal to Amend Stockholder Ability to Act by Written Consent (continued)

•	Director Engagement. Our directors attended an average of 94% of Board and committee meetings in 2018; and
•

Annual Say on Pay Vote. At each annual meeting, stockholders are provided the opportunity to vote on Alcoa’s executive compensation programs. The Company’s Say on Pay approval rating has exceeded 95% at each of the last two annual meetings.

Proposed Action by Written Consent is a Secretive, Unfair, and Undemocratic Process, and Lacks Transparency.

The Board believes that a stockholder meeting allows for an open and transparent forum for meaningful and important disclosure and debate:

•	At such meetings, stockholders have the opportunity to express their views on proposed actions and participate in deliberations and vote;
•	The time and date of such meetings are announced publicly in advance of the meeting to provide adequate notice to all stockholders of the proposals to be considered; and
•

These and other procedures ensure that stockholders may raise matters for consideration and that all stockholders receive notice of, and have an opportunity to voice concerns about, proposed actions affecting the Company.

The Board believes that the Company’s existing special meeting right strikes an appropriate balance between providing stockholders with a meaningful ability to call a special meeting and protecting against a small minority of stockholders using this mechanism for their own special interests.

In contrast, the proposed action by written consent:

•	Permits a bare majority of stockholders to act alone without the knowledge and participation of all other stockholders;
•	Allows a limited number of stockholders to act on significant matters without providing advance notice of a proposal to the stockholders;
•	Prevents stockholders from having adequate time to review the subject matter of the proposal;
•	Deprives stockholders of the opportunity to consider alternative views on the proposal, or be afforded the opportunity to debate the merits of the proposal at an open meeting; and
•	Eliminates the need for engagement with the Company or the Board about the proposal.

For all these reasons, the proposed process is unfair and secretive.

Furthermore, the proposed action by written consent encourages short-term stock ownership by investors who can quietly accumulate ownership positions and take important corporate action without the procedural safeguards of waiting periods and compliance with disclosure rules, and other protections inherent in a stockholder meeting and the stockholder voting process. In effect, the proposed action by written consent could permit a limited group of stockholders to disenfranchise our minority stockholders while causing action on potentially significant matters.

The Board believes that the current stockholder right to call a special meeting is the appropriate mechanism for stockholders to bring matters to the attention of the Company’s stockholders between annual meetings. A meeting is an inherently more structured, democratic and open process and helps to ensure the accuracy and completeness of information presented to all stockholders for their consideration and protects all stockholders’ interests by giving access to a properly noticed meeting in which any stockholder may participate and vote.

Stockholders Currently Have the Ability to Raise Matters through Multiple Channels.

The Company actively engages with stockholders to provide an open and constructive forum for stockholders to express concerns. Alcoa’s stockholder engagement efforts allow the Company to better understand the priorities and perspectives of its stockholders and enables Alcoa to effectively address the issues that matter most to its stockholders as deemed appropriate by the Board and management. In the past year, Alcoa has pursued multiple channels of engagement, including in-person and teleconference meetings with our stockholders. Through these activities, we discuss and receive

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2019 PROXY STATEMENT

Item 4 Stockholder Proposal to Amend Stockholder Ability to Act by Written Consent (continued)

input, provide additional information, and address questions on our corporate strategy, executive compensation programs, corporate governance, and other topics of interest to our stockholders. Furthermore, stockholders may use our annual meeting to communicate their concerns to management, the Board and other stockholders by including stockholder proposals in proxy materials to be considered by our full stockholder base. Additionally, stockholders have the ability to hold our directors accountable through annual elections and our majority voting standard and have the ability to nominate candidates to the Board both through traditional processes and our proxy access procedures.

A Lower Written Consent Threshold Could Create Confusion and Disruption for Stockholders and Alcoa.

The Board believes that permitting stockholder action by written consent is not appropriate for a widely held public company such as Alcoa. If permitted, multiple stockholder groups could solicit multiple written consents simultaneously, some of which may be duplicative or contradictory, and potentially create substantial confusion and disruption for stockholders related to the lack of transparency of a written consent process. Moreover, responding to open solicitations for written consents would impose significant administrative and financial burdens on the Company, while providing little or no corresponding benefit to stockholders.

The Board of Directors recommends a vote “AGAINST” Item 4, this stockholder proposal regarding stockholder ability to act by written consent.

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2019 PROXY STATEMENT

Questions and Answers

About the Meeting and Voting

1.	Who is entitled to vote and how many votes do I have?

If you were a holder of Alcoa common stock at the close of business on the record date, March 12, 2019, you are eligible to vote at the Annual Meeting. For each matter presented for vote, you have one vote for each share you own.

2.	What is the difference between holding shares as a stockholder of record, a registered stockholder, and as a beneficial owner of shares?

Stockholder of Record or Registered Stockholder. If your shares of common stock are registered directly in your name with our transfer agent, Computershare, you are considered a “stockholder of record” or a “registered stockholder” of those shares.

Beneficial Owner of Shares. If your shares are held in an account at a bank, brokerage firm, or other similar organization, then you are a beneficial owner of shares held in “street name.” In that case, you will have received these proxy materials from the bank, brokerage firm, or other similar organization holding your account and, as a beneficial owner, you have the right to direct your bank, brokerage firm, or similar organization how to vote the shares held in your account.

3.	How do I vote if I am a stockholder of record?

By Telephone or Internet. All stockholders of record can vote by telephone within the U.S., U.S. territories, and Canada, by using the toll-free telephone number on the proxy or voting instruction card, or through the Internet, at the web address provided and by using the procedures and instructions described on the proxy or voting instruction card. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares, and to confirm that their instructions have been recorded properly.

By Written Proxy. All stockholders of record can also vote by written proxy card. If you are a stockholder of record and receive a Notice of Internet Availability of Proxy Materials (“Notice”), you may request a written proxy card by following the instructions included in the Notice. If you sign and return your proxy card but do not mark any selections giving specific voting instructions, your shares represented by that proxy will be voted as recommended by the Alcoa Board.

In Person. All stockholders of record may vote in person at the Annual Meeting. See Question 6 below regarding how to obtain an admission ticket to the Annual Meeting.

Whether or not you plan to attend the meeting, we encourage you to vote by proxy as soon as possible. Your shares will be voted in accordance with your instructions.

4.	How do I vote if I am a beneficial owner of shares?

Your broker is not permitted to vote on your behalf on “non-routine” matters, unless you provide specific instructions by completing and returning the voting instruction form from your broker, bank, or other similar organization or by following the instructions provided to you for voting your shares via telephone or the Internet. For the Annual Meeting, only the ratification of the selection of PricewaterhouseCoopers LLP as auditors for 2019 (Item 2) is considered to be a routine matter. For your vote to be counted with respect to non-routine matters (Items 1, 3 and 4), you will need to communicate your voting decisions to your broker, bank, or other similar organization before the date of the Annual Meeting. If you wish to vote your shares at the Annual Meeting, you must obtain a “legal proxy” from the broker, bank, or similar organization and bring it with you to hand in with your ballot. You will also need an admission ticket if you plan to attend the Annual Meeting; please see Question 6 below regarding how to obtain one.

5.	How do I vote if I participate in one of the employee savings plans?

You must provide the trustee of the employee savings plan with your voting instructions in advance of the meeting. You may do so by returning your voting instructions by mail, or submitting them by telephone or electronically using

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2019 PROXY STATEMENT

Questions and Answers About the Meeting and Voting (continued)

the Internet. You cannot vote your shares in person at the Annual Meeting; the trustee is the only one who can vote your shares. The trustee will vote your shares as you have instructed. If the trustee does not receive your instructions, your shares generally will be voted in proportion to the way the other plan participants voted. To allow sufficient time for voting by the trustee, your voting instructions must be received by 6:00 a.m., EDT, on May 7, 2019.

6.	How do I attend the Annual Meeting?

You may attend the meeting if you were a stockholder as of the close of business on the record date of March 12, 2019.

If you plan to attend the meeting, you will need an admission ticket:

•

Stockholder of Record or Stockholder in Alcoa Savings Plans. If you are a stockholder of record (meaning, your shares of common stock are registered directly in your name with our transfer agent, Computershare) or you are a participant in a retirement or savings plan maintained by Alcoa and wish to attend the Annual Meeting, please have your Notice available and call 1-866-804-9594 or visit www.AlcoaAdmissionTicket.com and follow the instructions provided to obtain an admission ticket. However, if you have a paper proxy card because you received the proxy materials in paper form, your admission ticket is on the top half of the proxy card. Please tear off the admission ticket and bring it with you to the Annual Meeting, along with a valid photo identification.

•

Beneficial Owner of Shares. If a broker, bank, or other similar organization holds your shares and you would like to attend the meeting, please write to Alcoa Corporation, 201 Isabella Street, Suite 500, Pittsburgh, Pennsylvania 15212-5858, Attention: Secretary, or email Corporate_Secretary@Alcoa.com. Please include a copy of your brokerage account statement showing your ownership of Alcoa stock as of the record date of March 12, 2019, or a legal proxy (which you can obtain from your broker, bank, or other similar organization), and we will send you an admission ticket. Alternatively, you may bring proof of ownership, such as your brokerage account statement, that clearly shows that you held Alcoa common stock on the record date of March 12, 2019, or a legal proxy from your bank, broker, or other nominee. You must also bring valid photo identification.

Please note, the Annual Meeting will begin promptly at 10:00 a.m. EDT. No late admittance will be permitted. For security purposes, no large bags, backpacks, briefcases, packages, or umbrellas will be permitted in the meeting room or adjacent areas, and other items will be subject to search. The use of cameras, audio or video recording equipment, cell phones, computers, and similar devices and recording equipment will be prohibited in the meeting.

7.	What does it mean if I receive more than one Notice?

If you are a stockholder of record or participate in Alcoa’s employee savings plans, you will receive one Notice (or if you are an employee with an Alcoa email address, an email proxy form that will be disseminated at the time the Notice and this Proxy Statement is first available to stockholders) for all shares of common stock held in or credited to your accounts as of the record date, if the account names are exactly the same. If your shares are registered differently and are in more than one account, you will receive more than one Notice or email proxy form, and in that case, you can and are urged to vote all of your shares, which will require you to vote more than once. To avoid this situation in the future, we encourage you to have all accounts registered in the same name and address whenever possible. You can do this by contacting our transfer agent, Computershare, at 1-800-522-6645 (in the U.S. and Canada) or 1-201-680-6578 (all other locations) or through the Computershare website, www.computershare.com.

8.	Can I change my vote?

There are several ways in which you may revoke your proxy or change your voting instructions before the time of voting at the meeting (please note that, in order to be counted, the revocation or change must be received by 6:00 a.m. EDT on May 8, 2019, or by 6:00 a.m. EDT on May 6, 2019 in the case of instructions to the trustee of an employee savings plan):

•	Vote again by telephone or at the Internet website.
•	Transmitting a revised proxy card or voting instruction form that is dated later than the prior one.

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2019 PROXY STATEMENT

Questions and Answers About the Meeting and Voting (continued)

•	Stockholders of record may vote in person at the Annual Meeting.
•	Stockholders of record may notify Alcoa’s Secretary in writing that a prior proxy is revoked.
•	Employee savings plan participants may notify the plan trustee in writing that prior voting instructions are revoked or are changed.

The latest-dated, timely, properly completed proxy that you submit, whether by mail, telephone, or the Internet, will count as your vote. If a vote has been recorded for your shares and you subsequently submit a proxy card that is not properly signed and dated, then the previously recorded vote will stand. Your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote by ballot at the Annual Meeting or specifically request in writing that your prior proxy be revoked.

9.	Is my vote confidential?

Yes. Proxy cards, ballots, and voting tabulations that identify stockholders are kept confidential except:

•	as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company;
•	in the case of a contested proxy solicitation; or
•	to allow the independent inspector of elections to certify the results of the vote.

Corporate Election Services, Inc., the independent proxy tabulator used by Alcoa, counts the votes and acts as the inspector of elections for the meeting.

10.	What is a Broker Non-Vote?

A “broker non-vote” occurs when a broker submits a proxy for a matter but does not have the authority to vote because the beneficial owner did not provide voting instructions on such matter. Under NYSE rules, the proposal to ratify the appointment of independent auditors (Item 2) is considered a “discretionary” or “routine” item. This means that brokerage firms may vote on such item in their discretion on behalf of clients (beneficial owners) who have not furnished voting instructions at least 15 days before the date of the Annual Meeting. In contrast, all of the other proposals set forth in this Proxy Statement are “non-discretionary” or “non-routine” items; brokerage firms that have not received voting instructions from their clients on these matters may not vote on these proposals.

11.	What constitutes a “quorum” for the meeting?

A quorum is a majority of the outstanding shares that are entitled to vote as of the record date present at the meeting or represented by proxy. A quorum is necessary to conduct business at the Annual Meeting. Your shares will be counted as present at the Annual Meeting if you have properly voted by proxy. Abstentions and broker non-votes count as present at the meeting for purposes of determining a quorum. If you vote to abstain on one or more proposals, your shares will be counted as present for purposes of determining the presence of a quorum.

12.	What is the voting requirement to approve each of the proposals, and how are votes counted?

At the close of business on March 12, 2019, the record date for the meeting, Alcoa had 185,516,624 outstanding shares of common stock. Each share of common stock outstanding on the record date is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

Alcoa is incorporated in the State of Delaware and its shares are listed on the NYSE. As a result, the Delaware General Corporation Law (the “DGCL”) and the NYSE listing standards govern the voting standards applicable to actions taken by our stockholders. Under our Bylaws, when a quorum is present, in all matters other than the election of directors, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the Company’s stockholders. Under the DGCL and our Bylaws, shares that abstain constitute shares that are present and entitled to vote. Shares abstaining have the practical effect of being voted “against” the matter, other than in the election of directors.

With respect to the election of directors, in order to be elected, each nominee must receive the affirmative vote of a majority of the votes cast at the meeting in respect of his or her election. Broker non-votes and abstentions will have no impact, as they are not counted as votes cast for this purpose.

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2019 PROXY STATEMENT

Questions and Answers About the Meeting and Voting (continued)

A description of the voting requirements and related effect of abstentions and broker non-votes on each item for stockholder proposal is as follows:

	Voting Options:	Board Recommendation	Vote Required to Adopt the Proposal	Effect of Abstentions and Broker Non-Votes
Item 1—Election of 12 Directors Identified in the Proxy Statement	“For,” “Against,” or “Abstain” on each nominee	FOR” each nominee	Majority of votes cast for such nominee	None
Item 2—Ratification of the Appointment of PricewaterhouseCoopers LLP as our Independent Auditor for 2019	“For,” “Against,” or “Abstain”	“FOR”	Majority of shares represented at the Annual Meeting and entitled to vote	Abstentions are treated as votes “against.” Brokers have discretion to vote on this item.
Item 3—Advisory Vote to Approve 2018 Named Executive Officer Compensation	“For,” “Against,” or “Abstain”	“FOR”	Majority of shares represented at the Annual Meeting and entitled to vote	Abstentions are treated as votes “against.” Broker non-votes have no effect.
Item 4—Stockholder Proposal to Amend Stockholder Ability to Act by Written Consent	“For,” “Against,” or “Abstain”	“AGAINST”	Majority of shares represented at the Annual Meeting and entitled to vote	Abstentions are treated as votes “against.” Broker non-votes have no effect.

13.	Who pays for the solicitation of proxies?

Alcoa pays the cost of soliciting proxies. Proxies will be solicited by Alcoa on behalf of the Board by mail, telephone, other electronic means or in person. We have retained Innisfree M&A Inc., 501 Madison Avenue, New York, NY 10022, to assist with the solicitation for an estimated fee of $15,000, plus expenses. We will reimburse brokerage firms and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to stockholders and obtaining their votes. Our employees may also solicit proxies for no additional compensation.

14.	How do I comment on Company business?

Your comments are collected when you vote using the Internet. We also collect comments from the proxy card if you vote by mailing the proxy card. You may also send your comments to us at Alcoa Corporation, 201 Isabella Street, Suite 500, Pittsburgh, Pennsylvania 15212-5858, Attention: Secretary. Although it is not possible to respond to each stockholder, your comments help us to understand your concerns.

15.	When are the 2020 stockholder proposals due?

To be considered for inclusion in the Company’s 2020 proxy statement, stockholder proposals submitted in accordance with SEC Rule 14a-8 must be received in writing at our principal executive offices no later than November 20, 2019. Address all stockholder proposals to: Alcoa Corporation, 201 Isabella Street, Suite 500, Pittsburgh, Pennsylvania 15212-5858, Attention: Secretary. For any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at the Annual Meeting, notice of intention to present the proposal, including all information required to be provided by the stockholder in accordance with the Company’s Bylaws, must be received in writing at our principal executive offices by February 8, 2020, and no earlier than January 9, 2020. Address all notices of intention to present proposals at the 2020 Annual Meeting to: Alcoa Corporation, 201 Isabella Street, Suite 500, Pittsburgh, Pennsylvania 15212-5858, Attention: Secretary.

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Questions and Answers About the Meeting and Voting (continued)

16.	What is “householding”?

Stockholders of record who have the same last name and address and who request paper copies of the proxy materials will receive only one copy unless one or more of them notifies us that they wish to receive individual copies. This method of delivery, known as “householding,” will help ensure that stockholder households do not receive multiple copies of the same document, helping to reduce our printing and postage costs, as well as saving natural resources.

We will deliver promptly, upon written or oral request, a separate copy of the 2018 Annual Report, Proxy Statement, or Notice of Internet Availability of Proxy Materials, as applicable, to a security holder at a shared address to which a single copy of the document was delivered. Please direct such requests to Alcoa Corporation, 201 Isabella Street, Suite 500, Pittsburgh, Pennsylvania 15212-5858, Attention: Secretary or by email at Corporate_Secretary@Alcoa.com.

Stockholders of record may request to begin or to discontinue householding in the future by contacting our transfer agent, Computershare, at 1-800-522-6645 (in the U.S. and Canada), 1-201-680-6578 (all other locations), by mail to Computershare Investor Services, P.O. Box 505000, Louisville, KY 40233-5000 or through the Computershare website, www.computershare.com. Stockholders owning their shares through a bank, broker, or other nominee may request to begin or to discontinue householding by contacting their bank, broker or other nominee.

17.	How may I obtain a copy of Alcoa’s 2018 Annual Report and proxy materials?

The Company will provide by mail or email, without charge, a copy of its Annual Report on Form 10-K for the year ended December 31, 2018 (not including exhibits and documents incorporated by reference), the Proxy Statement for this Annual Meeting, and the annual report and proxy materials for future Annual Meetings (once available) at your request. Please direct all requests to Alcoa Corporation, 201 Isabella Street, Suite 500, Pittsburgh, Pennsylvania 15212-5858, Attention: Secretary, call 412-315-2900, or email Corporate_Secretary@Alcoa.com. These materials also are available, free of charge, on Alcoa’s website at www.alcoa.com. Requests for materials relating to the Annual Meeting, by calling 1-800-516-1564, must be made by April 24, 2019 to facilitate timely delivery.

18.	Can other business in addition to the items listed on the agenda be transacted at the meeting?

The Company knows of no other business to be presented for consideration at the meeting other than the items indicated in the Notice. If other matters are properly presented at the meeting, the persons designated as authorized proxies on your proxy card may vote on such matters in their discretion.

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2019 PROXY STATEMENT

ATTACHMENT A — Definitions and Calculations of Financial Measures

Management does not consider these non-GAAP measures to be a replacement of the most directly comparable GAAP measures, but instead provides such measures as additional information to consider when evaluating the Company’s financial performance.

Annual Incentive Compensation Plan

Reconciliation of Adjusted EBITDA (in millions)

	Year ended
	December 31,
	2018	2017
Net income attributable to Alcoa Corporation	$227	$217
Add:
Net income attributable to noncontrolling interest	644	342
Provision for income taxes	726	600
Other expenses, net(1)	64	27
Interest expense	122	104
Restructuring and other charges	527	309
Provision for depreciation, depletion, and amortization	733	750
Adjusted EBITDA(1)	$3,043	$2,349
Special items(2)	58	88
Adjusted EBITDA, excluding special items(1)	$3,101	$2,437

Alcoa Corporation’s definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation, depletion, and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation, depletion, and amortization. Adjusted EBITDA is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because Adjusted EBITDA provides additional information with respect to Alcoa Corporation’s operating performance and the Company’s ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies. Special items are comprised of restructuring and other charges, discrete income tax items, and other items management deems appropriate to exclude from non-GAAP performance measures.

(1)

On January 1, 2018, Alcoa Corporation adopted guidance issued by the Financial Accounting Standards Board to the presentation of net periodic benefit cost related to pension and other postretirement benefit plans. This guidance requires the non-service cost components of net periodic benefit cost to be reported separately from the service cost component in an entity’s income statement. Additionally, this guidance is required to be applied retrospectively. Accordingly, previously reported amounts for Cost of goods sold, Selling, general administrative, and other expenses, and Other expenses, net on Alcoa Corporation’s Statement of Consolidated Operations have been recast to reflect these changes. As a result, for the year ended December 31, 2017, Other expenses, net changed by $85. Moreover, previously reported amounts for Adjusted EBITDA and Adjusted EBITDA, excluding special items have been updated to reflect these changes. See recently Adopted Accounting Guidance in Note B to the Consolidated Financial Statements in Part II Item 8 of Alcoa’s 2018 Annual Report for additional information.

A-1

2019 PROXY STATEMENT

Attachment A (continued)

(2)	Special items include the following:
•

for the year ended December 31, 2018, a loss on a contractor arbitration matter ($26) and costs related to each of the following: the partial restart of the Warrick (Indiana) smelter ($20), a work stoppage at the Bécancour (Canada) smelter ($11 (primarily contractor services)), and a collective employee dismissal process at the Avilés and La Coruña (Spain) smelters ($1 (primarily contractor services)).

•

for the year ended December 31, 2017, costs related to the partial restart of the Warrick (Indiana) smelter ($46), an unfavorable impact due to the near-term power market exposure as a result of renegotiating a hedging contract related to forecasted future spot market power purchases for the Portland (Australia) smelter ($21), settlement of legacy tax matters in Brazil ($11), a write-down of inventory related to the permanent closure of the Rockdale (Texas) smelter ($6), and preparation and contingency costs for a potential work stoppage (lockout commenced on January 11, 2018) at the Bécancour (Canada) smelter ($4).

Reconciliation of Free Cash Flow (in millions)

	Year ended
	December 31,
	2018*	2017
Cash from operations	$448	$1,224
Capital expenditures	(399)	(405)
Free cash flow	$49	$819

Free Cash Flow is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures, which are both necessary to maintain and expand Alcoa Corporation’s asset base and expected to generate future cash flows from operations. It is important to note that Free Cash Flow does not represent the residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure.

*

Cash from operations for the year ended December 31, 2018 includes a $500 cash outflow for discretionary contributions made to three of Alcoa Corporation’s U.S. defined benefit pension plans. The $500 was funded with the gross proceeds of 6.125% senior notes due 2028 issued in May 2018.

Long-Term Equity Incentive Plan

Return on Capital Improvement

The Company’s ROC measure is calculated by dividing after-tax earnings by average capital base. After-tax earnings is determined as follows: Income before income taxes plus an addback for both interest expense and special items minus a deduction for interest income, the result of which is multiplied by a 35% tax rate. Special items are comprised of restructuring and other charges, discrete income tax items, and other items management deems appropriate to exclude from non-GAAP performance measures such as Adjusted Income and Adjusted EBITDA as described above. Average capital base is determined as follows: Total assets less cash and cash equivalents, restricted cash, short-term investments, and current liabilities (except for current portion of long-term debt and short-term borrowings). Each of these components represents the average of such amount as of the end of each of the Company’s four quarters in a given calendar year.

A-2

ALCOA CORPORATION
201 Isabella Street
Suite 500
Pittsburgh, PA 15212-5858
Tel 1.412.315.2900
www.alcoa.com

CONNECT WITH US

c/o Corporate Election Services P. O. Box 3230 Pittsburgh, PA 15230-9404	Alcoa Corporation Annual Meeting of Stockholders 10:00 a.m. EDT Wednesday, May 8, 2019 Fairmont Pittsburgh Grand Ballroom 510 Market Street Pittsburgh, PA 15222

Admission Ticket

This ticket is not transferable.

Please keep this ticket to be

admitted to the annual meeting.

You will also need to present valid photo

identification for admission to the meeting.

Fold and detach here
VOTE BY MAIL	THREE WAYS TO VOTE
Return your proxy in the postage-paid envelope provided.

Vote by Mail. Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to Alcoa Corporation, c/o Corporate Election Services, P.O. Box 3230, Pittsburgh, PA 15230-9404.

VOTE BY INTERNET

Vote by Internet. Have your proxy card available when you access the website www.cesvote.com or scan the QR code with your smartphone, and follow the simple directions presented on the secure website to record your vote.

Access this website to cast your vote. www.cesvote.com

VOTE BY TELEPHONE	Vote by Telephone. Have your proxy card available when you call toll-free 1-888-693-8683 using a touch-tone phone and follow the simple directions presented to record your vote.
Call toll-free using a touch-tone telephone. 1-888-693-8683

QR CODE

Vote 24 hours a day, 7 days a week. Your telephone or Internet vote must be received by 6:00 a.m. EDT on May 8, 2019, to be counted. If you vote by Internet or by telephone, please do not mail your proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 8, 2019—the proxy statement and the annual report are available at www.ViewMaterial.com/AA.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS	Alcoa Corporation 201 Isabella Street, Suite 500 Pittsburgh, PA 15212-5858

The undersigned hereby appoints Roy C. Harvey, Jeffrey D. Heeter, and Marissa P. Earnest, and each of them, attorneys and proxies with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock of Alcoa Corporation the undersigned is entitled to vote, including with all the powers which the undersigned would possess if personally present at the Annual Meeting of Stockholders of Alcoa Corporation to be held on May 8, 2019, and at any adjournment or postponement thereof. The shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the proxies will vote FOR all nominees listed in Item 1 (Election of Directors), FOR Item 2 (Ratification of Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Auditor for 2019), FOR Item 3 (Advisory vote to Approve 2018 Named Executive Officer Compensation) and, if properly presented, AGAINST Item 4 (Stockholder Proposal to Amend Stockholder Ability to Act by Written Consent). The proxies are authorized to vote, in their discretion and to the extent permitted by applicable law or rule, upon other matters that may arise during the 2019 Annual Meeting. The deadline for voting online or by telephone is 6:00 a.m. EDT on May 8, 2019. If you vote by mail, your proxy card must be received before the meeting for your vote to be counted.

This card also serves as voting instructions to the trustee of each employee savings plan sponsored by Alcoa, its subsidiaries or affiliates with respect to shares of common stock of Alcoa Corporation held by the undersigned under any such plans. If you hold shares in an Alcoa savings plan, your voting instructions must be received by 6:00 a.m. EDT on May 6, 2019, or the trustee will vote your plan shares in the same proportion as those plan shares for which instructions have been received.

Your vote on the election of directors and the other proposals described in the accompanying Proxy Statement may be specified on the reverse side. If properly signed, dated and returned, this proxy will be voted as specified on the reverse side or, if no choice is specified, this proxy will be voted in accordance with the recommendation of the Board of Directors.

Comments:

(Vote on the other side	)

 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

(continued from the other side)

P R O X Y	Please mark your choices clearly in the appropriate boxes. If no choice is specified, this proxy will be voted FOR all nominees listed in Item 1, FOR Items 2 and 3, and AGAINST Item 4.
	THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED IN ITEM 1, FOR ITEMS 2 AND 3, AND AGAINST ITEM 4.
	1. Election of Directors – Nominees to serve for a one-year term expiring at the 2020 Annual Meeting:
		1.	Michael G. Morris	☐	FOR	☐	AGAINST	☐	ABSTAIN	7.	James E. Nevels	☐	FOR	☐	AGAINST	☐	ABSTAIN
		2.	Mary Anne Citrino	☐	FOR	☐	AGAINST	☐	ABSTAIN	8.	James W. Owens	☐	FOR	☐	AGAINST	☐	ABSTAIN
		3.	Timothy P. Flynn	☐	FOR	☐	AGAINST	☐	ABSTAIN	9.	Carol L. Roberts	☐	FOR	☐	AGAINST	☐	ABSTAIN
		4.	Kathryn S. Fuller	☐	FOR	☐	AGAINST	☐	ABSTAIN	10.	Suzanne Sitherwood	☐	FOR	☐	AGAINST	☐	ABSTAIN
		5.	Roy C. Harvey	☐	FOR	☐	AGAINST	☐	ABSTAIN	11.	Steven W. Williams	☐	FOR	☐	AGAINST	☐	ABSTAIN
		6.	James A. Hughes	☐	FOR	☐	AGAINST	☐	ABSTAIN	12.	Ernesto Zedillo	☐	FOR	☐	AGAINST	☐	ABSTAIN
	2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for 2019										☐	FOR	☐	AGAINST	☐	ABSTAIN
	3.	Advisory vote to approve 2018 named executive officer compensation										☐	FOR	☐	AGAINST	☐	ABSTAIN
	4.	Stockholder proposal to amend stockholder ability to act by written consent										☐	FOR	☐	AGAINST	☐	ABSTAIN

Signature	Signature (if held jointly)	Date

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Please sign exactly as your name or names appear(s) on this proxy card. If shares are held jointly, EACH holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.